      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        ENSCO INTERNATIONAL INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          1381                  76-0232579
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                         ------------------------------

                              2700 FOUNTAIN PLACE
                                1445 ROSS AVENUE
                            DALLAS, TEXAS 75202-2792
                                 (214) 922-1500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                              C. CHRISTOPHER GAUT
               VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER
                              2700 FOUNTAIN PLACE
                                1445 ROSS AVENUE
                            DALLAS, TEXAS 75202-2792
                                 (214) 922-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH COPIES TO:

           Daniel W. Rabun                          David S. Peterman
           Baker & McKenzie                 Akin, Gump, Strauss, Hauer & Feld,
                                                          L.L.P.
      4500 Trammell Crow Center             1900 Pennzoil Place - South Tower
           2001 Ross Avenue                        711 Louisiana Street
         Dallas, Texas 75201                       Houston, Texas 77002

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 as soon as practicable after the effective date of this Registration Statement

                         ------------------------------


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        ENSCO INTERNATIONAL INCORPORATED

                            ------------------------

                CROSS-REFERENCE SHEET BETWEEN ITEMS IN FORM S-4
            AND PROSPECTUS PURSUANT TO ITEM 501(B) OF REGULATION S-K

                            FORM S-4 ITEM                                               LOCATION IN PROSPECTUS
- ----------------------------------------------------------------------  -------------------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus.................  Outside Front Cover Page
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.....................................  Table of Contents; Available Information; Incorporation
                                                                         of Certain Documents by Reference
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                       and Other Information..........................  Summary; Risk Factors; The Merger; The Companies
                  4.  Terms of the Transaction........................  Incorporation of Certain Documents by Reference;
                                                                         Summary; The Special Meeting; The Merger; Certain
                                                                         Provisions of the Merger Agreement; The Companies;
                                                                         Comparisons of Stockholders' Rights
                  5.  Pro Forma Financial Information.................  Summary; Unaudited Combined Condensed Pro Forma
                                                                         Financial Information
                  6.  Material Contacts with Company Being Acquired...  Summary; The Merger; Certain Provisions of the Merger
                                                                         Agreement
                  7.  Additional Information Required for Reoffering
                       by Persons and Parties Deemed to be
                       Underwriters...................................  Not Applicable
                  8.  Interests of Named Experts and Counsel..........  Not Applicable
                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act
                       Liabilities....................................  Not Applicable
B. INFORMATION ABOUT THE REGISTRANT
                 10.  Information with Respect to S-3 Registrants.....  Available Information; Incorporation of Certain
                                                                         Documents by Reference; Summary; The Companies; The
                                                                         Merger
                 11.  Incorporation of Certain Information by
                       Reference......................................  Incorporation of Certain Documents by Reference
                 12.  Information with Respect to S-2 or S-3
                       Registrants....................................  Not Applicable
                 13.  Incorporation of Certain Information by
                       Reference......................................  Not Applicable
                 14.  Information with Respect to Registrants Other
                       Than S-3 or S-2 Registrants....................  Not Applicable

                            FORM S-4 ITEM                                               LOCATION IN PROSPECTUS
- ----------------------------------------------------------------------  -------------------------------------------------------
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
                 15.  Information with Respect to S-3 Companies.......  Outside Front Cover Page; Available Information;
                                                                         Incorporation of Certain Documents by Reference;
                                                                         Summary; The Companies; The Merger
                 16.  Information with Respect to S-2 or S-3
                       Companies......................................  Not Applicable
                 17.  Information with Respect to Companies Other Than
                       S-2 or S-3 Companies...........................  Not Applicable
D. VOTING AND MANAGEMENT INFORMATION
                 18.  Information if Proxies, Consents or
                       Authorizations Are to be Solicited.............  Available Information; Incorporation of Certain
                                                                         Documents by Reference
                      (1) Date, Time and Place Information............  Outside Front Cover Page; Summary; The Special Meeting
                      (2) Revocability of Proxy.......................  Summary; The Special Meeting
                      (3) Dissenters' Rights of Appraisal.............  Summary; Comparisons of Stockholder Rights
                      (4) Persons Making the Solicitation.............  Outside Front Cover Page; Summary; The Special Meeting
                      (5) Interest of Certain Persons in Matters to be
                          Acted Upon and Voting Securities and
                          Principal Holders Thereof...................  Incorporation of Certain Documents by Reference;
                                                                         Summary; The Special Meeting; The Merger; Certain
                                                                         Provisions of the Merger Agreement
                      (6) Vote Required for Approval..................  Summary; The Special Meeting
                      (7) Directors and Executive Officers' Executive
                          Compensation, and Certain Relationships and
                          Related Transactions........................  Summary; Incorporation of Certain Documents by
                                                                         Reference; The Merger; Certain Provisions of the
                                                                         Merger Agreement
                 19.  Information if Proxies, Consents or
                       Authorizations are not to be Solicited in an
                       Exchange Offer.................................  Not Applicable

                                  [DUAL LOGO]

                             DUAL DRILLING COMPANY

                          5956 SHERRY LANE, SUITE 1500
                              DALLAS, TEXAS 75225

                                  May 14, 1996

To the Stockholders of DUAL DRILLING COMPANY:

    Enclosed are a Notice of Special Meeting of Stockholders, a Prospectus/Proxy Statement, and a Proxy for a Special Meeting of Stockholders (the "Special Meeting") of DUAL DRILLING COMPANY ("DUAL") to be held on June 12, 1996 at 10:00 a.m., Central time, at Park City Club, 5956 Sherry Lane., Suite 1700, Dallas, Texas 75225.

    At the Special Meeting you will be asked to consider and vote on a proposal to approve and adopt a Merger Agreement pursuant to which a wholly-owned subsidiary of ENSCO International Incorporated ("ENSCO") will be merged with and into DUAL, as a result of which DUAL will become a wholly-owned subsidiary of ENSCO. The terms of the Merger Agreement provide that holders of the common stock of DUAL will receive for each share of DUAL common stock owned as of the effective time of the merger 0.625 of a share of ENSCO common stock. Additionally, you will be asked to approve the DUAL Special Performance Unit Plan. Details of the matters to be considered at the Special Meeting are set forth in the accompanying Prospectus/Proxy Statement which you should read carefully.

    After careful consideration, the Board of Directors of DUAL has approved the Merger Agreement and recommends that all stockholders vote for its approval. The Board of Directors of DUAL has received a written opinion from its financial advisor, Simmons & Company International, dated as of March 21, 1996, that the consideration to be received by DUAL stockholders pursuant to the Merger Agreement is fair to the DUAL stockholders from a financial point of view as of that date.

    All stockholders are invited to attend the Special Meeting in person. The affirmative vote of a majority of the outstanding shares of common stock of DUAL will be necessary for approval and adoption of the Merger Agreement, and the affirmative vote of a majority of the total number of shares of common stock of DUAL represented and entitled to vote at the Special Meeting or any adjournment thereof will be necessary for approval of the adoption of the DUAL Special Performance Unit Plan.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                          Sincerely,

                                               [LOGO]
                                          DAVID W. SKARKE
                                          CHAIRMAN OF THE BOARD

                             DUAL DRILLING COMPANY

                          5956 SHERRY LANE, SUITE 1500
                              DALLAS, TEXAS 75225
                              TEL: (214) 373-6200

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 1996
                             ---------------------

    A Special Meeting of Stockholders (the "Special Meeting") of DUAL DRILLING COMPANY, a Delaware corporation ("DUAL"), will be held on June 12, 1996 at 10:00 a.m., Central time, at Park City Club, 5956 Sherry Lane., Suite 1700, Dallas, Texas 75225, for the following purposes:

    (i) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of March 21, 1996 (restated, as amended, the "Merger Agreement") among ENSCO International Incorporated, a Delaware corporation ("ENSCO"), DDC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of ENSCO ("Merger Subsidiary"), and DUAL, pursuant to which, among other things (a) Merger Subsidiary would be merged with and into DUAL, as a result of which DUAL would become a wholly-owned subsidiary of ENSCO and (b) each stockholder of DUAL would receive for each share of DUAL's common stock owned as of the effective time of the Merger 0.625 of a share of ENSCO common stock, par value $.10 per share, as described in the accompanying Prospectus/Proxy Statement. A copy of the Merger Agreement is attached to the Prospectus/Proxy Statement as Appendix A.

    (ii) To consider and vote on a proposal to approve the DUAL Special Performance Unit Plan.

    (iii) To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

    Stockholders of record of DUAL's common stock at the close of business on May 1, 1996, will be entitled to vote as set forth in the accompanying Prospectus/Proxy Statement at the Special Meeting and any adjournment thereof. Only holders of record of DUAL's common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any Company stockholder at DUAL's office, for purposes pertaining to the Special Meeting, during normal business hours for a period of ten days prior to the Special Meeting.

    You are cordially invited and urged to attend the Special Meeting in person. Whether or not you plan to attend, please complete, sign, date and promptly return the enclosed Proxy in the enclosed self-addressed, stamped envelope. A stockholder of DUAL who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting.

    THE BOARD OF DIRECTORS OF DUAL HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND HAS ADOPTED THE DUAL SPECIAL PERFORMANCE UNIT PLAN. THE BOARD OF DIRECTORS OF DUAL RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE DUAL SPECIAL PERFORMANCE UNIT PLAN. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF DUAL, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR COOPERATION IS APPRECIATED.

                                          By order of the Board of Directors,

                                          DUAL DRILLING COMPANY

                                               [LOGO]
                                          ROBERT F. CHRONE
                                          SECRETARY

Dallas, Texas
May 14, 1996

PROSPECTUS/PROXY STATEMENT

                       [LOGO]                                    [DUAL LOGO]
       ENSCO INTERNATIONAL INCORPORATED                     DUAL DRILLING COMPANY
               4,651,474 SHARES                        SPECIAL MEETING OF STOCKHOLDERS
               OF COMMON STOCK,                                   TO BE HELD
           PAR VALUE $.10 PER SHARE                             JUNE 12, 1996

    This Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") is being furnished to the stockholders of DUAL DRILLING COMPANY, a Delaware corporation ("DUAL"), in connection with the solicitation of proxies by the Board of Directors of DUAL for use at a special meeting of stockholders of DUAL to be held on June 12, 1996, and any adjournments or postponements thereof (the "Special Meeting").

    At the Special Meeting, holders of shares of common stock, par value $.01 per share, of DUAL ("DUAL Common Stock") will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of March 21, 1996 (restated, as amended, the "Merger Agreement"), among ENSCO International Incorporated, a Delaware corporation ("ENSCO"), DDC Acquisition Company, a Delaware corporation and a wholly owned subsidiary of ENSCO ("Merger Subsidiary"), and DUAL, pursuant to which DUAL will merge with and into Merger Subsidiary (the "Merger"). As a result of the Merger, DUAL will become a wholly-owned subsidiary of ENSCO and each share of DUAL Common Stock outstanding at the effective time of the Merger (the "Effective Time") will be converted into 0.625 of a share of common stock of ENSCO, par value $.10 per share (the "ENSCO Common Stock"). A copy of the Merger Agreement is attached to this Prospectus/Proxy Statement as Appendix A and is incorporated herein by reference. The stockholders of DUAL also will consider and vote upon a proposal to approve the DUAL Special Performance Unit Plan and consider and vote upon such other business as may come before the Special Meeting. Consummation of the Merger is not subject to or conditioned upon approval of the proposal to approve the DUAL Special Performance Unit Plan.

    This Prospectus/Proxy Statement also constitutes the prospectus for the offering of shares of ENSCO Common Stock to be issued in the Merger to the holders of DUAL Common Stock. ENSCO has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") of which this Prospectus/Proxy Statement is a part. All information concerning DUAL contained or incorporated by reference in this Prospectus/Proxy Statement has been furnished by DUAL, and all information concerning ENSCO contained or incorporated by reference in this Prospectus/Proxy Statement has been furnished by ENSCO.

    SEE "RISK FACTORS" ON PAGE 17 FOR INFORMATION THAT SHOULD BE CONSIDERED REGARDING THE SECURITIES OFFERED HEREBY.

    This Prospectus/Proxy Statement and the accompanying proxy are first being mailed to DUAL stockholders on or about May 14, 1996.
                            ------------------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED
 BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE  ACCURACY  OR
      ADEQUACY  OF  THIS PROSPECTUS/PROXY  STATEMENT.  ANY REPRESENTATION
                           TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

          The date of this Prospectus/Proxy Statement is May 14, 1996.

                             AVAILABLE INFORMATION

    ENSCO and DUAL are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements (if required) and other information with the Commission. The reports, proxy statements and other information filed by ENSCO or DUAL with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The shares of ENSCO Common Stock are listed on the New York Stock Exchange ("NYSE") and the shares of DUAL Common Stock are quoted on the Nasdaq National Market, and certain of ENSCO's and DUAL's reports, proxy materials and other information may be available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 or The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006, respectively.

    ENSCO has filed with the Commission the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of ENSCO Common Stock to be issued pursuant to the Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement and the Appendices thereto, certain parts of which were omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by ENSCO (File No. 1-8097) are incorporated by reference in this Prospectus/Proxy Statement:


    1. Annual Report on Form 10-K for the year ended December 31, 1995 (the "ENSCO 1995 Form 10-K");



    2. Annual Report on Form 10-K/A for the year ended December 31, 1995 filed with the Commission on May 9, 1996;



    3. Annual Report on Form 10-K/A-2 for the year ended December 31, 1995 filed with the Commission on May 10, 1996;



    4. The description of ENSCO's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on February 23, 1995;



    5. The description of ENSCO Common Stock contained in its Registration Statement on Form 8-B, filed with the Commission on November 12, 1987, and its Registration Statement on Form 8-A, filed with the Commission on February 3, 1981, as amended by Form 8, filed with the Commission on August 22, 1985;



    6.  Current Report on Form 8-K of January 25, 1996;



    7.  Current Report on Form 8-K of March 21, 1996; and



    8.  Quarterly Report on Form 10-Q for the three months ended March 31, 1996.


The following documents filed with the Commission by DUAL (File No. 0-11758) are incorporated by reference in this Prospectus/Proxy Statement:


    1. DUAL's Annual Report on Form 10-K for the year ended December 31, 1995 (the "DUAL 1995 Form 10-K");

    2. DUAL's Annual Report on Form 10-K/A for the year ended December 31, 1995 filed with the Commission on May 9, 1996;



    3. The description of DUAL Common Stock contained in its Registration Statement on Form S-1 filed with the Commission on June 16, 1993;



    4.  Current Report on Form 8-K of January 25, 1996;



    5.  Current Report on Form 8-K of March 21, 1996; and



    6.  Quarterly Report on Form 10-Q for the three months ended March 31, 1996.


    All documents filed by ENSCO or DUAL pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

    THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN APPENDICES TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO ENSCO, ATTN.: CORPORATE SECRETARY, AT 2700 FOUNTAIN PLACE, 1445 ROSS AVENUE, DALLAS, TEXAS 75202-2792, (214) 922-1500 AND IN THE CASE OF DOCUMENTS RELATING TO DUAL, ATTN.: CORPORATE SECRETARY, AT 5956 SHERRY LANE, SUITE 1500, DALLAS, TEXAS 75225, (214) 373-6200. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 5, 1996.

    No  person  is  authorized   to  give  any  information   or  to  make   any
representation not contained in this Prospectus/Proxy Statement or in the documents incorporated herein by reference in connection with the solicitation and the offering made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by ENSCO or DUAL. This Prospectus/ Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus/Proxy Statement, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of the securities made under this Prospectus/Proxy Statement shall, under any circumstances, create an implication that there has not been any change in the affairs of ENSCO or DUAL since the date of this Prospectus/Proxy Statement other than as set forth in the documents incorporated herein by reference.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
AVAILABLE INFORMATION..........................           2
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE.....................................           2
SUMMARY........................................           5
  Risk Factors.................................           5
  The Companies................................           5
  The Special Meeting..........................           5
  The Merger and Certain Provisions of the
   Merger Agreement............................           6
  Principal Stockholder Agreement..............          10
  Comparisons of Stockholders' Rights..........          11
  Comparative Market Prices and Dividends......          11
  Selected Historical Financial Data...........          12
  Selected Unaudited Combined Condensed Pro
   Forma Financial Data........................          14
  Proposal to Approve the DUAL Special
   Performance Unit Plan.......................          16
RISK FACTORS...................................          17
  Industry Conditions and Competition..........          17
  Environmental Matters........................          17
  Limitations on Ownership by Non-U.S.
   Citizens....................................          18
  Operational Risks and Insurance..............          18
  Government Regulation........................          18
  International Operations.....................          19
  Certain Anti-takeover Effects................          19
  Interests of Certain Persons; Possible
   Conflicts of Interests of Certain Persons in
   the Merger..................................          19
  No Dividends.................................          19
THE SPECIAL MEETING............................          19
  General......................................          19
  Purposes of the Special Meeting..............          20
  Vote Required................................          20
  Voting of Proxies............................          20
  Revocability of Proxies......................          20
  Solicitation of Proxies......................          20
  Record Date; Shares Entitled to Vote.........          21
  Quorum.......................................          21
THE MERGER.....................................          21
  General......................................          21
  Background of the Merger.....................          21
  DUAL's Reasons for the Merger; Recommendation
   of DUAL's Board of Directors................          25
  ENSCO's Reasons for the Merger...............          26
  Effective Time...............................          26
  Terms of the Merger..........................          26
  Fairness Opinion.............................          27
  Certain United States Federal Income Tax
   Consequences................................          32
  Regulatory Approvals.........................          34
  Accounting Treatment.........................          34
  NYSE Listing.................................          34
  Interests of Certain Persons; Possible
   Conflicts of Interest.......................          34
  Restrictions on Resales by Affiliates........          37
  Management...................................          38
  Effect of Merger on Certain Debt of DUAL.....          38
CERTAIN PROVISIONS OF THE MERGER AGREEMENT.....          39
  Exchange Procedures..........................          39
  Certain Representations and Warranties.......          40
  Conduct of Business Pending the Merger.......          41
  No Solicitation of Transactions..............          42

                                                    PAGE
                                                    -----
  Conditions to the Consummation of the
   Merger......................................          42
  Termination..................................          43
  Alternative Proposal Fee; Expenses;
   Damages.....................................          44
  Amendment and Waiver.........................          44
  Effect of the Merger on Stock Options........          44
  Effect of the Merger on Certain Benefit
   Plans.......................................          45
PRINCIPAL STOCKHOLDER AGREEMENT................          47
  Voting and Proxy.............................          47
  Abstention from Voting.......................          47
  Covenants and Representations................          47
  Registration of Merger Shares................          48
  No Solicitation..............................          48
THE COMPANIES..................................          48
  ENSCO International Incorporated.............          48
  DUAL DRILLING COMPANY........................          49
  Merger Subsidiary............................          49
PRINCIPAL STOCKHOLDERS.........................          50
UNAUDITED COMBINED CONDENSED PRO FORMA
 FINANCIAL INFORMATION.........................          52
  Notes to Unaudited Combined Condensed Pro
   Forma Financial Statements..................          56
  Pro Forma Adjustments to Historical Combined
   Condensed Balance Sheet.....................          56
  Pro Forma Adjustments to Historical Combined
   Condensed Statements of Operations..........          56
COMPARISONS OF STOCKHOLDERS'
 RIGHTS........................................          57
  Capital Stock................................          57
  Special Meetings of Stockholders.............          57
  Number of Directors..........................          58
  Classification of Board......................          58
  Removal of Directors.........................          58
  Anti-Takeover Provisions.....................          58
  Indemnification and Limitation of Monetary
   Liabilities.................................          58
  Dissolution..................................          59
  Preemptive Rights............................          59
  Payment of Dividends.........................          60
  Restrictions on Alien Ownership..............          60
  Dissenting Stockholders' Rights..............          60
  Stockholders' Lists and Inspection of Books
   and Records.................................          60
PROPOSAL TO APPROVE THE ADOPTION OF THE DUAL
 SPECIAL PERFORMANCE UNIT PLAN.................          60
COMPENSATION OF DUAL'S EXECUTIVE OFFICERS......          63
  Option Cancellations.........................          64
  Option Grants................................          66
  Aggregated Exercises of Options/SARs and
   Fiscal Year-End Option/SAR Value Table......          66
  Supplemental Executive Retirement Plan.......          66
LEGAL MATTERS..................................          67
EXPERTS........................................          67
STOCKHOLDER PROPOSALS..........................          67
INDEX -- Defined Terms.........................          68
APPENDICES
  A -- Merger Agreement........................         A-1
  B -- Fairness Opinion........................         B-1
  C -- DUAL Special Performance Unit Plan......         C-1
  D -- Principal Stockholder Agreement.........         D-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT. IT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT, INCLUDING THE APPENDICES ATTACHED HERETO. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT. THE INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO ENSCO AND ITS AFFILIATES HAS BEEN PROVIDED BY ENSCO, AND THE INFORMATION WITH RESPECT TO DUAL AND ITS AFFILIATES HAS BEEN PROVIDED BY DUAL.

RISK FACTORS

    STOCKHOLDERS OF DUAL SHOULD CAREFULLY EVALUATE CERTAIN RISK FACTORS RELATING TO THE COMBINED COMPANY AFTER THE MERGER. SEE "RISK FACTORS."

THE COMPANIES

    ENSCO. ENSCO is an international offshore contract drilling company that also provides marine transportation services in the U.S. Gulf of Mexico. ENSCO's complement of offshore drilling rigs includes 24 jackup rigs and 10 barge drilling rigs, and ENSCO's marine transportation fleet consists of 37 vessels. ENSCO's operations are integral to the exploration, development, and production of oil and gas.

    ENSCO was formed as a Texas corporation in 1975 and was reincorporated in Delaware in 1987. At ENSCO's Annual Meeting of Stockholders held on May 23, 1995, the stockholders of ENSCO approved the change in ENSCO's name from Energy Service Company, Inc. to ENSCO International Incorporated. ENSCO's principal office is located at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792, and its telephone number is (214) 922-1500.

    DUAL. DUAL is a domestic and international offshore drilling contractor. DUAL was formed in 1951 as a domestic onshore drilling contractor. In 1975, DUAL entered the offshore drilling business and built a fleet of deep drilling, self-contained platform rigs. During 1981, DUAL entered the international sector of the offshore drilling business when it began to acquire a fleet of premium independent-leg cantilever jackup rigs. Since that time, DUAL has expanded its offshore fleet by purchasing additional platform and jackup rigs, and by bareboat chartering jackup rigs. DUAL now operates a fleet of 20 premium offshore rigs represented by 10 self-contained platform rigs and 10 independent-leg cantilever jackup rigs. DUAL's principal executive office is located at 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225, and its telephone number is (214) 373-6200.

    MERGER SUBSIDIARY. Merger Subsidiary was formed on March 5, 1996, by ENSCO solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Its principal executive office is located at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792, and its telephone number is (214) 922-1500.

THE SPECIAL MEETING

    TIME, DATE AND PLACE. The Special Meeting is scheduled to be held on June 12, 1996 at 10:00 a.m., Central time, at Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas 75225.

    PURPOSES OF THE SPECIAL MEETING.  The purposes of the Special Meeting are to
(i) consider and vote upon a proposal to approve and adopt the Merger Agreement,
(ii) consider and vote upon a proposal to approve the DUAL Special Performance Unit Plan (the "Unit Plan"), and (iii) transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

    VOTE REQUIRED. The affirmative vote of the holders of a majority of all outstanding shares of DUAL Common Stock is required to approve and adopt the Merger Agreement. As a result, abstentions, failures to vote and broker non-votes will have the same effect as votes against the Merger Agreement since they are not votes for approval. The affirmative vote of the holders of a majority of the shares of DUAL Common Stock present and voting at the Special Meeting is required to approve the Unit Plan. Abstentions from voting on the Unit Plan will be included in the voting tally and will have the same effect as a vote against that proposal. Because broker non-votes are not considered "shares present" with respect to a matter requiring the affirmative vote of a majority of shares present in person or by proxy at the Special Meeting, broker non-votes will not affect the outcome with respect to the proposal to approve the Unit Plan. Pursuant to the Principal Stockholder Agreement (as hereafter defined), the Principal Stockholder Shares (as hereafter defined) (representing approximately 59.6% of the outstanding shares of DUAL Common Stock) will be present and voted at the Special Meeting in favor of the Merger Agreement and the Unit Plan. Therefore, no additional votes from the stockholders of DUAL are necessary to approve the Merger Agreement or the Unit Plan. See "Principal Stockholder Agreement."

    VOTING OF PROXIES. Shares of DUAL Common Stock represented by properly executed proxies received at or prior to the Special Meeting, and which have not thereafter been properly revoked as described below, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement, FOR approval of the Unit Plan, and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. See "The Special Meeting -- Voting of Proxies."

    REVOCABILITY OF PROXIES. A DUAL stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by any manner permitted by law, including (i) giving written notice of revocation by mail or facsimile to DUAL prior to the Special Meeting or (ii) properly submitting to DUAL by mail or facsimile a duly executed proxy bearing a later date. Submissions to DUAL should be made to DUAL DRILLING COMPANY, Attn:
Corporate Secretary, at 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225, facsimile number (214) 373-0533. Any beneficial owner whose shares of DUAL Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to change such stockholder's vote should contact such registered holder promptly and instruct such registered holder on such beneficial owner's behalf. There is no guarantee that there will be sufficient time prior to the Special Meeting for the registered holder to deliver a revocation upon instruction by the beneficial owner. See "The Special Meeting -- Revocability of Proxies."

    RECORD DATE; SHARES ENTITLED TO VOTE. The close of business on May 1, 1996 has been fixed as the record date (the "Record Date") for determining holders of shares of DUAL Common Stock entitled to notice of and to vote at the Special Meeting. As of the Record Date, 15,765,713 shares of DUAL Common Stock were outstanding and held of record by 28 holders. The DUAL Common Stock is the only class of capital stock of DUAL issued and outstanding. Each stockholder of record as of the close of business on the Record Date is entitled at the Special Meeting to one vote for each share of DUAL Common Stock held. See "The Special Meeting -- Record Date; Shares Entitled to Vote."

    QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of DUAL Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder Shares will be present and voted at the Special Meeting in favor of the Merger Agreement and the Unit Plan. Therefore, no additional stockholders are necessary to be present at the Special Meeting to constitute a quorum. See "The Special Meeting -- Quorum" and "Principal Stockholder Agreement."

THE MERGER AND CERTAIN PROVISIONS OF THE MERGER AGREEMENT

    GENERAL. If all stockholder approvals are obtained and all other conditions to the Merger are satisfied (or waived, if permissible), then at the Effective Time, Merger Subsidiary will be merged with and into DUAL, with DUAL to be the surviving corporation (the "Surviving Corporation") and automatically renamed DUAL Holding Company. In the Merger, each share of DUAL Common Stock outstanding immediately prior to the Effective Time (other than shares of DUAL Common Stock owned by DUAL, ENSCO or a subsidiary of either of them ("Cancelable Shares")) will be converted into 0.625 of a share of ENSCO Common Stock. See "Certain Provisions of the Merger Agreement -- Exchange Procedures."

    RECOMMENDATION OF THE BOARD OF DIRECTORS OF DUAL. DUAL'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE MERGER OFFER THE BEST VALUE REASONABLY AVAILABLE TO, AND ARE IN THE BEST INTERESTS OF, DUAL AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF DUAL HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF DUAL VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The recommendation of the Board of Directors of DUAL is based on a number of factors described in "The Merger -- Background of the Merger" and "The Merger -- DUAL's Reasons for the Merger; Recommendation of DUAL's Board of Directors."

    EFFECTIVE TIME. The Effective Time will occur as soon as practicable after the requisite approval of the stockholders of DUAL has been obtained and all other conditions have been satisfied or waived, and in no event later than the first business day after all conditions to the Merger have been satisfied or waived, unless the parties agree otherwise. The Effective Time will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

    FAIRNESS OPINION. On March 21, 1996, Simmons & Company International ("Simmons"), financial advisor to DUAL, delivered a written opinion to the Board of Directors of DUAL that, as of that date, the consideration to be provided to DUAL stockholders pursuant to the Merger Agreement is fair to the holders of shares of DUAL Common Stock from a financial point of view. The Board of Directors of DUAL has not requested that Simmons update its opinion. The full text of the written opinion of Simmons, which sets forth the procedures followed and the factors considered by Simmons, is attached as Appendix B to this Prospectus/Proxy Statement. HOLDERS OF SHARES OF DUAL COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger -- Fairness Opinion."

    CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to qualify, for federal income tax purposes, as a "tax-free reorganization" so that generally no gain or loss would be recognized by DUAL stockholders who exchange their DUAL Common Stock solely for shares of ENSCO Common Stock. Holders of shares of DUAL Common Stock who receive cash in lieu of fractional shares generally will be treated as if the fractional shares had been issued and subsequently redeemed by ENSCO. Unless the redemption is found to be essentially equivalent to a dividend, each stockholder of DUAL will recognize gain or loss measured by the difference between such stockholder's basis in the fractional share and the amount of cash received. DUAL has received the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., its counsel, (the "Tax Opinion") that the Merger should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that, generally, the DUAL stockholders should not recognize gain or loss on the exchange of their DUAL stock for the stock of ENSCO pursuant to the Merger. Depending upon uncertain factual developments, it is possible that the Merger might not be treated as a reorganization within the meaning of Section 368(a) of the Code, as a result of which each holder of shares of DUAL Common Stock would recognize gain or loss in the amount of the difference between the fair market value of the shares of ENSCO Common Stock and any cash received in lieu of fractional shares, and such holder's adjusted tax basis in the DUAL Common Stock exchanged therefor. In particular, tax-free "reorganization" status is dependent, in part, on stockholders of DUAL that receive a certain percentage of the ENSCO Common Stock distributed in the reorganization not having a present plan or intention to dispose of such stock. The conclusions in the Tax Opinion were predicated on certain assumptions and representations regarding the plans or intentions of certain stockholders of DUAL (or the Principal Stockholder), including the Principal Stockholder. The Principal Stockholder intends to sell, for cash, a portion of the ENSCO Common Stock received in the Merger. Because the number of shares to be sold by the Principal Stockholder cannot be determined at this time, there is no assurance that the assumptions upon which the Tax Opinion is in part based will be correct, in which event (i) the Tax Opinion would be rendered inapplicable and (ii) the Merger may or may not be treated as a tax-free "reorganization" depending on all the facts and circumstances. See "The Merger -- Certain United States Federal Income Tax Consequences."

    REGULATORY APPROVALS. ENSCO and DUAL are aware of no government regulatory approvals remaining to be obtained for consummation of the Merger, other than compliance with notification requirements of environmental agencies, with federal securities laws, with state securities or "Blue Sky" laws, and with the U.S. Maritime Administration. The Merger was subject to the premerger notification provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Filings were made under the HSR Act by ENSCO and DUAL with the Federal Trade Commission and the Department of Justice Antitrust Division. On February 28, 1996, early termination of the waiting period under the HSR Act was granted, thus permitting the Merger to proceed pursuant to the HSR Act, subject to stockholder approval and the other conditions described herein. ENSCO, DUAL, and Merger Subsidiary have each agreed to use their best efforts to obtain any additional regulatory approvals. See "The Merger -- Regulatory Approvals."

    ACCOUNTING TREATMENT. ENSCO intends to account for the Merger as a purchase of DUAL in accordance with generally accepted accounting principles ("GAAP"). See "The Merger -- Accounting Treatment".

    NYSE LISTING. The shares of ENSCO Common Stock to be issued in connection with the Merger will be listed on the NYSE. Evidence from the NYSE that the shares of ENSCO Common Stock to be issued in connection with the Merger will be listed on the NYSE immediately following the Effective Time is a condition to consummation of the Merger. See "Certain Provisions of the Merger Agreement -- Conditions to the Consummation of the Merger."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. In considering the recommendation of the Board of Directors of DUAL with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of DUAL and of its Board of Directors have certain interests in the Merger that are in addition to the interests of stockholders of DUAL generally including, without limitation, the rights to receive certain severance and other employee benefits and to indemnification. See "The Merger -- Interests of Certain Persons; Possible Conflicts of Interest" and "-- Management."

    MANAGEMENT. After the Merger, the officers and directors of ENSCO will not change. Pursuant to the Merger Agreement, upon the consummation of the Merger, the officers and directors of Merger Subsidiary immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation. See "The Merger -- Management."

    PROCEDURES FOR EXCHANGE OF CERTIFICATES. As soon as reasonably practicable after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates will be mailed to each holder of DUAL Common Stock for use in exchanging such holder's stock certificates for certificates evidencing shares of ENSCO Common Stock and cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. See "Certain Provisions of the Merger Agreement -- Exchange Procedures."

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of ENSCO, the Merger Subsidiary, and DUAL. See "Certain Provisions of the Merger Agreement -- Certain Representations and Warranties."

    CONDUCT OF BUSINESS PENDING THE MERGER; NO SOLICITATIONS. The Merger Agreement restricts the ability of DUAL and ENSCO to take certain actions and enter into certain transactions pending the Merger. See "Certain Provisions of the Merger Agreement -- Conduct of Business Pending the Merger" and "-- No Solicitation of Transactions."

    CONDITIONS TO THE CONSUMMATION OF THE MERGER. The obligations of ENSCO, Merger Subsidiary, and DUAL to consummate the Merger are subject to the satisfaction or, where legally permissible, waiver of various conditions, including, among others: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof; (ii) approval of the Merger Agreement and the transactions contemplated thereunder by the holders of the requisite number of shares of DUAL Common Stock; (iii) the absence of any order, executive order, stay, decree, judgment, injunction, statute, rule, or regulation issued by any United States (federal, state, or local) or foreign government, or governmental, regulatory, or administrative authority, agency, or commission or court of competent jurisdiction prohibiting consummation of the Merger or making the Merger illegal; and (iv) evidence from the NYSE that the shares of ENSCO Common Stock to be issued to the holders of DUAL Common Stock in the Merger will be listed on the NYSE immediately following the Effective Time. See "Certain Provisions of the Merger Agreement -- Conditions to the Consummation of the Merger."

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of ENSCO, Merger Subsidiary, and DUAL, or by either ENSCO or DUAL if, subject to certain limitations: (i) the Effective Time has not occurred on or before July 31, 1996; (ii) there exists any order, executive order, stay, decree, judgment or injunction (each, an "Order") which is final and nonappealable preventing the consummation of the Merger; (iii) the other party has breached any representation, warranty, covenant or agreement in the Merger Agreement such that the related closing conditions would not be satisfied (unless the breach is curable by the breaching party through the exercise of its best efforts and it continues to exercise its best efforts to cure the breach); or (iv) by mutual written consent of ENSCO, Merger Subsidiary, and DUAL. In addition, ENSCO may terminate the Merger Agreement, if (i) a tender offer or exchange offer for 50% or more of the outstanding shares of DUAL's capital stock is commenced and the Board of Directors of DUAL fails to recommend against the holders of DUAL tendering their shares into such tender offer or exchange offer, or (ii) the stockholders of DUAL fail to approve and adopt the Merger Agreement and the transactions contemplated thereunder. See "Certain Provisions of the Merger Agreement -- Termination."

    ALTERNATIVE PROPOSAL FEE; EXPENSES. In connection with the termination of the Merger Agreement, upon the occurrence of certain events, DUAL would be required to pay to ENSCO a fee (the "Alternative Proposal Fee") of $5 million (which amount is inclusive of all expenses incurred by ENSCO related to the Merger). Upon the occurrence of certain other events, DUAL would be required to pay to ENSCO its expenses only. See "Certain Provisions of the Merger Agreement
- -- Alternative Proposal Fee; Expenses; Damages."

    DISSENTING  STOCKHOLDERS' RIGHTS.   Holders of  DUAL Common  Stock and ENSCO
Common Stock are not entitled to dissenters' rights in connection with the Merger.

    TREATMENT OF STOCK OPTIONS. Pursuant to the Merger Agreement, all options to purchase shares of stock in DUAL ("DUAL Options") outstanding under the DUAL DRILLING COMPANY Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") and the DUAL DRILLING COMPANY 1993 Long-Term Incentive Plan (the "1993 Plan"), each as amended, will be surrendered and canceled and/or redeemed. Within two days after the Effective Time, the Surviving Corporation will deliver to the holders of each such DUAL Option a number of whole shares of ENSCO Common Stock equal to the excess, if any, of 0.625 over a fraction, the numerator of which is the exercise price under such DUAL Option, and the denominator of which is the average of the closing prices of ENSCO Common Stock on the NYSE for the five business days preceding the Effective Time, multiplied by the number of shares covered by such DUAL Option. See "Certain Provisions of the Merger Agreement -- Effect of the Merger on Stock Options."

    TREATMENT OF BENEFIT PLANS. ENSCO and DUAL have agreed to continue certain of DUAL's employee benefit plans following the Effective Time. Certain other such plans will be terminated and/ or modified. See "Certain Provisions of the Merger Agreement -- Effect of the Merger on Certain Benefit Plans."

PRINCIPAL STOCKHOLDER AGREEMENT

    VOTING AND PROXY. ENSCO has entered into an agreement with Dual Invest ASA (formerly Mosvold Shipping AS), a Norwegian corporation (the "Principal Stockholder"), which owns approximately 59.6% of the outstanding shares of DUAL Common Stock (the "Principal Stockholder Shares"), dated March 21, 1996 (the "Principal Stockholder Agreement"), a copy of which is attached to this Prospectus/Proxy Statement as Appendix D. Pursuant to the terms of the Principal Stockholder Agreement, the Principal Stockholder has agreed to vote, and has granted a proxy to allow ENSCO to vote, the Principal Stockholder Shares (i) in favor of the Merger and the Merger Agreement, (ii) in favor of adoption and approval of the Unit Plan, and (iii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between DUAL and any person or entity (other than ENSCO or Merger Subsidiary) or any other action or agreement that ENSCO notifies the Principal Stockholder in writing before any vote would result in a breach of any covenant, representation or warranty or any other obligation or agreement of DUAL under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled. ENSCO and Merger Subsidiary intend that the Principal Stockholder Shares be so voted.

    ABSTENTION FROM VOTING. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder has agreed that until July 31, 1996, it will not vote any of the Principal Stockholder Shares at any annual, special or adjourned meeting of the stockholders of DUAL, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to DUAL that the law of the State of Delaware may permit or require, (i) to approve of the adoption of the Unit Plan, effective August 21, 1995, in any manner except as contemplated by the Merger Agreement, or (ii) in any manner that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement. See "Principal Stockholder Agreement -- Abstention from Voting."

    COVENANTS AND REPRESENTATIONS. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder has agreed that it has been advised that
(i) the offer, sale and delivery of the ENSCO Common Stock to the Principal Stockholder pursuant to the Merger may not be registered under the Securities Act, despite ENSCO's obligations to use commercially reasonable efforts to effect such registration; (ii) if the offer, sale and delivery of the ENSCO Common Stock to the Principal Stockholder pursuant to the Merger has not been registered under the Securities Act, then such shares may not be offered, sold, pledged, hypothecated or otherwise transferred unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) even if such sale and delivery to the Principal Stockholder of shares of ENSCO Common Stock is registered under the Securities Act, to the extent the Principal Stockholder is considered an "affiliate" of DUAL at the time the Merger Agreement is submitted for a vote of the stockholders of DUAL, any public offering or sale by the Principal Stockholder of its shares of ENSCO Common Stock will, under current law, require (a) the further registration under the Securities Act of such shares, which ENSCO is obligated to use commercially reasonable efforts to effect, (b) compliance with Rule 145 promulgated by the Commission under the Securities Act, or (c) the availability of another exemption from such registration under the Securities Act. Furthermore, the Principal Stockholder also has agreed that it understands that stop transfer instructions will be given to ENSCO's transfer agent with respect to the shares of ENSCO Common Stock receivable by the Principal Stockholder and that a legend will be placed on the certificates for such shares issued to the Principal Stockholder, to the extent the Principal Stockholder is considered an "affiliate" of DUAL at the time the Merger Agreement is submitted for a vote of the stockholders of DUAL. See "Principal Stockholder Agreement -- Covenants and Representations."

    REGISTRATION OF MERGER SHARES. Pursuant to the Principal Stockholder Agreement, ENSCO has agreed to use all commercially reasonable efforts to effect the registration under the Securities Act of the transfer to the stockholders of the Principal Stockholder of certain of the shares of ENSCO Common Stock to be received by the Principal Stockholder in exchange for the Principal Stockholder

Shares  and  the  resale  of  shares of  ENSCO  Common  Stock  by  the Principal
Stockholder or one of its significant stockholders, subject to certain restrictions. See "Principal Stockholder Agreement -- Registration of Merger Shares."

    NO SOLICITATION. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder has agreed that until July 31, 1996, it will not negotiate with any person other than ENSCO with respect to the acquisition of DUAL or the DUAL Common Stock owned by the Principal Stockholder and it will not, and will not permit any of its officers, directors, employees, agents or representatives (including without limitation, investment bankers, attorneys and accountants) to
(i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals, (iii) enter into or participate in any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of DUAL or the Principal Stockholder's interest in DUAL under the control of the Principal Stockholder to, or (v) afford any access to DUAL's properties, books and records in its possession or under its control to any person in connection with any possible proposal relating to (a) the disposition of DUAL's or the Principal Stockholder's businesses or substantially all of their respective assets, (b) the acquisition of equity or debt securities of DUAL or the Principal Stockholder, including equity or debt securities in DUAL owned by the Principal Stockholder, or (c) the merger, share exchange or business combination, or similar acquisition transaction of or involving DUAL or the Principal Stockholder with any person other than ENSCO. In addition, until July 31, 1996, the Principal Stockholder has agreed to immediately notify ENSCO orally, and subsequently confirm in writing, all the relevant details relating to all inquiries and proposals which it may receive relating to any such matters. Furthermore, until July 31, 1996, the Principal Stockholder has agreed that it will not, and will not permit any of its representatives, at any time, to enter into or participate in any discussions or negotiations regarding, or accept, any proposal for such a transaction received by them from a third party or that a third party expresses a desire to communicate to it. See "Principal Stockholder Agreement -- No Solicitation."

COMPARISONS OF STOCKHOLDERS' RIGHTS.

    Upon   consummation  of  the  Merger,   stockholders  of  DUAL  will  become
stockholders of ENSCO. Various differences exist between their rights as stockholders of DUAL and as stockholders of ENSCO. See "Comparisons of Stockholders' Rights."

COMPARATIVE MARKET PRICES AND DIVIDENDS

    The following table sets forth, for the quarters indicated, the high and low sales prices per share of ENSCO Common Stock and share of DUAL Common Stock. ENSCO Common Stock was listed on the American Stock Exchange prior to December 20, 1995, and subsequent to such date on the NYSE under the symbol "ESV." DUAL Common Stock is quoted on the Nasdaq National Market under the symbol "DUAL." Each of ENSCO's and DUAL's fiscal year ends on December 31. On January 24, 1996, the last full trading day preceding the public announcement of the execution of the letter of intent between ENSCO and DUAL, the last reported sale price per share of ENSCO Common Stock was $22 3/4 and the last reported sale price per share of DUAL Common Stock was $13 1/16. Based on such DUAL and ENSCO market prices, the market value of 0.625 of a share of ENSCO Common Stock was $14.22, calculated as of that date. On May 8, 1996, the last reported sale price per share of ENSCO

Common Stock was $26, and the last reported sale price per share of DUAL Common Stock was $15 3/4. Based on such DUAL and ENSCO market prices, the market value of 0.625 of a share of ENSCO Common Stock was $16.25, calculated as of that date.

                                                                          ENSCO                  DUAL
                                                                     COMMON STOCK (1)        COMMON STOCK
                                                                    ------------------    ------------------
                                                                     HIGH        LOW       HIGH        LOW
                                                                    -------    -------    -------    -------
CALENDAR YEAR 1994
  1st Quarter....................................................   $17        $12 1/2    $11 3/4    $ 8 1/2
  2nd Quarter....................................................    18 5/8     13 1/2     11 3/8      8 3/8
  3rd Quarter....................................................    19 1/4     14 5/8     12 5/8     10 1/2
  4th Quarter....................................................    15 1/2     10 3/4     13 5/8      8 1/4
CALENDAR YEAR 1995
  1st Quarter....................................................    14 3/8     11 1/4      9 1/8      7
  2nd Quarter....................................................    17 3/8     14         11 1/4      7 7/8
  3rd Quarter....................................................    19 1/2     14 1/4     10 3/4      9
  4th Quarter....................................................    23         16         11 5/8      9 1/4
CALENDAR YEAR 1996
  1st Quarter....................................................    29 1/8     20         18 1/4     11 1/4
  2nd Quarter (through May 8, 1996)..............................    31 3/8     25 3/8     19 3/4     14 1/4

- ------------------------
(1) Prices for shares of ENSCO Common Stock prior to June 1, 1994 have been adjusted to reflect a one share for four shares reverse stock split effective on that date.

    ENSCO has never paid dividends to holders of shares of ENSCO Common Stock. DUAL has not paid dividends to holders of DUAL Common Stock since its initial public offering in August 1993. ENSCO intends to retain all of its earnings for use in its business and, therefore, does not anticipate paying cash dividends on ENSCO Common Stock in the foreseeable future.

    HOLDERS OF DUAL COMMON STOCK ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR SHARES OF ENSCO COMMON STOCK AND SHARES OF DUAL COMMON STOCK.

SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth selected historical consolidated financial data of ENSCO and DUAL. The selected consolidated financial data for the five years ended December 31, 1995 for ENSCO and DUAL has been obtained from the consolidated financial statements of each of ENSCO and DUAL, respectively. The consolidated financial statements for ENSCO were audited by Deloitte & Touche LLP, independent accountants, for the years 1991-1992, and Price Waterhouse LLP, independent accountants, for the years 1993-1995. The financial statements for ENSCO's Venezuela operations were audited by Krygier, Montilla & Asociados, independent accountants, for 1993. The consolidated financial statements for DUAL were audited by Price Waterhouse LLP, independent accountants, for the years 1991-1995. This data should be read in conjunction with the separate Consolidated Financial Statements and Notes thereto of each of ENSCO and DUAL, included in the ENSCO 1995 Form 10-K and in the DUAL 1995 Form 10-K, respectively, both of which are incorporated by reference in this Prospectus/Proxy Statement.

                        ENSCO INTERNATIONAL INCORPORATED
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS
                                                      ENDED MARCH 31,                    YEAR ENDED DECEMBER 31,
                                                    --------------------  -----------------------------------------------------
                                                      1996       1995       1995       1994       1993     1992 (1)   1991 (1)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA (2)
  Operating revenues..............................  $  84,546  $  61,130  $ 279,114  $ 245,451  $ 227,410  $  84,271  $  76,221
  Operating expenses, excluding D&A...............     45,739     38,238    165,529    144,581    151,182     81,999     66,301
  Depreciation and amortization (D&A).............     16,374     13,546     58,390     51,798     41,181     12,539     13,030
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss).........................     22,433      9,346     55,195     49,072     35,047    (10,267)    (3,110)
  Other expense...................................     (2,549)    (1,299)    (7,856)    (8,751)    (6,696)    (8,028)    (2,025)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing operations before
   income taxes, minority interest and cumulative
   effect of accounting change....................     19,884      8,047     47,339     40,321     28,351    (18,295)    (5,135)
  Provision for income taxes......................     (4,767)       (39)    (3,397)    (3,759)    (5,942)    (2,007)    (4,109)
  Minority interest...............................       (427)      (602)    (2,179)    (2,984)    (6,932)    --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing operations........     14,690      7,406     41,763     33,578     15,477    (20,302)    (9,244)
  Income (loss) from discontinued operations
   (2)............................................     --            216      6,296      3,593      3,556     (9,062)    (3,543)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before cumulative effect of
   accounting change..............................     14,690      7,622     48,059     37,171     19,033    (29,364)   (12,787)
  Cumulative effect of accounting change, net of
   minority interest (3)..........................     --         --         --         --         (2,542)    --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)...............................     14,690      7,622     48,059     37,171     16,491    (29,364)   (12,787)
  Preferred stock dividend requirements...........     --         --         --         (2,135)    (4,260)    (4,260)    (4,607)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) applicable to common stock........  $  14,690  $   7,622  $  48,059  $  35,036  $  12,231  $ (33,624) $ (17,394)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) per common share:
    Continuing operations.........................  $     .24  $     .12  $     .69  $     .55  $     .28  $    (.82) $    (.57)
    Discontinued operations.......................     --            .01        .10        .06        .09       (.30)      (.14)
    Cumulative effect of accounting change........     --         --         --         --           (.07)    --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) per common share................  $     .24  $     .13  $     .79  $     .61  $     .30  $   (1.12) $    (.71)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Weighted average common shares outstanding......     60,651     60,648     60,527     57,843     40,325     30,003     24,407

BALANCE SHEET DATA
  Working capital.................................  $  83,890  $  86,368  $  78,945  $ 129,172  $ 124,587  $  33,771  $  22,947
  Total assets....................................    824,620    776,469    821,451    773,090    689,254    272,397    295,722
  Long-term debt, net of current portion..........    150,518    148,967    159,201    162,466    125,983     23,628     31,437
  $1.50 preferred stock...........................     --         --         --         --         70,977     70,977     70,977
  Stockholders' equity (4)........................    546,837    488,803    531,249    487,950    383,925    142,512    163,990

- ------------------------
(1) Amounts have been restated for adoption of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." For further discussion of this matter, see Notes 1 and 11 to ENSCO's Consolidated Financial Statements, contained in the ENSCO 1995 Form 10-K, which is incorporated herein by reference.

(2) In 1995 ENSCO sold its technical services segment and in 1993 ENSCO sold its supply segment. Prior years' results of the technical services segment and the supply segment have been reclassified as discontinued operations for comparative purposes. The 1995 results include a gain of $5.2 million in connection with the sale of the technical services segment and the 1993 results include a gain of $2.1 million in connection with the sale of the supply segment. For further discussion of this matter see Note 16 to ENSCO's Consolidated Financial Statements, contained in the ENSCO 1995 Form 10-K, which is incorporated herein by reference.

(3) Effective January 1, 1993, Penrod Holding Company, the outstanding capital stock of which was fully acquired by ENSCO in August 1993, adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." For further discussion of this matter, see Note 10 to ENSCO's Consolidated Financial Statements, contained in the ENSCO 1995 Form 10-K, which is incorporated herein by reference.

(4) ENSCO has never paid cash dividends on its common stock. ENSCO intends to retain all of its earnings for use in its business and, therefore, does not anticipate paying cash dividends on ENSCO Common Stock in the foreseeable future.

                             DUAL DRILLING COMPANY

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS
                                                      ENDED MARCH 31,                    YEAR ENDED DECEMBER 31,
                                                    --------------------  -----------------------------------------------------
                                                      1996       1995       1995       1994       1993     1992 (1)   1991 (1)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA
  Drilling contract revenues......................  $  29,461  $  18,858  $  85,889  $ 104,265  $ 116,152  $  95,577  $  88,179
  Drilling contract expenses......................     18,589     14,605     60,229     78,571     77,671     74,540     64,525
  Depreciation and amortization...................      4,813      5,158     19,608     24,943     20,411     19,280     19,844
  General and administrative......................      2,040      1,914      7,563      8,979      7,481      5,854      9,184
  Interest expense, net...........................      3,107      3,116     12,305     11,083      8,482      8,831     11,197
  Gain on sale of assets, net.....................     --             21      5,127        994      3,951      6,947      3,524
  Income (loss) before income taxes and cumulative
   effect of accounting change....................      1,004     (5,967)    (8,353)   (17,153)     6,183     (6,134)   (12,126)
  Cumulative effect of accounting change (1)......     --         --         --         --         (4,865)    --         --
  Net income (loss)...............................        974     (6,023)    (9,238)   (17,196)    (1,786)       (62)    (8,327)
  Weighted average common shares outstanding (2)..     15,766     15,765     15,766     15,780     --         --         --
  Net income (loss) per common share(3)...........       0.06      (0.38)     (0.59)     (1.09)    --         --         --

BALANCE SHEET DATA
  Working capital (deficit).......................  $  55,423  $  21,333  $  55,612  $  26,748  $  36,552  $  (4,568) $ (30,380)
  Total assets....................................    303,760    311,808    303,762    322,621    283,607    233,729    240,384
  Long term debt, net of current portion..........    135,249    142,427    138,163    144,702     86,550     86,550     85,000
  Stockholders' equity (3)........................    141,121    143,361    140,146    149,384    165,691     83,090     65,867

- ------------------------
(1) DUAL adopted SFAS No. 109, "Accounting for Income Taxes" effective January 1, 1993. Prior to the adoption of SFAS 109, DUAL followed SFAS No. 96, "Accounting for Income Taxes."

(2) Weighted average common shares outstanding and earnings per share data have not been presented for the periods ending prior to December 31, 1994, since the results of operations of DUAL are not indicative of future operations due to DUAL's restructuring resulting from the initial public offering of DUAL Common Stock. For further discussion of this matter, see Note 2 to the Consolidated Financial Statements contained in the DUAL 1995 Form 10-K, which is incorporated herein by reference.

(3) DUAL has not paid dividends to holders of DUAL Common Stock since its initial public offering in August 1993.

SELECTED UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL DATA

    The following selected unaudited combined condensed pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operation that would actually have been reported had the Merger been in effect during the periods presented or that may be reported in the future. The selected unaudited combined condensed pro forma financial data should be read in conjunction with the unaudited combined condensed pro forma financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy Statement. See "Unaudited Combined Condensed Pro Forma Financial Information."

           ENSCO INTERNATIONAL INCORPORATED AND DUAL DRILLING COMPANY
                          SELECTED UNAUDITED COMBINED
                       CONDENSED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              ENSCO        DUAL        PRO FORMA
                                                                           HISTORICAL   HISTORICAL     COMBINED
                                                                           -----------  -----------  -------------
THREE MONTHS ENDED MARCH 31, 1996
STATEMENT OF OPERATIONS DATA
  Operating revenues.....................................................  $    84,546  $    29,461  $     114,007
  Income from continuing operations......................................       14,690          974         14,663
  Income from continuing operations per share of common stock............         0.24         0.06           0.21
  Current assets.........................................................      161,812       78,823        223,904
  Current liabilities....................................................       77,922       23,400        109,642
  Working capital........................................................       83,890       55,423        114,262
  Total assets...........................................................      824,620      303,760      1,243,918
  Long-term obligations..................................................      199,861      139,239        365,683
  Stockholders' equity...................................................      546,837      141,121        768,593
  Weighted average common shares outstanding.............................       60,651       15,766         70,789
COMPARATIVE PER SHARE DATA (1)
  Book value per common share as of March 31, 1996.......................         9.02         8.95          10.86
  Income per common share from continuing operations.....................         0.24         0.06           0.21
DUAL EQUIVALENT PER SHARE DATA (1)(2)
  Book value per common share as of March 31, 1996.......................                                     6.79
  Income per common share from continuing operations.....................                                     0.13

YEAR ENDED DECEMBER 31, 1995
STATEMENT OF OPERATIONS DATA
  Operating revenues.....................................................  $   279,114  $    85,889  $     370,130
  Income (loss) from continuing operations...............................       41,763       (9,238)        28,960
  Income (loss) from continuing operations per share of common stock.....         0.69        (0.59)          0.41
  Weighted average common shares outstanding.............................       60,527       15,766         70,665
COMPARATIVE PER SHARE DATA (1)
  Book value per common share as of December 31, 1995....................         8.78         8.89          10.66
  Income (loss) per common share from continuing operations..............         0.69        (0.59)          0.41
DUAL EQUIVALENT PER SHARE DATA (1)(2)
  Book value per common share as of December 31, 1995....................                                     6.66
  Income (loss) per common share from continuing operations..............                                     0.26

- ------------------------
(1) ENSCO has never paid dividends to holders of shares of ENSCO Common Stock. DUAL has not paid dividends to holders of DUAL Common Stock since its initial public offering in August 1993. ENSCO intends to retain all of its earnings for use in its business and, therefore, does not anticipate paying cash dividends on ENSCO Common Stock in the foreseeable future.

(2) Based upon conversion of each share of ENSCO Common Stock into 1.6 shares of DUAL Common Stock.

PROPOSAL TO APPROVE THE DUAL SPECIAL PERFORMANCE UNIT PLAN

    Effective August 21, 1995, DUAL's Board of Directors, upon a recommendation of its Compensation Committee, adopted the Unit Plan and the performance goals set forth therein, subject to approval by the stockholders of DUAL. The Unit Plan is designed to retain and reward key executives of DUAL by granting them special cash bonuses in the event of a Sale Transaction (as defined below) involving DUAL during the term of the Unit Plan. The Unit Plan is intended to provide the participants in the Unit Plan with an incentive to increase the value of DUAL's business by allowing them to participate in a cash bonus pool that is commensurate with the sale price of DUAL.

    The following summary does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the Unit Plan, which appears as Appendix C to this Prospectus/Proxy Statement, and the description of the Unit Plan contained at "Proposal to Approve the Adoption of the DUAL Special Performance Unit Plan." The Unit Plan is intended to allow the award of benefits that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

    The Unit Plan will be administered by a committee appointed by the Board of Directors of DUAL. Receipt of benefits pursuant to the Unit Plan is conditioned upon occurrence of a merger, consolidation, or other reorganization of DUAL in which the outstanding DUAL Common Stock is converted into or exchanged for securities of another issuer, cash, or other property, or upon occurrence of a sale, lease, or exchange of all or substantially all of the assets of DUAL (collectively, "Sale Transactions"). The bonus pool to be distributed pursuant to the Unit Plan is a cash amount based on the consideration to be received in such Sale Transaction per share of DUAL Common Stock (the "Equivalent Share Price").

    Pursuant to the Merger Agreement, DUAL has agreed to set the bonus pool associated with the Merger, together with certain payments due to Mr. David W. Skarke, Chairman of the Board of DUAL, under his employment agreement with DUAL, at $2,000,000. See "The Merger -- Interests of Certain Persons; Possible Conflicts of Interest -- Skarke Agreement."

    Unless the Unit Plan is required by applicable law to be extended, it will terminate on August 20, 1997, and payments under it will only be made with respect to a Sale Transaction which is effective, or as to which a definitive binding agreement is in effect, on or before that date. The Unit Plan may be amended by the Board of Directors of DUAL, subject to any stockholder approval required by Section 162(m) of the Code or other applicable law.

    Approval of the Unit Plan is not a condition to consummation of the Merger, and approval of the Merger is not a condition to effectiveness of the Unit Plan.

    The proposal to approve the adoption of the Unit Plan must receive the favorable vote of a majority of the total number of shares of DUAL Common Stock represented and entitled to vote at the Special Meeting or any adjournment thereof for approval. An affirmative vote by a stockholder shall also be deemed to be approval of the performance goals under the Unit Plan for purposes of
Section 162(m) of the Code. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder Shares (representing approximately 59.6% of the outstanding shares of DUAL Common Stock) will be voted at the Special Meeting in favor of the Unit Plan. Therefore, no additional stockholder votes are required to approve the Unit Plan. THE BOARD OF DIRECTORS OF DUAL HAS ADOPTED THE UNIT PLAN AND RECOMMENDS THAT DUAL STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE UNIT PLAN. See "Proposal to Approve the Adoption of the DUAL Special Performance Unit Plan."

                                  RISK FACTORS

    DUAL STOCKHOLDERS SHOULD CAREFULLY EVALUATE ALL OF THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT AND, IN PARTICULAR, THE FOLLOWING:

INDUSTRY CONDITIONS AND COMPETITION

    Historically, the offshore contract drilling industry has been highly competitive and cyclical, with periods of high demand, short rig supply and high day rates followed by periods of low demand, excess rig supply and low day rates. The industry is characterized by high capital costs, long lead times for construction of new rigs and numerous competitors.

    ENSCO conducts its business in the U.S. Gulf of Mexico, the North Sea and Venezuela. Business activity levels for ENSCO, and its corresponding operating results, are significantly affected by worldwide expenditures for oil and gas drilling, particularly in the U.S. Gulf of Mexico where ENSCO has a large concentration of its rigs and vessels. Expenditures for oil and gas drilling activity fluctuate based upon many factors including world economic conditions, the legislative environment in the U.S. and other major countries, the availability of drilling units, production levels, and other activities of OPEC and other oil and gas producers and the impact that these and other events have on the current and expected future pricing of oil and natural gas.

    For a number of years, depressed oil and gas prices and an oversupply of drilling rigs have adversely affected the offshore drilling market. In addition, ENSCO has significant competition from many other offshore drilling contractors in all of the areas in which it operates. Activity levels for most areas in which ENSCO operates, including the U.S. Gulf of Mexico, increased in the second half of 1995 and the first part of 1996 due, in part, to increased domestic natural gas prices. During this time ENSCO has experienced a corresponding increase in day rates. ENSCO cannot predict the extent to which current market conditions will continue.

    There can be no assurance that the rig count or drilling activity in the areas in which ENSCO operates will not decline in 1996 or in other periods, nor can there be any assurance concerning any adverse effect resulting from such decrease in activity.

ENVIRONMENTAL MATTERS

    ENSCO and DUAL are subject to numerous domestic and foreign governmental regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. Laws and regulations specifically applicable to ENSCO's and DUAL's business activities could impose significant liability on them for damages, cleaning costs, and penalties in the event of oil spills or similar discharges of pollutants into the environment in the course of the companies' operations, although, to date, such laws and regulations have not had a materially adverse effect on the results of the companies' operations, nor have they experienced an accident that has exposed them to material liability for discharges of pollutants into the environment. Under certain circumstances, environmental laws and regulations may impose "strict liability" and render a company liable for environmental damage without regard to negligence or fault; such laws and regulations could expose ENSCO or DUAL to liability for the conduct of or conditions caused by others. In addition, events of recent years have heightened environmental concerns about the oil and gas industry generally. From time to time legislative proposals have been introduced that would materially limit or prohibit offshore drilling in certain areas. To date, no proposals that would materially limit or prohibit drilling in certain areas have been enacted into law. If laws are enacted or other governmental action is taken that restrict or prohibit offshore drilling in ENSCO's or DUAL's areas of operation or impose environmental protection requirements that materially increase the costs of offshore exploration, development or production of oil and gas, they could be materially adversely affected.

    The United States Oil Pollution Act of 1990 ("OPA'90") and similar legislation enacted in Texas, Louisiana and other coastal states address oil spill prevention and control and significantly expand liability exposure across all segments of the oil and gas industry. OPA'90, such similar legislation and related regulations impose a variety of obligations on ENSCO and DUAL related to the prevention of oil spills and liability for damages resulting from such spills. OPA'90 imposes strict and, with limited exceptions, joint and several liability upon each responsible party for oil removal costs and a variety of public and private damages. OPA'90 also imposes ongoing financial responsibility requirements on a responsible party. A failure to comply with ongoing requirements or inadequate cooperation in a spill may subject a responsible party, including in some cases ENSCO or DUAL, to civil or criminal enforcement action. Also, the U.S. Minerals Management Service is required to promulgate regulations to implement the financial responsibility requirements for offshore facilities. If implemented as written, the financial responsibility requirements of OPA'90 could have the effect of significantly increasing the amount of financial responsibility that oil and gas operators must demonstrate to comply with OPA'90. While industry groups and marine insurance carriers are seeking modification of these requirements, implementation of these requirements in their current form could adversely affect the ability of some customers of ENSCO or DUAL to operate in U.S. waters, which could have a material adverse effect on either ENSCO or DUAL.

LIMITATIONS ON OWNERSHIP BY NON-U.S. CITIZENS

    ENSCO, as the owner of United States flag vessels, is subject to the Shipping Act, 1916, as amended, which provides that a controlling interest in ENSCO may not be acquired by a non-U.S. citizen without the consent of the U.S. Secretary of Transportation, acting through the United States Maritime Administration ("MARAD"). If a non-U.S. citizen were to acquire a controlling interest in ENSCO without MARAD's consent, MARAD would have the right to exercise various remedies under the Shipping Act, 1916, as amended, including seizure of vessels, civil penalties and certain misdemeanor criminal penalties.

    Therefore, ownership and control of ENSCO Common Stock by non-U.S. citizens is limited by the terms of the ENSCO Certificate of Incorporation. Under certain circumstances, transfers of ENSCO Common Stock to non-U.S. citizens may be void and certain ENSCO Common Stock owned by non-U.S. citizens may not be permitted to vote or receive dividends. See "Comparisons of Stockholders' Rights -- Restrictions on Alien Ownership."

OPERATIONAL RISKS AND INSURANCE

    ENSCO's and DUAL's operations are subject to the many hazards inherent in the drilling business, including blowouts, cratering, fires, reservoir damage, loss of production, loss of well control, collisions or groundings of drilling equipment, and damage or loss from adverse weather and seas, which could cause substantial damage to the environment. These hazards could also cause personal injury and loss of life, suspend drilling operations or seriously damage or destroy the property and equipment involved and, in addition to environmental damage, could cause substantial damage to producing formations and surrounding areas. Their offshore drilling equipment also is subject to hazards inherent in marine operations, such as capsizing, grounding, collision, damage from weather or sea conditions or unsound location. In addition, they may be subject to liability for oil spills, reservoir damage and other accidents that could cause substantial damages.

    ENSCO and DUAL generally insure their drilling rigs for amounts not less than the estimated fair market value thereof. ENSCO also maintains liability insurance coverage in amounts and scope which ENSCO's management believes are comparable to the levels of coverage carried by other energy service companies. To date, ENSCO has not experienced difficulty in obtaining insurance coverage. While ENSCO and DUAL believe that their insurance coverages are customary for the energy service industry, the occurrence of a significant event not fully insured against could have a material adverse effect on ENSCO's or DUAL's financial position.

GOVERNMENT REGULATION

    ENSCO's and DUAL's business is affected by political developments and by federal, state, local and foreign laws and regulations that relate directly to the oil and gas industry. Statutory provisions generally include requirements as to well spacing, waste prevention, production limitation, well and dredging permits and similar matters. The drilling industry is also affected by changing tax laws, price controls and other laws affecting the energy business. Drilling rigs and operations are subject to federal, state, local and foreign laws and regulations relating to engineering, design, structural, safety, operational and inspection standards. The adoption of laws and regulations curtailing exploration and development and drilling for oil and gas for economic, environmental or other policy reasons would and have adversely affected ENSCO's and DUAL's operations by limiting available drilling opportunities for their customers and/or increasing the costs of such activities to ENSCO, DUAL, and their customers.

INTERNATIONAL OPERATIONS

    ENSCO's and DUAL's international operations are subject to political, economic, and other uncertainties, such as the risks of expropriation of their equipment, expropriation of a customer's property or drilling rights, repudiation of contracts, adverse tax policies, general hazards associated with international sovereignty over certain areas in which ENSCO and DUAL operate, and fluctuations in international economies. To lessen the risk of possible future adverse developments outside the United States, ENSCO, in some instances, enters into contracts for indemnification from operators for whom drilling services are being performed.

    ENSCO's and DUAL's international operations face the additional risk of fluctuating currency values and exchange controls. Occasionally, the countries in which ENSCO or DUAL operates have enacted exchange controls to regulate international currency exchange. Historically, ENSCO has been able to limit these risks by obtaining compensation in United States dollars or freely convertible international currency and, to the extent possible, by limiting acceptance of blocked currency to amounts which match its expenditure requirements in local currencies.

    ENSCO has significant operations in Venezuela. Venezuela has recently encountered certain political and economic crises. To date, such crises have not adversely affected ENSCO's business operations in that country.

CERTAIN ANTI-TAKEOVER EFFECTS

    ENSCO  has adopted a stockholder rights  plan, which may make an unsolicited
acquisition  of  ENSCO  more  difficult   or  expensive.  See  "Comparisons   of
Stockholders' Rights -- Anti-takeover Provisions."

INTERESTS OF CERTAIN PERSONS; POSSIBLE CONFLICTS OF INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of the management of DUAL and the Board of Directors of DUAL have interests in the Merger in addition to their interests as stockholders of DUAL. For instance, certain such persons will receive severance and/or other employment benefits under their employment agreements or applicable plans as a result of the Merger. See "The Merger -- Interests of Certain Persons; Possible Conflicts of Interest." Similarly, certain such persons hold options for the purchase of DUAL Common Stock which will be extinguished in return for shares of ENSCO Common Stock. See "Certain Provisions of the Merger Agreement -- Effect of the Merger on Stock Options."

NO DIVIDENDS

    ENSCO has never paid dividends to holders of shares of ENSCO Common Stock. DUAL has not paid dividends to holders of DUAL Common Stock since its initial public offering in August 1993. ENSCO intends to retain all of its earnings for use in its business and, therefore, does not anticipate paying cash dividends on ENSCO Common Stock in the foreseeable future.

                              THE SPECIAL MEETING

GENERAL

    This Prospectus/Proxy Statement is being furnished to stockholders of DUAL in connection with the solicitation of proxies by the Board of Directors of DUAL for use at the Special Meeting of stockholders to be held on June 12, 1996, at 10:00 a.m., Central time, at Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas 75225 and at any adjournments or postponements thereof.

    This Prospectus/Proxy Statement also constitutes the Prospectus with respect to the shares of ENSCO Common Stock issuable in connection with the Merger.

PURPOSES OF THE SPECIAL MEETING

    At the Special Meeting, holders of shares of DUAL Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement. DUAL stockholders will also vote on a proposal to approve the Unit Plan and transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof. THE BOARD OF DIRECTORS OF DUAL HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT DUAL STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of all outstanding shares of DUAL Common Stock is required to approve and adopt the Merger Agreement. As a result, abstentions, failures to vote and broker non-votes will have the same effect as votes against the Merger Agreement since they are not votes for approval. The affirmative vote of the holders of a majority of the shares of DUAL Common Stock present and voting at the Special Meeting is required to approve the Unit Plan. Abstentions from voting on the Unit Plan will be included in the voting tally and will have the same effect as a vote against that proposal. Because broker non-votes are not considered "shares present" with respect to a matter requiring the affirmative vote of a majority of shares present in person or by proxy at the Special Meeting, broker non-votes will not affect the outcome with respect to the proposal to approve the Unit Plan. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder Shares (representing approximately 59.6% of the outstanding shares of DUAL Common Stock) will be present and voted at the Special Meeting in favor of the Merger Agreement and the Unit Plan. Therefore, no additional votes from the stockholders of DUAL are necessary to approve the Merger Agreement or the Unit Plan. See "Principal Stockholder Agreement."

VOTING OF PROXIES

    Shares of DUAL Common Stock represented by properly executed proxies received at or prior to the Special Meeting, and which have not thereafter been properly revoked as described below, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement, FOR approval of the Unit Plan, and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting.

REVOCABILITY OF PROXIES

    A DUAL stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by any manner permitted by law, including (i) giving written notice of revocation by mail or facsimile to DUAL prior to the Special Meeting or (ii) properly submitting to DUAL by mail or facsimile a duly executed proxy bearing a later date. Submissions to DUAL should be made to DUAL DRILLING COMPANY, Attn: Corporate Secretary, at 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225, facsimile (214) 373-0533. Any beneficial owner whose shares of DUAL Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to change such stockholder's vote should contact such registered holder promptly and instruct such registered holder on such beneficial owner's behalf. There is no guarantee that there will be sufficient time prior to the Special Meeting for the registered holder to deliver a revocation upon instruction by the beneficial owner.

SOLICITATION OF PROXIES

    DUAL will bear the cost of the solicitation of proxies from its stockholders, except that ENSCO and DUAL will share equally the cost of printing, filing, and certain other fees and expenses associated with this Prospectus/Proxy Statement. In addition to the solicitation of proxies by mail, directors, officers and employees of DUAL may solicit proxies from stockholders personally or by telephone, telegraph or facsimile transmissions. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of DUAL Common Stock held of record by such persons, and, upon request, DUAL will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. The Company also has employed D.F. King & Co., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $3,000.

RECORD DATE; SHARES ENTITLED TO VOTE

    The close of business on May 1, 1996 has been fixed as the Record Date for determining holders of DUAL Common Stock entitled to notice of and to vote at the Special Meeting. As of the Record Date, 15,765,713 shares of DUAL Common Stock were outstanding and held of record by 28 holders. The DUAL Common Stock is the only class of capital stock of DUAL issued and outstanding. Each stockholder of record as of the close of business on the Record Date is entitled at the Special Meeting to one vote for each share of the DUAL Common Stock held.

QUORUM

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of DUAL Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder Shares will be present and voted at the Special Meeting in favor of the Merger Agreement and the Unit Plan. Therefore, no additional stockholders are necessary to be present at the Special Meeting to constitute a quorum. See "Principal Stockholder Agreement."

                                   THE MERGER

GENERAL

    The Merger Agreement provides for a business combination between ENSCO and DUAL in which a wholly-owned subsidiary of ENSCO would be merged with and into DUAL and the holders of DUAL Common Stock would be issued shares of ENSCO Common Stock. As a result of the Merger, DUAL would become a wholly-owned subsidiary of ENSCO. A copy of the Merger Agreement is attached to this Prospectus/Proxy Statement as Appendix A and is incorporated herein by reference.

BACKGROUND OF THE MERGER

    In July 1995, the Board of Directors of DUAL instructed Mr. David W. Skarke, the Chairman of the Board of DUAL, and Simmons to prepare an analysis of DUAL's operating and financial history and future outlook, asset base and matters relating to DUAL Common Stock, including trading volume, liquidity, float and value relative to comparable companies in the offshore drilling industry, and other factors relevant to determining how to enhance stockholder value and improve the liquidity of DUAL's Common Stock, and to distribute the analysis to the Board prior to their next meeting on September 14, 1995.

    On September 6, 1995, each member of the Board of Directors of DUAL received a copy of the analysis prepared by Mr. Skarke and Simmons. The analysis discussed DUAL's current focus and form and DUAL's related strengths and weaknesses, including, among other things, (i) a review of DUAL's performance and value relative to DUAL's competitors, (ii) the activity of DUAL Common Stock, including trading volume, liquidity and float, and (iii) the performance of DUAL Common Stock relative to comparable companies in the drilling industry. The analysis also addressed the positive and negative implications, and the expected effect on stockholder value, if DUAL were to (i) maintain its independence, (ii) pursue a sale or merger strategy, or (iii) pursue a divestiture strategy. In reviewing the implications arising out of remaining independent, the analysis indicated the need to acquire additional rigs and the potential need to recapitalize DUAL through a securities offering. The analysis also considered the possibility of selling DUAL to, or merging DUAL with, another party (a "Potential Sale or Merger Transaction"), and addressed, among other things, the effect such Potential Sale or

Merger Transaction would have on DUAL stockholder value arising from a (i) sale of platform rigs or jackup rigs as separate fleets, (ii) Potential Sale or Merger Transaction pursuant to which DUAL would remain intact as a going concern and potentially realize a premium for synergistic value, (iii) cash transaction,
(iv) stock transaction, or (v) transaction involving a combination of stock and cash.

    On September 14, 1995, the Board of Directors of DUAL held a meeting at which it addressed the matters presented in the analysis prepared by Mr. Skarke and Simmons. In reviewing the various strategic alternatives for pursuing enhanced stockholder value, the Board of Directors of DUAL noted the issues which it felt would be associated with remaining independent. These issues would include the desirability of acquiring additional quality rigs, very few of which were then available for purchase. The Board also discussed the issues DUAL might face in pursuing a recapitalization due to DUAL's leverage position relative to other companies in the industry. In its discussion of a Potential Sale or Merger Transaction, the Board of Directors of DUAL noted the importance of considering all potential candidates including, among others, foreign companies and companies operating outside the drilling industry ("Potential Candidates"). The Board of Directors of DUAL also addressed the importance of carefully assessing the value of securities that might be received in a Potential Sale or Merger Transaction. In the case of a Potential Sale or Merger Transaction involving the exchange of DUAL Common Stock, the Board expressed the need to be sensitive to possible restrictions on the sale of the securities to be received by DUAL stockholders. Based on the Board's discussion and the analysis prepared by Mr. Skarke and Simmons, the Board of Directors of DUAL concluded that there was an opportunity to enhance DUAL stockholder value by implementing a sale or merger strategy.

    The Board of Directors of DUAL then discussed the issue of engaging an investment banker to assist in the development of Potential Sale or Merger Transaction scenarios. The Board of Directors of DUAL was of the opinion that an investment banker would add credibility, facilitate a merger or sale transaction and assure that DUAL stockholders would receive the best price for their DUAL Common Stock in connection with such merger or sale transaction. Following a discussion relating to the relative strengths and weaknesses of several investment banking firms, the Board of Directors of DUAL agreed to engage Simmons to (i) identify Potential Candidates, (ii) evaluate various Potential Sale or Merger Transaction structures, (iii) assist in structuring a Potential Sale or Merger Transaction, and (iv) provide a fairness opinion. As a result of this meeting, Simmons presented a draft engagement letter to the Board of Directors of DUAL (the "Simmons Engagement Letter"), which was circulated among, and reviewed by, the members of the Board of Directors of DUAL and Akin, Gump, Strauss, Hauer & Feld, L.L.P., DUAL's counsel, prior to its execution.

    A telephonic meeting of the Board of Directors of DUAL was held on October 12, 1995, at which it addressed the Simmons Engagement Letter. The Board of Directors of DUAL discussed, among other things, the likelihood that Simmons would prepare a fairness opinion if a Potential Sale or Merger Transaction materialized, and the potential additional cost to DUAL if another firm were asked to provide the fairness opinion. Based upon these discussions, the Board of Directors of DUAL confirmed the engagement of Simmons and also confirmed that the fee arrangement with Simmons (the "Simmons Transaction Fee") was inclusive of (i) the fairness opinion, and (ii) the $50,000 fee previously paid to Simmons for their strategic analysis. The Board of Directors of DUAL requested that the draft of the Simmons Engagement Letter be modified to confirm these understandings.

    During the October 12, 1995 telephonic meeting, Mr. Skarke updated the Board of Directors of DUAL on the status of the Potential Sale or Merger Transaction and his interaction with Simmons. The Board of Directors of DUAL discussed the information document being prepared for the Potential Candidates and the need for strategic reassurance and careful consideration of the type and amount of information related to DUAL to be included in such document.

    The Board of Directors of DUAL then asked a representative of Simmons to join it at the meeting. This representative commented on the types of Potential Candidates, foreign buyer potential, market conditions and certain other issues related to the Potential Sale or Merger Transaction.

    On November 2, 1995, the Board of Directors of DUAL held a telephonic meeting pursuant to which it authorized Simmons to begin contacting selected Potential Candidates for a Potential Sale or Merger Transaction (the "Selected Candidates"). The Selected Candidates included many domestic and international offshore drilling companies, including ENSCO, and certain companies outside the offshore drilling industry.

    A regularly scheduled meeting of the Board of Directors of DUAL held on December 1, 1995, began with a presentation from Simmons on the status of the Potential Sale or Merger Transaction and expressions of interest therein received from various Potential Candidates. Certain representatives of Simmons and Mr. Tharald Brovig, a director of the Principal Stockholder, were asked to join the meeting. The Simmons representatives informed the Board of Directors of DUAL that preliminary expressions of interest in a Potential Sale or Merger Transaction had been received from six major offshore drilling companies, including ENSCO (the "Final Candidates"). Some of these expressions of interest were based upon a stock-for stock exchange with the potential for some cash to be paid to DUAL stockholders. The preliminary values for DUAL's common stock arising out of the expressions of interest by the Final Candidates ranged between $10 1/8 per share to approximately $12 per share. The Board discussed the Final Candidates' expressions of interest in detail, which discussion included, among other things, the potential transactional structures relating to each Final Candidate, and a comparison of the strengths and weaknesses of a sale or merger with each Final Candidate.

    The Board of Directors of DUAL and Simmons representatives next discussed the strategy to be implemented to generally increase levels of interest in a Potential Sale or Merger Transaction and improve DUAL stockholder value. The Board of Directors of DUAL concluded that Simmons should continue discussions with all Potential Candidates. The Board of Directors of DUAL also agreed that DUAL would prepare a data room and management presentations for each Potential Candidate, anticipating that the presentations and data room visits would begin during the week of December 11, 1995.

    A special meeting of the Board of Directors of DUAL was held on January 17, 1996, which meeting began with a review of the indications of interest received from Potential Candidates. The Board of Directors of DUAL identified the proposals submitted by three of the Potential Candidates, including ENSCO (collectively, the "Final Three Candidates") as having the potential to offer the best value reasonably available to DUAL's stockholders. The Board of Directors of DUAL then reviewed the presentations made by each of the Final Three Candidates on January 16, 1996, to the Board of Directors of DUAL, and discussed their impressions relating to the question and answer sessions with each of the Final Three Candidates which followed such presentations. The Board of Directors of DUAL noted and discussed alternatives to a merger transaction, and concluded that a merger with any of the Final Three Candidates offered enhanced value to DUAL's stockholders. The Board of Directors of DUAL then again reviewed the proposals submitted by each of the Final Three Candidates, which review included, among other things, a review of the potential structure for a merger with each of the Three Candidates, the strengths and weaknesses of a sale to or merger with each of the Final Three Candidates, and the projected effect on stockholder value arising from a merger with each of the Final Three Candidates. The Board discussed that the values offered for DUAL by the Final Three Candidates were substantially the same, and that the determination of the preferred merger candidate would likely be dependent on other factors. The Board noted that each of the Final Three Candidates had discussed the improved operating results that would likely occur as a result of the combination of DUAL with such company due to operating efficiencies and the elimination of duplicative functions. ENSCO, however, also identified an additional significant strategic benefit of a merger with it. ENSCO noted that a merger of DUAL with it would not only result in a larger, more efficient company, but would have the additional strategic benefit of significantly increasing the number of premium jackup rigs in ENSCO's total fleet and immediately expanding its presence in attractive international markets such as the Middle East and Southeast Asia where DUAL was currently operating but ENSCO was not. The Board of Directors of DUAL discussed that these additional strategic factors were particularly compelling and felt they might contribute to a greater improvement in the stock value of the combined company than would a merger with either of the other two candidates.

    L.H. Dick Robertson, the President and Chief Executive Officer of DUAL, was then asked to render his opinion relating to each of the Final Three Candidates. Mr. Robertson discussed his views on the relative strengths and weaknesses of a sale of DUAL to, or merger of DUAL with, each of the Final Three Candidates. At the conclusion of this discussion, Mr. Robertson informed the Board of Directors of DUAL that because of his position as a senior executive of DUAL, he deemed it advisable that he abstain from the vote on which of the Final Three Candidates DUAL should pursue in connection with a Potential Sale or Merger Transaction. With Mr. Robertson abstaining, the remaining five members of the Board of Directors of DUAL voted in favor of further exploration of, and the beginning of negotiations with respect to, a sale or merger with ENSCO, which they believed offered the best opportunity to maximize stockholder value for the holders of DUAL Common Stock based on the stock value of the combined companies. Mr. Skarke and Simmons were directed to engage in further discussions with ENSCO with the objectives of (i) improving ENSCO's offer within certain specified parameters and (ii) entering into a letter of intent as soon as practicable. The Board of Directors of DUAL also discussed that ENSCO had indicated that it would require a fee of $5,000,000, and Mr. Skarke and Simmons were authorized to pursue a letter of intent on that basis. The Board of Directors of DUAL noted that it had been impressed with the presentations of each of the other Final Three Candidates and recognized that if ENSCO were to be unwilling to pursue a transaction with DUAL, a sale of DUAL to, or merger of DUAL with, either of the other Final Three Candidates would constitute attractive alternatives.

    Following the January 17, 1996 meeting of the Board of Directors of DUAL and prior to January 25, 1996, there were several telephone conversations between Simmons and representatives of ENSCO discussing the structure of a proposed transaction involving DUAL and ENSCO, including the share exchange ratio. ENSCO and Simmons each made several proposals in respect of the share exchange ratio during such period. The final share exchange ratio was offered by ENSCO and after negotiations between ENSCO and Simmons such share exchange ratio was submitted to, and accepted by, the Board of Directors of DUAL at a telephonic Board of Directors' meeting on January 24, 1996. On January 25, 1996, DUAL and ENSCO entered into a letter of intent setting forth the framework governing the terms of the proposed merger. Pursuant to the letter of intent DUAL and ENSCO agreed, among other things, (i) that each of the holders of DUAL Common Stock would receive for each share of DUAL Common Stock .625 shares of ENSCO Common Stock, (ii) that all outstanding stock options or other rights to acquire DUAL Common Stock would terminate immediately prior to the proposed merger, and the holders thereof would be entitled to receive from DUAL an amount in cash equal to the difference between the fair market value of the DUAL Common Stock on the date of termination and the exercise price of the option or other right, (iii) that the form of the proposed merger would be structured and agreed to by ENSCO and DUAL after review of tax, regulatory, contract consent and other appropriate issues, (iv) to submit a definitive merger agreement for approval by their respective boards of directors not later than March 31, 1996 and (v) to certain conditions precedent to the proposed merger.

    A special meeting of the Board of Directors of DUAL was held on February 21, 1996. At this meeting, the Board of Directors of DUAL discussed the proposed merger, including certain remaining outstanding business issues regarding the proposed merger and the status of the ongoing due diligence review by ENSCO. In addition, at this meeting, representatives of Simmons presented to the Board of Directors of DUAL an oral summary of the analysis Simmons undertook to form its fairness opinion regarding the proposed merger and rendered the oral opinion of Simmons that, as of that date, the consideration to be received by the holders of DUAL Common Stock in the proposed merger was fair from a financial point of view to those holders. See "-- Fairness Opinion."

    A telephonic meeting of the Board of Directors of DUAL was held on March 12, 1996, at which the Board of Directors of DUAL unanimously approved the Merger and the execution of the Merger Agreement.

DUAL'S REASONS FOR THE MERGER; RECOMMENDATION OF DUAL'S BOARD OF DIRECTORS

    The Board of Directors of DUAL has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby offer the best opportunity to maximize stockholder value for the holders of DUAL Common Stock based on the stock value of the combined companies. Accordingly, the Board of Directors of DUAL has unanimously approved the Merger Agreement and recommends approval thereof by the stockholders of DUAL. In reaching its determination, the Board of Directors of DUAL consulted with DUAL management, as well as its legal counsel and its financial advisors, and considered a number of factors, including, without limitation, the following:

    (i) the common business strategies and complementary nature of the rig fleets of DUAL and ENSCO;

    (ii) the strong performance of the ENSCO Common Stock, and the opportunity for future liquidity associated with the ENSCO Common Stock due to its high average trading volume as compared to the trading volume of the DUAL Common Stock;

   (iii) the opportunity afforded DUAL stockholders to maintain a publicly-traded equity investment in a larger combined enterprise in the offshore drilling industry and to participate in the growth and appreciation of the business of the combined company;

   (iv) the opportunity afforded DUAL stockholders to share in the potential cost savings achieved through consolidation;

    (v) its belief that the future business prospects of the combined company were strong due to the large size of the rig fleet and geographic diversity of operations;

   (vi) the balance sheet strength of the combined company relative to DUAL's stand-alone balance sheet;

   (vii) the exchange ratio between ENSCO Common Stock and DUAL Common Stock which the Board believed would result in enhanced value for the DUAL stockholders;

  (viii) the expected tax-free nature of the Merger;

   (ix) enhanced growth opportunities for the combined company from expanded geographic presence and greater resources; and

    (x) recent consolidation in and the outlook for the offshore drilling industry.

    Based on the opinion of Simmons to the effect that, from a financial point of view, the consideration to be received by DUAL's stockholders upon consummation of the Merger is fair to such stockholders, and on the foregoing matters and such other matters as were deemed relevant, the Board of Directors of DUAL unanimously approved the Merger as being in the best interests of DUAL's stockholders.

    The foregoing discussion of the information and factors considered and given weight by the Board of Directors of DUAL is not intended to be exhaustive but is believed to include the material factors the Board of Directors of DUAL considered. In addition, in reaching the determination to approve and recommend the Merger, considering the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board of Directors of DUAL did not find it practical to, and did not, quantify or otherwise attempt to assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

    THE BOARD OF DIRECTORS OF DUAL UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF DUAL VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND, AS CONTEMPLATED THEREBY, APPROVAL OF THE MERGER.

ENSCO'S REASONS FOR THE MERGER

    The Board of Directors of ENSCO has determined that the Merger is in the best interests of the stockholders of ENSCO because it is the best option for achieving the strategic goals of ENSCO, offering the ENSCO/DUAL combination a broadened geographic presence, an increased fleet of offshore drilling rigs, and potential economies of scale. Accordingly, the Board of Directors believes that the Merger could allow ENSCO to compete more effectively for contracts and relationships internationally. In reaching its determination, the Board of Directors considered certain factors, including the following:

    (i) the business and financial prospects of an ENSCO/DUAL combination, including the size of the combined rig fleet, the potential operational benefits, and the outlook for the respective fleets;

    (ii) the economies of scale which could be afforded to an ENSCO/DUAL combination;

   (iii) the geographic diversification of a combined ENSCO/DUAL drilling rig fleet, in accordance with ENSCO's objective of geographic expansion of its offshore drilling rig fleet;

   (iv) the balance sheet strength of an ENSCO/DUAL combination and the debt levels relative to equity of the two companies;

    (v) the outlook of the offshore drilling industry internationally and in the geographic markets serviced by ENSCO and DUAL, including the market trends and prospects for premium jackup rigs and self-contained platform rigs;

   (vi) the structure of the Merger, the terms of the Merger Agreement and the exchange ratio between ENSCO Common Stock and DUAL Common Stock, which were the result of arms'-length negotiations between ENSCO and DUAL; and

   (vii) recent and historical market prices of the ENSCO Common Stock and the DUAL Common Stock.

    In determining whether the Merger was fair to and in the best interest of stockholders of ENSCO, the Board of Directors of ENSCO considered the factors above as a whole and did not assign specific or relative weights to such factors.

EFFECTIVE TIME

    If the Merger Agreement is approved and adopted by the requisite vote of the stockholders of DUAL and the other conditions to the Merger are satisfied or waived (if permissible), the Merger will be consummated and effected at the time a Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as the parties to the Merger Agreement agree to in writing and specify in such Certificate of Merger. The Merger Agreement provides that ENSCO and DUAL will cause the Effective Time to occur as promptly as practicable, but in no event later than the first business day (unless such other date is agreed to in writing by the parties to the Merger Agreement) following the satisfaction or, if permissible, waiver of all the conditions set forth in the Merger Agreement. The Merger Agreement may be terminated prior to the Effective Time by either ENSCO or DUAL in certain circumstances, whether before or after approval and adoption of the Merger Agreement by the stockholders of DUAL. See "Certain Provisions of the Merger Agreement -- Termination."

TERMS OF THE MERGER

    If all required stockholder approvals are obtained and all other conditions to the Merger are satisfied or waived, if permissible, then at the Effective Time Merger Subsidiary will be merged with and into DUAL, which will be the Surviving Corporation and automatically renamed DUAL Holding

Company, and the Certificate of Incorporation and Bylaws of DUAL will be amended automatically to conform with those of Merger Subsidiary. In the Merger, each share of DUAL Common Stock outstanding immediately prior to the Effective Time (other than Cancelable Shares) will be converted into the right to receive 0.625 of a share of ENSCO Common Stock. The Merger is structured as a tax-free reorganization to the extent DUAL stockholders receive shares of ENSCO Common Stock. Depending upon uncertain factual developments, it is possible that the Merger might not be treated as a reorganization within the meaning of Section 368(a) of the Code, as a result of which each holder of shares of DUAL Common
Stock would recognize gain in the amount of the difference between the fair market value of the shares of ENSCO Common Stock and/or cash in lieu of fractional shares, and such holder's tax basis in the DUAL Common Stock exchanged therefor. See "The Merger -- Certain United States Federal Income Tax Consequences."

FAIRNESS OPINION

    DUAL retained Simmons to act as its financial advisor and to render a fairness opinion in connection with the Merger. At a meeting of the Board of Directors of DUAL on February 21, 1996, Simmons rendered an oral opinion that the consideration to be received by the holders of DUAL Common Stock in the Merger was fair from a financial point of view to such holders. Subsequently, Simmons confirmed this opinion in writing as of March 21, 1996.

    The full text of Simmons' fairness opinion, dated March 21, 1996, which sets forth the assumptions made, general procedures followed, matters considered and limits on review undertaken, is attached as Appendix B to this Prospectus/Proxy Statement. Simmons' opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by the holders of DUAL Common Stock and does not constitute a recommendation to any holder of DUAL Common Stock as to how such stockholder should vote on the Merger Agreement. STOCKHOLDERS OF DUAL ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

    In connection with rendering its opinion, Simmons has reviewed and analyzed, among other things, the following: (i) the Letter of Intent between ENSCO and DUAL dated January 25, 1996, (ii) the Merger Agreement, (iii) the financial statements and other information concerning DUAL, including the Annual Reports on Form 10-K of DUAL for the three years ended December 31, 1995, DUAL's prospectus dated August 5, 1993 relating to the initial public offering of 6,250,000 shares of DUAL Common Stock, DUAL's prospectus dated January 20, 1994 relating to the offering of $100,000,000 principal amount of the 9 7/8% Senior Subordinated Notes due 2004, and the Current Reports on Form 8-K of DUAL dated January 25, 1996, August 5, 1995 and June 5, 1995, (iv) certain other internal information, primarily financial in nature, concerning the business and operations of DUAL furnished by DUAL for purposes of Simmons' analysis, (v) certain publicly available information concerning ENSCO, including the Annual Reports on Form 10-K of ENSCO for the three years ended December 31, 1995 and the Current Reports on Form 8-K dated January 25, 1996, September 11, 1995, May 23, 1995 and March 23, 1995, (vii) certain other internal information, primarily financial in nature, concerning the business and operations of ENSCO furnished by ENSCO for purposes of Simmons' analysis, (viii) certain publicly available information concerning the trading of, and trading market for, ENSCO Common Stock, (ix) certain publicly available information with respect to certain other companies that Simmons believes to be comparable to DUAL or ENSCO and the trading markets for certain of such other companies' securities, (x) certain publicly available information concerning the estimates of the future operating and financial performance of DUAL, ENSCO and the comparable companies prepared by industry analysts unaffiliated with either DUAL or ENSCO, and (xi) certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry. Simmons also met with certain officers and employees of DUAL and ENSCO to discuss the foregoing as well as other matters believed relevant to the inquiry. In addition, Simmons made such other analyses and examinations as it considered appropriate in expressing its opinion.

    In arriving at its opinion, Simmons has assumed and relied upon the accuracy and completeness of all of the financial and other information provided by DUAL and ENSCO, or publicly available, including, without limitation, information with respect to asset conditions, tax positions, liability reserves and insurance coverages, and has not attempted independently to verify any of such information. Simmons has not conducted a physical inspection of any of the assets, properties or facilities of DUAL or ENSCO, nor has Simmons made or obtained any independent evaluations or appraisal of any of such assets, properties or facilities. In addition, Simmons has discussed the prospects of DUAL with certain representatives of DUAL and has been provided with certain financial projections of DUAL. Simmons has also discussed the prospects of ENSCO with certain representatives of ENSCO.

    In conducting its analysis and arriving at its opinion, Simmons considered such financial and other factors as it deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of DUAL and ENSCO, (ii) the business prospects of DUAL and ENSCO, (iii) the historical and current market for DUAL Common Stock, for ENSCO Common Stock and for the equity securities of certain other companies believed to be comparable to DUAL or ENSCO, (iv) the respective contributions in terms of various financial measures of DUAL and ENSCO to the combined company, and the relative pro forma ownership of ENSCO after the Merger by the current holders of DUAL Common Stock and ENSCO Common Stock, and (v) the nature and terms of 18 other acquisition transactions that Simmons believed to be relevant. Simmons also took into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities' valuation generally. Simmons' opinion necessarily was based upon conditions as they existed and could be evaluated, and on the information made available, at the date thereof. The opinion rendered by Simmons does not constitute an opinion as to the future value of ENSCO Common Stock upon consummation of the Merger or the price at which ENSCO Common Stock will trade at any time.

    IN CONNECTION WITH A PRESENTATION TO THE BOARD OF DIRECTORS OF DUAL ON FEBRUARY 21, 1996, SIMMONS ADVISED THE BOARD OF DIRECTORS OF DUAL THAT, IN EVALUATING THE CONVERSION RATE TO BE USED IN THE MERGER, SIMMONS HAD PERFORMED A VARIETY OF FINANCIAL ANALYSES WITH RESPECT TO DUAL AND ENSCO.

    CONVERSION RATE PROFILE. Simmons performed an analysis of the ratio of the market price of DUAL Common Stock to the market price of ENSCO Common Stock during the period from August 1993 through January 1996. Simmons calculated the ratio of the DUAL Common Stock closing price for each trading day during that period to the ENSCO Common Stock closing price for each day. This analysis implied a conversion rate ranging from a high of 1.39 shares of ENSCO Common Stock for each share of DUAL Common Stock to a low of 0.49 shares of ENSCO Common Stock for each share of DUAL Common Stock, with an average during the period of 0.73 shares of ENSCO Common Stock for each share of DUAL Common Stock. Simmons also calculated the average ratio during the past 3, 6 and 12 months, respectively, of the DUAL Common Stock closing price for each trading day to the ENSCO Common Stock closing price for such day. This analysis implied a conversion rate of 0.57, 0.58 and 0.59 of a share of ENSCO Common Stock for each share of DUAL Common Stock, based on the last 3, 6 and 12 months, respectively. Simmons also calculated the ratio of the DUAL Common Stock closing price on January 24, 1996 ($13 1/16 per share) to the ENSCO Common Stock closing price on such day ($22 3/4 per share). This implied a conversion rate of 0.57 shares of ENSCO Common Stock for each share of DUAL Common Stock.

    PREMIUM ANALYSIS. Simmons calculated the premium to holders of DUAL Common Stock of the "Implied Consideration" (obtained by multiplying the closing price for ENSCO Common Stock on February 20, 1996 by the Merger exchange ratio of 0.625) to the closing price for DUAL Common Stock on January 24, 1996, on the dates one month, three months and six months prior, as well as to the daily average closing prices for DUAL Common Stock for the 10 days, 20 days, 30 days, and 60 days prior, and to the daily average closing price for DUAL Common Stock the 52 weeks prior and to each of the 52-week high and low closing prices for DUAL Common Stock. Based upon the closing price for ENSCO Common Stock of $26 3/8 on February 20, 1996, Simmons calculated premiums to holders of DUAL Common Stock equal to 26.2% of the closing price for DUAL Common Stock of $13 1/16 on

January 24, 1996; 49.9% of the closing price for DUAL Common Stock of $11 one month earlier; 73.5% of the closing price for DUAL Common Stock of $9 1/2 three months earlier; 69.1% of the closing price for DUAL Common Stock of $9 3/4 six months earlier; 29.2% of the 10-day average price for DUAL Common Stock of $12.76; 34.1% of the 20-day average price for DUAL Common Stock of $12.29; 39.5% of the 30-day average price for DUAL Common Stock of $11.82; 50.9% of the 60-day average price for DUAL Common Stock of $10.92; 71.6% of the 52-week average price for DUAL Common Stock of $9.61 and 26.2% and 125.4% of the 52-week high and low closing prices, respectively, for DUAL Common Stock of $13 1/16 and $7 5/16.

    Simmons also analyzed average acquisition premiums for acquisitions of 721 public companies in the years 1990 through 1995, focusing on completed transactions in the $50 to $500 million range. The average premium to last closing price prior to announcement of such transactions during any year ranged from a low of 25.7% to a high of 32.4%, with the weighted average for 721 transactions being 29.7% compared to the premium for the Merger of 26.2%, based on a closing price of $13 1/16 for DUAL Common Stock on January 24, 1996 and $26 3/8 for ENSCO Common Stock on February 20, 1996.

    RELATIVE CONTRIBUTION ANALYSIS. Simmons analyzed the relative equity contributions of DUAL and ENSCO to, among other things, the combined last 12 months' ("LTM") earnings before depreciation, interest, and taxes ("EBDIT"), LTM net income, LTM cash flow (defined as net income plus depreciation and amortization), projected 1996 EBDIT, projected 1996 net income, projected 1996 cash flow and market equity value (based on January 24, 1996 share prices) of the two companies, assuming consummation of the Merger (without giving effect to any transaction adjustments). Simmons calculated contributions to equity by DUAL of approximately 9% of combined LTM EBDIT; a not meaningful percent of combined reported LTM net income; 4% of combined LTM cash flow; 18% of projected 1996 EBDIT; 13% of projected 1996 net income; 18% of projected 1996 cash flow and 13% of market equity value. Simmons also calculated the percentage of the combined company's equity that would be held by former DUAL stockholders assuming consummation of the Merger as 14% (using the conversion rate to be used in the Merger) and compared such percentage with the foregoing contribution percentages.

    DISCOUNTED CASH FLOW ANALYSES. Simmons used DUAL management's projections to calculate projected future cash flows for DUAL through the year 2000. Simmons discounted to present value the future free cash flows of DUAL and the terminal value of six times year 2000 EBDIT by applying discount rates ranging from 12% to 15%. Based on these calculations, Simmons then derived present values per share ranging from $13.36 to $15.79 for the DUAL Common Stock.

    PRO FORMA MERGER ANALYSIS. Simmons performed an analysis of the effect of the Merger on the earnings per share and cash flow per share of the ENSCO Common Stock, which would be the surviving stock after the Merger, for the projected results for the year ended December 31, 1996, which assumed that the Merger was consummated on January 1, 1996. Such analysis was based on DUAL management's projections and estimates for ENSCO prepared by industry analysts unaffiliated with either DUAL or ENSCO. In performing this analysis, Simmons also assumed that estimated annual consolidation cost savings of $8 million were fully realized as of January 1, 1996. Simmons also excluded one-time costs associated with the Merger for the purposes of this analysis. This analysis indicated that the pro forma impact of the Merger was non-dilutive to the earnings and accretive to the cash flow per share of ENSCO Common Stock in 1996. Simmons' conclusion that the Merger would be non-dilutive to earnings and cash flow per share of ENSCO Common Stock was based on a financial model of the combined company developed by Simmons and using assumptions, including the following: projected consolidation cost reductions, write-up of asset values, increasing day rates, continued high utilization of offshore drilling rigs, increasing daily operating costs, interest rates on debt and cash balances and income tax rates.

    Simmons also analyzed the balance sheet impact of the Merger. At December 31, 1995, the total debt-to-total book capitalization ratio of DUAL and ENSCO combined (after estimated one-time costs and other adjustments) was 30%. DUAL's stand-alone total debt-to-total book capitalization ratio was 51% at December 31, 1995.

    In evaluating the fairness of the conversion rate to be used in the Merger, Simmons also considered certain other analyses which are set forth below.

    ANALYSIS OF SELECTED PUBLICLY-TRADED COMPARABLE COMPANIES. Simmons reviewed certain financial information for the 12 months ended December 31, 1995 and stock market information as of January 24, 1996 and February 20, 1996 for DUAL and certain publicly available financial information as of the most recently reported period and stock market information as of February 20, 1996 for certain selected publicly traded companies. For the purposes of this analysis the group of similar companies was comprised of Arethusa (Off-shore) Limited, Atwood Oceanics, Inc., Cliffs Drilling Company, Diamond Offshore Drilling, Inc., Falcon Drilling Company, Inc., Global Marine, Inc., Marine Drilling Companies, Inc., Noble Drilling Corporation, Reading & Bates Corporation, Rowan Companies, Inc., Sonat Offshore Drilling Inc., and ENSCO (collectively, the "DUAL Comparable Companies").

    For DUAL and each of the DUAL Comparable Companies, Simmons calculated multiples of market stock price to LTM earnings and cash flow per share, and projected earnings and cash flow per share (derived from publicly available information concerning the estimates of the future operating and financial performance of DUAL and the DUAL Comparable Companies prepared by industry analysts unaffiliated with either DUAL or ENSCO) for 1996 and 1997, and multiples of adjusted market capitalization to LTM EBDIT and projected 1996 EBDIT (derived from publicly available information concerning the estimates of the future operating and financial performance of DUAL and the DUAL Comparable Companies prepared by industry analysts unaffiliated with either DUAL or ENSCO). An analysis of market stock price to LTM earnings per share, to projected 1996 earnings per share and to projected 1997 earnings per share yielded for DUAL a not meaningful result, 25.6x and 14.7x, respectively, (a not meaningful result, 32.3x and 18.5x, respectively, at the Implied Consideration) with a mean value (excluding the highest and lowest value) of 39.7x, 22.6x and 14.1x, respectively, for the DUAL Comparable Companies. An analysis of market stock price to LTM cash flow per share, to projected 1996 cash flow per share and to projected 1997 cash flow per share yielded for DUAL 48.5x, 7.7x and 6.3x, respectively, (61.2x, 9.7x and 7.9x, respectively, at the Implied Consideration) with a mean value (excluding the highest and lowest value) of 24.3x, 12.5x and 9.8x, respectively, for the DUAL Comparable Companies. An analysis of adjusted market capitalization to LTM EBDIT and to projected 1996 EBDIT yielded for DUAL 18.9x and 7.2x, respectively, (22.1x and 8.4x, respectively, at the Implied Consideration) with a mean value (excluding the highest and lowest value) of 18.7x and 10.3x, respectively, for the DUAL Comparable Companies.

    Simmons performed a similar analysis with respect to ENSCO and certain selected publicly traded companies (collectively, the "ENSCO Comparable Companies"). For ENSCO and each of the ENSCO Comparable Companies, Simmons calculated multiples of market stock price to LTM earnings and cash flow per share, and projected earnings and cash flow per share (derived from publicly available information concerning the estimates of the future operating and financial performance of ENSCO and the ENSCO Comparable Companies prepared by industry analysts unaffiliated with either DUAL or ENSCO) for 1996 and 1997, and multiples of adjusted market capitalization to LTM EBDIT and projected 1996 EBDIT (derived from publicly available information concerning the estimates of the future operating and financial performance of ENSCO and the ENSCO Comparable Companies prepared by industry analysts unaffiliated with either DUAL or ENSCO). An analysis of market stock price to LTM earnings per share, to projected 1996 earnings per share and to projected 1997 earnings per share yielded for ENSCO 38.3x, 22.7x and 17.7x, respectively, with a mean value of 42.6x, 23.1x and 13.9x, respectively, for the ENSCO Comparable Companies. An analysis of market stock price to LTM cash flow per share, to projected 1996 cash flow per share and to projected 1997 cash flow per share yielded for ENSCO 16.0x, 12.4x and 10.7x, respectively, with a mean value of

29.1x, 13.5x and 9.7x, respectively, for the ENSCO Comparable Companies. An analysis of adjusted market capitalization to LTM EBDIT and to projected 1996 EBDIT yielded for ENSCO 15.4x and 9.9x, respectively, with a mean value of 23.0x and 11.2x, respectively, for the ENSCO Comparable Companies.

    Because of the inherent differences between the operations of DUAL and the DUAL Comparable Companies and ENSCO and the ENSCO Comparable Companies, Simmons believed that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Merger. Simmons further believed than an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of DUAL and the DUAL Comparable Companies and ENSCO and the ENSCO Comparable Companies, which judgments are reflected in Simmons' opinion.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Simmons reviewed transactions involving the acquisition of all or part of certain offshore drilling companies (seven transactions) and certain oil field service companies (eleven transactions). Simmons calculated the multiples of acquisition price to LTM revenues, LTM EBDIT and Adjusted Book Value of such companies.

    For offshore drilling companies, these calculations yielded a range of acquisition price to LTM revenues of 1.6x to 5.1x with a mean (excluding high and low) of 2.8x, a range of acquisition price to LTM EBDIT of 7.7x to 26.6x with a mean (excluding high and low) of 11.8x, and a range of acquisition price to Adjusted Book Value of 1.2x to 2.1x with a mean (excluding high and low) of 1.9x. Simmons then compared the results of these calculations to multiples calculated using the closing price of DUAL Common Stock on January 24, 1996 , which was $13 1/16, and the Implied Consideration. The calculations yielded multiples of acquisition price to LTM revenues of 3.8x and 4.5x, respectively, of acquisition price to LTM EBDIT of 18.9x and 22.1x, respectively, and of acquisition price to Adjusted Book Value of 1.3x and 1.5x, respectively.

    For oil field service companies, these calculations yielded a range of acquisition price to LTM revenues of 0.5x to 4.8x with a mean (excluding high and low) of 1.5x, a range of acquisition price to LTM EBDIT of 6.7x to 13.8x with a mean (excluding high and low) of 8.8x, and a range of acquisition price to Adjusted Book Value of 1.3x to 5.0x with a mean (excluding high and low) of 2.4x. Simmons then compared the results of these calculations to multiples calculated using the closing price of DUAL Common Stock on January 24, 1996 and the Implied Consideration listed above.

    Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations of DUAL and the selected companies, Simmons believed that a purely quantitative comparable transaction analysis would not be exclusively dispositive in the context of the Merger. Simmons further believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of the acquired companies and businesses and DUAL, which judgments are reflected in Simmons' opinion.

    The foregoing summary does not purport to be a complete description of the analyses performed by Simmons or of its presentations to the Board of Directors of DUAL. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Simmons believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Simmons, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Simmons and its opinion. Simmons made no attempt to assign specific weights to particular analyses. Any estimates contained in Simmons' analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Simmons does not assume responsibility for their accuracy.

    Simmons is a specialized energy-related investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements of debt and equity and the management and underwriting of sales of equity and debt to the public. Simmons has previously rendered investment banking services to DUAL and ENSCO in connection with a number of transactions for which Simmons received customary compensation. In addition, in the ordinary course of business, Simmons may actively trade the securities of DUAL and ENSCO for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. Simmons acted as financial advisor to DUAL in connection with the transactions contemplated by the Merger Agreement and will receive a fee for its services that is contingent upon the consummation of the Merger.

    DUAL has agreed to pay Simmons a contingent fee totaling $3 million upon consummation of the Merger, which fee is inclusive of certain expenses incurred in connection with Simmons' engagement by DUAL. DUAL has also agreed to indemnify Simmons and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under Federal securities laws.

    During the past five years, DUAL and ENSCO have each paid Simmons fees totaling $50,000 in connection with previously rendered investment banking services.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING DISCUSSION IS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MIGHT BE RELEVANT TO THE MERGER. SUCH DISCUSSION DEALS ONLY WITH A CITIZEN OR RESIDENT OF THE UNITED STATES OR A DOMESTIC CORPORATION (A "U.S. HOLDER"). THIS SUMMARY ASSUMES THAT THE DUAL COMMON STOCK HAS BEEN HELD AS A CAPITAL ASSET. IT MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING, WITHOUT LIMITATION, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS, SECURITIES DEALERS, BROKER-DEALERS, FOREIGN PERSONS, PERSONS WHO HOLD DUAL COMMON STOCK AS PART OF A CONVERSION TRANSACTION, AND PERSONS WHO ACQUIRED DUAL COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. MOREOVER, THE STATE, LOCAL, FOREIGN, AND ESTATE TAX CONSEQUENCES TO DUAL STOCKHOLDERS OF THE MERGER ARE NOT DISCUSSED.

    THIS SUMMARY IS BASED ON LAWS, REGULATIONS, RULINGS, PRACTICE, AND JUDICIAL DECISIONS IN EFFECT AT THE DATE OF THIS PROSPECTUS/PROXY STATEMENT AND ON THE OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P., COUNSEL TO DUAL. HOWEVER, LEGISLATIVE, JUDICIAL, OR ADMINISTRATIVE CHANGES OR INTERPRETATIONS MAY BE FORTHCOMING THAT COULD ALTER OR MODIFY THE STATEMENTS AND CONCLUSIONS SET FORTH HEREIN. ANY SUCH CHANGES OR INTERPRETATIONS MAY OR MAY NOT BE RETROACTIVE AND COULD AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN TO STOCKHOLDERS. EACH
STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

    It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of the application of
Section 368(a)(2)(E) of the Code, and that, for federal income tax purposes, no gain or loss will be recognized by ENSCO or DUAL as a result of the Merger.

    DUAL  has  received  the  Tax  Opinion   dated  as  of  the  date  of   this
Prospectus/Proxy Statement, that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code and that DUAL and ENSCO will each be a party to the reorganization pursuant to Section 368(b) of the Code. Such an opinion is not binding on the Internal Revenue Service or the courts, and, therefore, the delivery of the Tax Opinion cannot assure that the Internal Revenue Service or the courts will treat the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Tax Opinion is based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of DUAL and ENSCO. The Tax Opinion is based on the assumption that the amount of ENSCO Common Stock (determined by value as of the Effective Time) which will be received by those stockholders of DUAL (including the stockholders of the Principal Stockholder who will receive ENSCO Common Stock pursuant to distributions by, and the liquidation of, the Principal Stockholder after the Merger, and who owned less than 5% of the value of the Principal Stockholder as of the Effective Time) who each owned, at the Effective Time, less than 5% of the value of DUAL (taking into account such stockholder's direct and indirect stockholding in DUAL) plus the amount of ENSCO Common Stock received by B. Skaugen Shipping ASA, will be greater than or equal to 40% of the total value of all of the formerly outstanding shares of DUAL Common Stock as of the Effective Time. In addition, the Tax Opinion is based on a representation from DUAL (and a similar representation from B. Skaugen Shipping ASA) to the effect that to its knowledge there is no plan or intention on the part of DUAL stockholders described in the immediately preceding sentence (or on the part of B. Skaugen Shipping ASA) to sell, exchange, or otherwise dispose of a number of shares received in the Merger that would reduce such stockholders' ownership of ENSCO Common Stock received in the Merger to a number of shares of ENSCO Common Stock having a value, as of the Effective Time, of less than 40% of the value of all the formerly outstanding shares of DUAL Common Stock as of the same time. The Principal Stockholder has indicated that it intends to sell, for cash, a portion of the ENSCO Common Stock received in the Merger. Because the number of shares sold will vary with changes in value of the ENSCO Common Stock after the closing of the Merger and fluctuations in the exchange rate for U.S. and Norwegian currency, there is no assurance that the assumption upon which the Tax Opinion is in part based will be correct, in which event (i) the Tax Opinion would be rendered inapplicable and (ii) the Merger may or may not be treated as a tax-free "reorganization" depending on all the facts and circumstances.

    The Tax Opinion provides, assuming the Merger is a reorganization with the meaning of Section 368(a) of the Code, that (i) a U.S. Holder of DUAL Common Stock who, pursuant to the Merger, exchanges such U.S. Holder's DUAL Common Stock solely for ENSCO Common Stock will not recognize gain or loss on the exchange, (ii) the holding period of ENSCO Common Stock received by each U.S. Holder of DUAL Common Stock in the Merger will include the holding period of the DUAL Common Stock surrendered therefor, (iii) the aggregate adjusted tax basis of such ENSCO Common Stock will equal the U.S. Holder's adjusted tax basis in the DUAL Common Stock surrendered plus the amount of any gain or loss recognized, less the amount of cash received, and (iv) that a U.S. Holder of DUAL Common Stock who, pursuant to the Merger, receives cash in lieu of a fractional share of ENSCO Common Stock will be treated as having received such fractional share of ENSCO Common Stock pursuant to the Merger and then as having received such cash in a redemption of such fractional share of ENSCO Common Stock. Such a U.S. Holder of DUAL Common Stock generally will recognize capital gain or loss on such deemed redemption equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share of ENSCO Common Stock.

    The Merger is not contingent on the updating of the Tax Opinion as of the Effective Time. Further, whether the assumptions counsel was directed to make in rendering the Tax Opinion are accurate, will not be known until after the Effective Time. In the event that the 40% continuity representation described above cannot be satisfied as of the Effective Time, it is possible that the Merger might not be treated as a reorganization within the meaning of Section 368(a) of the Code. The Tax Opinion does not address the tax consequences to the DUAL stockholders in the event the Merger is not treated as a reorganization within the meaning of Section 368(a) of the Code. Generally in such event, each stockholder of DUAL would recognize gain in the amount of the difference between
(i) the fair market value of the ENSCO Common Stock and the amount of cash received in lieu of a fractional share of ENSCO Common Stock and (ii) such holder's adjusted tax basis in the DUAL Common Stock surrendered therefor. Any such recognized gain generally would be characterized as capital gain or loss. If the Merger is not considered a reorganization, the holding period of ENSCO Common Stock received by each U.S. Holder of DUAL Common Stock in the Merger would not include the holding period of the DUAL Common Stock surrendered therefor and the aggregate adjusted tax basis of such ENSCO Common Stock would equal the fair market value of ENSCO Common Stock received.

REGULATORY APPROVALS

    ENSCO and DUAL are aware of no government regulatory approvals still required for consummation of the Merger, other than compliance with notification requirements of environmental agencies, with federal securities laws, with state securities or "Blue Sky" laws, and with the requirements of the U.S. Maritime Administration. The Merger was subject to the pre-merger notification provisions of the HSR Act. Filings were made under the HSR Act by ENSCO and DUAL with the Federal Trade Commission and the Department of Justice Antitrust Division. On February 28, 1996, early termination of the waiting period under the HSR Act was granted, thus permitting the Merger to proceed pursuant to the HSR Act, subject to stockholder approval and the other conditions described herein.

    Under the Merger Agreement, DUAL, ENSCO and Merger Subsidiary have agreed to use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or required to be taken by any governmental authority or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable, (ii) obtain from any governmental authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by ENSCO or DUAL or any of their subsidiaries in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereunder, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement and the Merger required under
(a) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (b) the rules and regulations of the NYSE, (c) Delaware law, (d) the HSR Act and any related governmental request thereunder, and (e) any other applicable law; provided that ENSCO and DUAL shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. DUAL and ENSCO have agreed to use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in this Prospectus/ Proxy Statement and the Registration Statement) in connection with the transactions contemplated by the Merger Agreement.

ACCOUNTING TREATMENT

    It is intended that ENSCO will account for the Merger as a purchase under GAAP. The effect of purchase accounting treatment is that the assets, liabilities, and stockholders' equity accounts will be recorded at their fair values at the Effective Time. Any excess of consideration paid by ENSCO over the fair value of DUAL's assets will be recorded as goodwill.

NYSE LISTING

    The shares of ENSCO Common Stock to be issued in connection with the Merger will be listed on the NYSE. Evidence from the NYSE that the shares of ENSCO Common Stock to be issued in connection with the Merger will be listed on the NYSE immediately following the Effective Time is a condition to the consummation of the Merger. See "Certain Provisions of the Merger Agreement -- Conditions to the Consummation of the Merger."

INTERESTS OF CERTAIN PERSONS; POSSIBLE CONFLICTS OF INTEREST

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. In considering the recommendation of the Board of Directors of DUAL with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of DUAL and of its Board of Directors have certain interests in the Merger that are in addition to the interests of the stockholders of DUAL generally (including, without limitation, the potential receipt of severance and/or other employment benefits and compensation for stock options).

    EMPLOYMENT AGREEMENTS. Each of DUAL's executive officers named below is currently employed by DUAL pursuant to an employment agreement. Each of these agreements provides for a payment to the employee in the event of a change of control of DUAL. Pursuant to the Merger and the DUAL Executive Agreements (as discussed and defined below), the following persons will receive the following payments under their respective employment agreements at the Effective Time, in addition to the other amounts described below: L.H. Dick Robertson ($1,080,000); Robert F. Chrone ($200,000); William R. Dudark ($290,000); Dudley M. Haralson ($600,000); Lewis W. Kreps ($300,000); Robert C. McCoy ($320,000); and W. Allen
Parks ($738,750).

    STOCK OPTIONS. Certain officers and directors of DUAL hold options to purchase shares of DUAL Common Stock pursuant to the Non-Employee Director Plan and the 1993 Plan. Under the Merger Agreement, these options will be extinguished in return for shares of ENSCO Common Stock. See "Certain Provisions of the Merger Agreement -- Effect of the Merger on Stock Options." The stock options granted under the 1993 Plan were granted during 1995 and vest over a five-year period. Under the terms of the option agreements granted under the 1993 Plan and the DUAL Executive Agreements (as discussed and defined below), all of the stock options will vest as of May 15, 1996. Each non-employee director of DUAL is granted an option to acquire 2,000 shares of DUAL Common Stock on the day of the annual meeting of stockholders of DUAL under the Non-Employee Director Plan. These options vest over a one-year period. Under the terms of the option agreements granted under the 1993 Plan, all of the stock options will vest as a result of the Merger. See "Certain Provisions of the Merger Agreement -- Effect of the Merger on Stock Options."

    RESTRICTED STOCK. Certain executives of DUAL have been granted awards of restricted stock which vest on August 12, 1996. Under the terms of the restricted stock awards, all such awards will vest as a result of the Merger. The following persons have the aggregate number of restricted stock awards which will vest on the Effective Time: L.H. Dick Robertson (9,000); William R. Dudark (3,900); Dudley M. Haralson (3,900); Lewis W. Kreps (3,900); Robert C. McCoy (4,500); and W. Allen Parks (4,800).

    CERTAIN BENEFIT PLANS. DUAL has agreed to amend the provisions of the DUAL DRILLING COMPANY Supplemental Executive Retirement Plan (the "SERP") to freeze all benefits under the SERP as of the day before the Effective Time and to permit ENSCO or the Surviving Corporation, as successor to DUAL's rights under the SERP, to distribute the determined benefit under the SERP payable to each participant covered by the SERP in one lump sum payment in ENSCO's sole discretion as soon as practicable after January 1, 1997, to determine the benefits payable thereunder to each participant, and to terminate the SERP effective as of the day before the Effective Time. The benefits so payable have been established by DUAL and ENSCO under the DUAL Executive Agreements as follows: L.H. Dick Robertson ($1,527,227); William R. Dudark ($94,683); Dudley
M. Haralson ($153,671); Lewis  W. Kreps ($88,270);  Robert C. McCoy  ($202,309);
and W. Allen Parks ($197,623).

    DUAL has agreed to amend the provisions of the DUAL DRILLING COMPANY Benefit Restoration Plan (the "Benefit Restoration Plan") to freeze all benefits under the Benefit Restoration Plan, to determine the benefits payable thereunder to each participant, and to terminate the Benefit Restoration Plan effective as of the day before the Effective Time. The Benefit Restoration Plan currently permits certain officers and other employees of DUAL to defer current compensation which cannot be redirected into the DUAL DRILLING COMPANY Employees Tax Deferred/Thrift Savings Plan and Trust due to contribution and funding limitations imposed by the Code. The payments shall be made on or before ninety
(90) days from and after the Effective Time. The benefits so payable, calculated through December 31, 1995, have been established by DUAL and ENSCO under the DUAL Executive Agreements (as discussed and defined below) as follows: L.H. Dick Robertson ($152,067); William R. Dudark ($13,335); Lewis W. Kreps ($4,976); Robert C. McCoy ($2,475); and W. Allen Parks ($61,091). The above benefit amounts do not include the earnings retained on the balance of each employee's account which will accrue between January 1, 1996 and the Effective Time, DUAL's matching contributions, if any, for 1996, or the employee's contributions subsequent to December 31, 1995.

    DUAL has agreed to freeze all benefits under the Discontinued Executive and Manager Team Incentive Program ("Team Incentive Program") maintained by DUAL, and ENSCO has agreed to assume the benefit payment obligations of DUAL under the Team Incentive Program. After all such benefit payments have been made, the Team Incentive Program will be terminated. An obligation to make payments to certain officers of DUAL aggregating $359,792 will be triggered by the Merger under the Team Incentive Program pursuant to deferred bonuses earned thereunder. Pursuant to the Merger and the DUAL Executive Agreements (as discussed and defined below), the following persons will receive the following payments under the Team Incentive Program at the Effective Time: L.H. Dick Robertson ($181,428); William
R. Dudark ($19,926); Dudley M. Haralson ($14,064); Lewis W. Kreps ($31,854); and
W. Allen Parks ($112,520).

    DUAL has agreed to terminate its Annual Incentive Plan as of the date of the commencement of such plan and accordingly no benefits shall accrue thereunder. The executive officers of DUAL which participated in this plan agreed to the termination thereof in their respective DUAL Executive Agreements (as discussed and defined below).

    DUAL SPECIAL PERFORMANCE UNIT PLAN. Pursuant to the Unit Plan, effective August 21, 1995, maintained by DUAL, L.H. Dick Robertson, W. Allen Parks, Dudley
M. Haralson, Robert C. McCoy, Lewis W. Kreps, William R. Dudark, and Robert F. Chrone will receive payments upon occurrence of the Merger. The Unit Plan is subject to approval by the stockholders of DUAL. Pursuant to the Merger Agreement, DUAL has agreed that the aggregate of these payments and the cash bonus amount payable to David W. Skarke pursuant to his employment agreement will not exceed a total of $2 million. See "Skarke Agreement" below. The amounts payable under the Unit Plan, as set forth in the DUAL Executive Agreements (defined below) will be paid at the Effective Time as follows: L.H. Dick Robertson ($469,972); Robert F. Chrone ($78,329); William R. Dudark ($208,877); Dudley M. Haralson ($271,540); Lewis W. Kreps ($208,877); Robert C. McCoy ($229,765); and W. Allen Parks ($271,540). ENSCO has agreed to assume the benefit payment obligations of DUAL under the Unit Plan and to cause such payments to be made. After all such payments have been made, the Unit Plan will be deemed terminated. See "Proposal to Approve the Adoption of the DUAL Special Performance Unit Plan."

    DUAL EXECUTIVE AGREEMENTS. Each of DUAL's executive officers named below and DUAL entered into an Agreement and Consent and Compromise and Settlement each dated March 21, 1996, and amended on May 9, 1996 ("DUAL Executive Agreements"). Under the terms of the DUAL Executive Agreements each of the executive officers of DUAL have agreed to accept the payments and shares of ENSCO Common Stock discussed above in consideration of the executive officers' agreement to terminate their respective rights under the employment agreements and make amendments to certain benefit plans of DUAL. The executive officers of DUAL which entered into the DUAL Executive Agreements are as follows: L.H. Dick Robertson, Robert F. Chrone, William R. Dudark, Dudley M. Haralson, Lewis W. Kreps, Robert C. McCoy and W. Allen Parks.

    INDEMNIFICATION. Under the Merger Agreement, ENSCO has agreed that the Surviving Corporation's Certificate of Incorporation and By-laws following the Merger will be no less favorable with respect to indemnification of officers, directors, employees and agents than DUAL's current Bylaws. In addition, ENSCO has agreed not to amend or repeal for a period of six years after the Merger the provisions of the Surviving Corporation's Certificate of Incorporation and Bylaws providing for indemnification of individuals who were directors, officers or employees of DUAL or any of its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") in any manner that would affect such individuals' rights thereunder, except as required by Delaware law and to indemnify such directors and officers for six years after the Effective Time. Pursuant to the Merger Agreement, the Surviving Corporation will maintain in effect for six years the current policies of directors' and officers' insurance maintained by DUAL and the Subsidiaries with respect to claims arising from facts and events which occurred before the Effective Time.

    SKARKE AGREEMENT. Pursuant to an employment agreement between DUAL and David W. Skarke, Chairman of the Board of DUAL, dated October 2, 1995, DUAL agreed to pay Mr. Skarke a cash bonus equal to 15.02% of the Performance Bonus Pool upon consummation of the Merger in exchange for his services as Chairman of the Board of Directors of DUAL. Mr. Skarke's cash bonus, along with the Performance Bonus Pool of the Unit Plan, has been limited by the Merger Agreement. As so limited, Mr. Skarke will receive a cash bonus equal to $261,100 upon consummation of the Merger. See "Proposal to Approve the Adoption of the DUAL Special Performance Unit Plan." Pursuant to the employment agreement, Mr. Skarke was also granted 100,000 options under the 1993 Plan at an exercise price of $10 3/8 per share, vesting at a rate of 20% per year, beginning on September 14, 1996. Upon consummation of the Merger, Mr. Skarke will receive shares of ENSCO Common Stock, as described in "Certain Provisions of the Merger Agreement
- -- Effect of the Merger on Stock Options."

    EXECUTIVE OFFICERS; BOARD OF DIRECTORS. The officers and directors of Merger Subsidiary immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. The respective terms and responsibilities of each officer and director of the Surviving Corporation will be as set forth in the Certificate of Incorporation and Bylaws of the Surviving Corporation. DUAL has agreed to terminate the employment of any of its executive officers identified by ENSCO at least one day prior to the Effective Time. This termination will not adversely affect any Long-Term Options (as defined in "Certain Provisions of the Merger Agreement -- Effect of the Merger on Stock Options"). ENSCO intends to terminate all of DUAL's current executive officers.

RESTRICTIONS ON RESALES BY AFFILIATES

    ENSCO has registered the shares of ENSCO Common Stock that the holders of DUAL Common Stock will be entitled to receive upon consummation of the Merger under the Securities Act. DUAL stockholders who are not deemed to be "affiliates" of DUAL may freely sell the shares of ENSCO Common Stock they receive in the Merger. Stockholders of DUAL who are deemed to be "affiliates" of DUAL may resell the shares of ENSCO Common Stock received in the Merger (i) in transactions in compliance with Rule 145 under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to any other exemption from registration which may be available to such stockholder. Such stockholders may not use this Prospectus/Proxy Statement to effect resales of the shares of ENSCO Common Stock they receive.

    Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the volume of resales that such affiliates, and others with whom they may act in concert, may make in any three-month period. The term "affiliates" is defined in the Securities Act to include any person who, directly or indirectly, controls, is controlled by, or is under common control with, DUAL at the time the Merger is submitted to a vote of the stockholders of DUAL. ENSCO has been advised by DUAL that David W. Skarke, L.H. Dick Robertson, W. Allen Parks, Dudley M. Haralson, Robert C. McCoy, Lewis W. Kreps and William R. Dudark (each a DUAL executive officer), Aage Figenschou, Magne Kristiansen, Frank Jungers and Edward O. Vetter (each a director of DUAL), the Principal Stockholder, and B. Skaugen Shipping ASA ("Skaugen") may be deemed "affiliates" of DUAL for purposes of the Securities Act. Pursuant to the Merger Agreement, DUAL has agreed to use all commercially reasonable efforts to cause each such person other than the Principal Stockholder and Skaugen to deliver an affiliates' agreement to ENSCO on or prior to the Effective Time in substantially the form attached as an exhibit to the Merger Agreement.

    Pursuant to the Principal Stockholder Agreement, ENSCO has agreed to use all commercially reasonable efforts to effect the registration under the Securities Act of the transfer to the stockholders of the Principal Stockholder of certain of the shares of ENSCO Common Stock to be received by the Principal Stockholder in exchange for the Principal Stockholder Shares and the resale of shares of ENSCO Common Stock by the Principal Stockholder or Skaugen, subject to certain restrictions. See "Principal Stockholder Agreement -- Registration of Merger Shares."

MANAGEMENT

    Pursuant to the Merger Agreement, upon the consummation of the Merger, the officers and directors of Merger Subsidiary immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

EFFECT OF MERGER ON CERTAIN DEBT OF DUAL

    DUAL currently has outstanding $100,000,000 in principal amount of 9 7/8% Senior Subordinated Notes due 2004 (the "Senior Notes"). Upon the occurrence of a Change of Control as defined in the indenture (the "Indenture") providing for the Senior Debt, DUAL will be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions described below, purchase, on a business day (the "Change of Control Purchase Date") not more than 90 or less than 30 days following the occurrence of the Change of Control, all of the then outstanding Senior Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. DUAL shall, subject to the provisions described below, be required to purchase all Senior Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the fifth business day prior to the Change of Control Purchase Date.

    In order to effect such Change of Control Offer, DUAL will, not later than the 30th day after the Change of Control, mail to the trustee under the Indenture and to each holder of Senior Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Senior Notes must follow to accept the Change of Control Offer.

    The Merger will constitute a Change of Control and therefore DUAL will be required to make a Change of Control Offer after the Effective Time. The Merger is not conditioned on ENSCO receiving any waiver of the Change in Control provisions of the Indenture. ENSCO believes it is not likely that holders of the Senior Notes will tender for purchase any significant portion of the Senior Notes since such Senior Notes currently have a value in excess of 101% of the aggregate principal amount of the Senior Notes. In the event all or any portion of the Senior Notes are tendered by the holders thereof, ENSCO believes it has adequate liquidity from existing financial resources to pay the purchase price of such Senior Notes so tendered.

    DUAL has entered into a $32.0 million term loan with a group of banks led by Citibank, N.A. (the "Citibank Facility"). The Citibank Facility includes a revolving credit facility, a term loan and a $15 million guarantee facility for the issuance of bonds and letters of credit. The revolving credit facility and the term loan under the Citibank Facility bears interest at LIBOR plus a margin of 2%. As of April 30, 1996, the aggregate outstanding principal balance under the revolving credit facility and the term loan under the Citibank Facility was approximately $28.8 million. In addition, at April 30, 1996 there were outstanding letters of credit for approximately $7.9 million under the guarantee facility of the Citibank Facility. DUAL has also entered into a $17.0 million term loan with Christiania Bank og Kreditkasse (the "CBK Loan"). The CBK Loan bears interest at LIBOR plus 2%. As of April 30, 1996, the outstanding principal balance under the CBK Loan was approximately $12.9 million.

    Both the Citibank Facility and the CBK Loan contain customary provisions restricting changes in control of DUAL. Pursuant to the Merger Agreement, DUAL has covenanted to use commercially reasonable efforts to obtain waivers from certain third parties, including the parties to the Citibank Facility and the CBK Loan, regarding any change in control resulting from the Merger. In the event that DUAL is unable to obtain these waivers, ENSCO believes it has adequate liquidity from existing financial resources to pay any amounts due under the Citibank Facility and the CBK Loan upon consummation of the Merger.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT NOT SUMMARIZED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE.

EXCHANGE PROCEDURES

    The Merger Agreement provides that, as of or before the Effective Time, ENSCO will deposit with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by ENSCO (the "Exchange Agent"), for the benefit of the holders of DUAL Common Stock, for exchange in accordance with the Merger Agreement, through the Exchange Agent, (i) certificates evidencing the number of whole shares of ENSCO Common Stock issuable in exchange for DUAL Common Stock and (ii) cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares (such certificates and cash, the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions from ENSCO, deliver the shares of ENSCO Common Stock and cash contemplated to be issued out of the Exchange Fund.

    As soon as reasonably practicable after the Effective Time, ENSCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of DUAL Common Stock (other than Cancelable Shares) (the "Certificates")
(i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of ENSCO Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of ENSCO Common Stock which such holder has the right to receive in respect of the shares of DUAL Common Stock formerly represented by such Certificate (after taking into account all shares of DUAL Common Stock then held by such holder), together with cash in lieu of fractional shares of ENSCO Common Stock to which such holder is entitled and any dividends or distributions to which such holder is entitled, and the Certificate so surrendered shall forthwith be canceled. Under no circumstances will any holder of a Certificate (except for certain lost, stolen, or destroyed Certificates) be entitled to receive any part of the shares of ENSCO Common Stock into which the shares of DUAL Common Stock were converted in the Merger until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of DUAL Common Stock which is not registered in the transfer records of DUAL, the shares of ENSCO Common Stock into which the DUAL Common Stock were converted in the Merger may be issued to the transferee if the Certificate evidencing such shares of DUAL Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each Certificate will be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the certificate representing the number of whole shares of ENSCO Common Stock which such holder has the right to receive in respect of the shares of DUAL Common Stock formerly represented by such Certificate (after taking into account all shares of DUAL Common Stock then held by such holder), together with cash in lieu of fractional shares of ENSCO Common Stock to which such holder is entitled and any dividends or distributions to which such holder is entitled. ENSCO has agreed, from and after the Effective Time, to treat the holders of certificates formerly representing shares of DUAL Common Stock as holding of record the whole number of shares of ENSCO Common Stock for purposes of voting and determinations of quorums for voting.

    No dividends or other distributions declared or made after the Effective Time with respect to shares of ENSCO Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of ENSCO Common Stock into which such shares of DUAL Common Stock were converted in the Merger, until the holder of such Certificate shall surrender such Certificate for exchange as provided in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of such Certificate, in addition to the whole shares of ENSCO Common Stock to which such holder is entitled, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of ENSCO Common Stock evidenced by such Certificate.

    All shares of ENSCO Common Stock issued upon conversion of the shares of DUAL Common Stock in accordance with the terms of the Merger Agreement (including any cash paid or other distributions) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of DUAL Common Stock.

    Neither ENSCO nor the Surviving Corporation will be liable to any holder of shares of DUAL Common Stock for any shares of ENSCO Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of ENSCO Common Stock, cash in lieu of fractional shares of ENSCO Common Stock and unpaid dividends and distributions on shares of ENSCO Common Stock deliverable in respect thereof pursuant to the Merger Agreement.

    At the Effective Time, the stock transfer books of DUAL will be closed and there will be no further registration of transfers of shares of DUAL Common Stock thereafter on the records of DUAL. At or after the Effective Time, any Certificates presented to the Exchange Agent or ENSCO for any reason will be converted into the shares of ENSCO Common Stock, cash in lieu of fractional shares of ENSCO Common Stock and any dividends or other distributions to which they are entitled.

    No certificates or scrip evidencing fractional shares of ENSCO Common Stock will be issued, but in lieu thereof each holder of shares of DUAL Common Stock who would otherwise be entitled to receive a fraction of a share of ENSCO Common Stock, after aggregating all shares of ENSCO Common Stock which such holder would be otherwise entitled to receive, will receive an amount equal to the Average Trading Price (as defined below) multiplied by the fraction of a share of ENSCO Common Stock to which such holder would otherwise be entitled, without interest. The "Average Trading Price" will be the average of the closing sale prices of the shares of ENSCO Common Stock on the NYSE or, if not listed on the NYSE, any exchange on which the shares of ENSCO Common Stock may then be principally listed (as reported by THE WALL STREET JOURNAL or, if not reported thereby, by another authoritative source) over the ten business days immediately preceding the Effective Date.

CERTAIN REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of ENSCO, the Merger Subsidiary and DUAL relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions and generally apply only to facts and circumstances existing as of the date of the Merger Agreement): (i) the due organization, valid existence, good standing, power, and authority of, and necessary governmental approvals secured by, and similar corporate matters with respect to, each of ENSCO, DUAL, Merger Subsidiary, and the Subsidiaries; (ii) the delivery of, and absence of violation of, the Certificate of Incorporation and Bylaws or equivalent organizational documents (collectively, "Organizational Documents") of each of ENSCO, DUAL, Merger Subsidiary, and the Subsidiaries;
(iii) the capital structure of each of ENSCO, DUAL, Merger Subsidiary, and the Subsidiaries; (iv) the power and authority of each of the parties to the Merger Agreement to execute the Merger Agreement and to perform its obligations thereunder, and its due authorization, execution, delivery, and validity; (v)
the absence of conflict with the Organizational Documents, with domestic or foreign laws, rules, regulations, orders, judgments, or decrees, and with notes, bonds, indentures, mortgages, contracts, agreements, permits, leases, licenses, franchises, and other instruments or obligations;
(vi) the absence of certain governmental consent, approval, authorization, permit, notification, and filing requirements; (vii) the possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, and orders of any governmental authority necessary to carry on the business of DUAL and the Subsidiaries;
(viii) reports and other documents filed with the Commission and the accuracy of the information contained therein; (ix) the absence of certain changes or events prior to the date of the Merger Agreement having a material adverse effect on DUAL, the Subsidiaries, ENSCO, or Merger Subsidiary; (x) the absence of certain pending or threatened litigation against DUAL or the Subsidiaries; (xi) the existence and content of employee benefit plans, employment contracts, and severance agreements of DUAL and the Subsidiaries; (xii) the absence of any collective bargaining agreement or other labor union contract applicable to DUAL or the Subsidiaries; (xiii) the intellectual property rights used, employed, exploited, or licensed by DUAL or any Subsidiary; (xiv) currency and completeness of tax filings, payments, and accruals by ENSCO, ENSCO's subsidiaries, DUAL, and the Subsidiaries; (xv) the absence of actions by DUAL or any Subsidiary preventing the Merger from qualifying as a reorganization under
Section 368(a) of the Code; (xvi) certain environmental matters; (xvii) the engagement and opinion of Simmons; (xviii) the vote required by stockholders of DUAL; (xix) the absence of brokers', finders', or investment bankers' fees incurred by DUAL, the Subsidiaries, ENSCO, and the Merger Subsidiary; (xx) the validity of DUAL's and the Subsidiaries' title and interest in properties and assets; (xxi) the material contracts to which DUAL or any Subsidiary is a party;
(xxii) the absence of "parachute payments" by DUAL or any Subsidiary; (xxiii) the absence of certain unlawful business practices by DUAL, the Subsidiaries, and their officers, directors, agents, and employees; (xxiv) real property leased by DUAL and the Subsidiaries; (xxv) insurance policies to which DUAL or any Subsidiary has been a party, named insured, or other beneficiary; (xxvi) certain accounting and tax matters; (xxvii) the recommendation of the Merger by the Board of Directors of DUAL; (xxviii) contractual or other provisions relating to "changes in control" or similar occurrences; (xxix) the description and documentation of all drilling rigs owned, leased, or chartered by DUAL or any Subsidiary, and (xxx) certain matters concerning DUAL's contractual relationships with various parties, including Sime-Dual Drilling Sdn Bhd, a Malaysian company.

CONDUCT OF BUSINESS PENDING THE MERGER

    DUAL has agreed that, between the date of the Merger Agreement and the Effective Time, except for certain transactions previously disclosed to ENSCO or as contemplated by the Merger Agreement, unless ENSCO otherwise agrees in writing (which agreement may not be unreasonably withheld), (i) the businesses of DUAL and the Subsidiaries will be conducted only in, and DUAL and the Subsidiaries will not take any action except in, the ordinary course of business consistent with past practice and in accordance with all applicable laws, (ii) DUAL will use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of DUAL and the Subsidiaries and to preserve the current relationships of DUAL and the Subsidiaries with customers, suppliers and other persons with which DUAL or any Subsidiary has significant business relations, (iii) DUAL will not, and will not permit any Subsidiary to, engage in any practice, take any action, or enter into any of a number of enumerated transactions relating to changes or events having a material adverse effect on DUAL or the Subsidiaries, and (iv) DUAL and each Subsidiary will cause to be maintained in full force and effect, and without modification or amendment, or any lapse of coverage under, all insurance policies contained in a list previously provided to ENSCO.

    ENSCO has agreed that, between the date of the Merger Agreement and the Effective Time, except as previously disclosed to DUAL or as contemplated by the Merger Agreement, unless DUAL otherwise agrees in writing (which agreement may not be unreasonably withheld), (i) the businesses of ENSCO and Merger Subsidiary will be conducted only in, and ENSCO shall not, and shall cause the Merger Subsidiary not to, take any action except in the ordinary course of business consistent with past practice and in accordance with all applicable laws, and
(ii) ENSCO will not (a) amend other
otherwise change its Certificate of Incorporation or Bylaws, (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or (c) reclassify, combine, split or divide its capital stock or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities or obligations convertible into or exchangeable for such capital stock.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that DUAL will not, directly or indirectly, negotiate with any person other than ENSCO with respect to the acquisition of DUAL or the shares of DUAL Common Stock owned by the Principal Stockholder and it will not, and will not permit any of its officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals, (iii) enter into, or participate in, any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of DUAL or any Subsidiary to or (v) afford any access to any of DUAL's or any Subsidiary's properties, books and records to any person in connection with any possible proposal relating to (a) the disposition of their respective businesses or substantially all or their assets, (b) the acquisition of equity or debt securities of DUAL including equity or debt securities owned by the Principal Stockholder, or (c) the merger, share exchange or business combination, or similar acquisition transaction of or involving DUAL or any Subsidiary with any person other than ENSCO. However, the Merger Agreement allows the Board of Directors of DUAL to take and disclose to stockholders of DUAL certain positions regarding a tender offer or an exchange offer. DUAL agrees to notify ENSCO promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, is made and must, in any such notice to ENSCO, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. DUAL agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which DUAL is a party. DUAL also agrees to cease and cause to be terminated all existing discussions or negotiations with any parties conducted up to and including the date of the Merger Agreement with respect to any of the foregoing.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The Merger Agreement provides that the obligations of DUAL, ENSCO and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions: (i) the Merger Agreement and the transactions contemplated thereunder must have been approved and adopted by the affirmative vote of the stockholders of DUAL in accordance with Delaware Law and DUAL's Certificate of Incorporation and Bylaws and the rules of the National Association of Securities Dealers; (ii) no governmental authority, regulatory authority, or court may have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment, injunction, statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (iii) the Registration Statement must have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect; (iv) ENSCO and DUAL must have received from the NYSE evidence that the shares of ENSCO Common Stock to be issued to the stockholders of DUAL in the Merger shall be listed on the NYSE immediately following the Effective Time; and (v) any applicable waiting period under the HSR Act relating to the Merger must have expired or been terminated.

    Under the Merger Agreement, the obligations of ENSCO and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions: (i) DUAL must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement and each of the representations and warranties of DUAL contained in the Merger Agreement must be true and correct in all material respects; (ii) ENSCO must have received from each affiliate of DUAL and any other person who may be deemed to have become an affiliate of DUAL (under Rule 145 under the Securities Act) after the date of the Agreement and at or prior to the Effective Time a signed Affiliate Agreement (a form of which is attached to the Merger Agreement as Exhibit B); (iii) since the date of the Merger Agreement, no material adverse change in the financial condition, results of operations or business of DUAL and the Subsidiaries, taken as a whole, may have occurred, and neither DUAL nor any Subsidiary may have suffered any damage, destruction or loss materially affecting the business or properties of DUAL and the Subsidiaries, taken as a whole; (iv) DUAL and each Subsidiary must have delivered to ENSCO, each dated as of a date not earlier than 30 days prior to the Effective Time, certain documents; and (v) ENSCO must have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P. a written opinion dated as of the date of the closing to be held immediately prior to the filing of the Certificate of Merger covering the matters set forth on Exhibit C to the Merger Agreement.

    Under the Merger Agreement, the obligations of DUAL to consummate the Merger are subject to the satisfaction of the following further conditions: (i) ENSCO and Merger Subsidiary must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement and each of the representations and warranties of ENSCO and Merger Subsidiary contained in the Merger Agreement must be true and correct in all material respects; (ii) since the date of the Merger Agreement, no material adverse change in the financial condition, results of operations or business of ENSCO and its subsidiaries, taken as a whole, may have occurred, and ENSCO and its subsidiaries may not have suffered any damage, destruction or loss materially affecting the business or properties of ENSCO and its subsidiaries, taken as a whole; and (iii) DUAL must have received from Baker & McKenzie a written opinion dated as of the date of the closing to be held immediately prior to the filing of the Certificate of Merger covering the matters set forth on Exhibit D to the Merger Agreement.

TERMINATION

    The Merger Agreement provides that it may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the transactions contemplated thereby, as follows: (i) by mutual written consent duly authorized by the Board of Directors of DUAL and the Boards of Directors of ENSCO and Merger Subsidiary; (ii) by either ENSCO or DUAL, if either the Effective Time has not occurred on or before July 31, 1996 (provided, however, that the right to terminate the Merger Agreement described in this clause (ii) will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date) or there is any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations relating to obtaining any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained from governmental authorities in connection with the Merger Agreement (see "The Merger -- Regulatory Approvals"); (iii) by ENSCO, if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of DUAL is commenced, and the Board of Directors of DUAL has failed to recommend against the stockholders of DUAL tendering their shares into such tender offer or exchange offer; (iv) by ENSCO, if the stockholders of DUAL fail to approve and adopt the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement at a meeting duly convened therefor; (v) by ENSCO, upon a breach of any representation, warranty, covenant or agreement on the part of DUAL set forth in the Merger Agreement, or if any representation or warranty of DUAL has become untrue, in either case such that the conditions to the consummation of the Merger would not be satisfied (a "Terminating DUAL Breach") (provided, however, that, if such Terminating DUAL Breach is curable by DUAL through the exercise of its best efforts and for so long as DUAL continues to exercise such best efforts, ENSCO may not terminate the Merger Agreement as provided in this clause (v)); or (vi) by DUAL, upon breach of any representation, warranty, covenant or agreement on the part of ENSCO set forth in the Merger Agreement, or if any representation or warranty of ENSCO has become untrue, in either case such that the conditions to the consummation of the Merger would not be satisfied (a "Terminating ENSCO Breach") (provided, however, that, if such Terminating ENSCO Breach is curable by ENSCO through best efforts and for so long as ENSCO continues to exercise such best efforts, DUAL may not terminate the Merger Agreement as provided in this clause (vi)).

ALTERNATIVE PROPOSAL FEE; EXPENSES; DAMAGES


    The Merger Agreement provides that DUAL will pay ENSCO the Alternative Proposal Fee of $5 million, which amount is inclusive of all of ENSCO's expenses related to the Merger Agreement, if the Merger Agreement is terminated as described in clause (iii) in the immediately preceding paragraph, or if the Merger Agreement is terminated as described in clause (iv) in the immediately preceding paragraph as a result of the failure of the stockholders of DUAL to approve the Merger and a proposal concerning certain business combination transactions has been made prior to such termination, and any such business combination is thereafter consummated within 12 months of such termination.


    Under the Merger Agreement, ENSCO will be entitled to receive its expenses (but not the Alternative Proposal Fee) in the event that the Merger Agreement is terminated by ENSCO as described in clause (ii) in the second preceding paragraph (subject to the proviso thereof) or terminated by DUAL as described in clause (v) in the second preceding paragraph. Similarly, DUAL will be entitled to receive its expenses if the Merger Agreement is terminated by DUAL as described in clause (vi) in the second preceding paragraph.

    The Merger Agreement provides that no termination of the Merger Agreement as a result of the matters as described in clauses (v) or (vi) in the third preceding paragraph, shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

    The Merger Agreement provides that, except as set forth above and in the sections of the Merger Agreement relating to the preparation of the Registration Statement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not any such transaction is consummated, except that from and after the Effective Time DUAL will reimburse ENSCO for all out-of-pocket expenses and fees incurred or accrued by ENSCO in connection with the transactions contemplated by the Merger Agreement.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. However, after the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the stockholders of DUAL, no amendment may be made which would reduce the amount or change the type of consideration into which each share of DUAL Common Stock is to be converted upon consummation of the Merger.

    The Merger Agreement also provides that, at any time prior to the Effective Time, any party thereto may (i) extend the time for the performance of any obligation or other act of any other party thereto, (ii) waive any inaccuracy in the representations and warranties contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any agreement or condition contained therein.

EFFECT OF THE MERGER ON STOCK OPTIONS

    Under  the  Merger  Agreement,  all  outstanding  options  (the   "Long-Term
Options") issued pursuant to the 1993 Plan must be surrendered as of the Effective Time and the Surviving Corporation must, within three business days following the Effective Time, deliver to each holder of a Long-Term Option a number of whole shares of ENSCO Common Stock equal to the excess, if any, of
0.625 over a fraction, the numerator of which is the exercise price under such Long-Term Option, and the denominator of which is the average of the closing prices of ENSCO Common Stock on the NYSE for the five business days preceding the Effective Time, multiplied by the number of shares covered by such Long-Term Option.

    Under the Merger Agreement, on or before the Effective Time, DUAL will endeavor to enter into one or more agreements with the holders of all outstanding options under the Non-Employee Director Plan (the "Non-Employee Options"), pursuant to which such holders must surrender all such Non-Employee Options to DUAL no later than three business days prior to the Effective Time. Pursuant to each such agreement and as consideration for such surrender, the Surviving Corporation will, within two business days after the Effective Time, deliver to the holder of any Non-Employee Option a number of whole shares of ENSCO Common Stock equal to the excess, if any, of 0.625 over a fraction, the numerator of which is the exercise price under such Non-Employee Option, and the denominator of which is the average of the closing prices of ENSCO Common Stock on the NYSE for the five business days preceding the Effective Time, multiplied by the number of shares covered by such Non-Employee Option.

    In performing its obligations in respect of the Long-Term Options and Non-Employee Options pursuant to the Merger Agreement, DUAL must fully comply with the terms and conditions of the 1993 Plan and the Non-Employee Director Plan.

    The following table sets forth, as of March 31, 1996, with respect to the executive officers and directors of DUAL, (i) the number of shares of DUAL Common Stock subject to Long-Term Options and Non-Employee Options that are held by such officer or director and (ii) the estimated number of shares of ENSCO Common Stock deliverable to such officer or director in respect of such options pursuant to the Merger Agreement, assuming that the average of the closing prices of ENSCO Common Stock for the five business days preceding the Effective Time is $26.00, which was the closing sale price of ENSCO Common Stock on May 8, 1996 as reported by the NYSE:

                                                                         NUMBER OF         ESTIMATED
                                                                       SHARES SUBJECT  NUMBER OF SHARES
NAME                                                                     TO OPTIONS     DELIVERABLE (1)
- ---------------------------------------------------------------------  --------------  -----------------
David W. Skarke......................................................       100,000           22,596
L.H. Dick Robertson..................................................       180,000           43,269
William R. Dudark....................................................        80,000           19,230
Dudley M. Haralson...................................................       104,000           25,000
Lewis W. Kreps.......................................................        80,000           19,230
Robert C. McCoy......................................................        88,000           21,153
W. Allen Parks.......................................................       104,000           25,000
Aage Figenschou......................................................         2,000              500
Frank Jungers........................................................         2,000              538
Magne Kristiansen....................................................         2,000              500
Edward O. Vetter.....................................................         2,000              538

- ------------------------
(1) Based on the closing sale price of ENSCO Common Stock on May 8, 1996 of $26.00 as reported by the NYSE.

EFFECT OF THE MERGER ON CERTAIN BENEFIT PLANS

    Pursuant to the Merger Agreement, ENSCO has agreed to assume or to cause the Surviving Corporation to assume the DUAL DRILLING COMPANY Employee Health Benefit Plan (the "DUAL Medical Plan"), the DUAL DRILLING COMPANY Group Life Insurance Plan, the DUAL DRILLING COMPANY Long-Term Disability Plan and the DUAL DRILLING COMPANY Group Travel Accident Insurance Plan, Voluntary Personal Accident Insurance Plan, Long-Term Disability Plan for Third Country Nationals, and Premium Conversion Cafeteria Plan unless any such plan is terminated by DUAL as directed by ENSCO prior to the Effective Time (collectively, the "Group Insurance Plans"). ENSCO has also agreed to provide to former employees of DUAL and its subsidiaries certain group health coverage under Section 4980B of the Code and Sections 601 to 608 of the Employee Retirement Income Security Act of 1974 ("COBRA Coverage") for any individuals receiving COBRA Coverage under the DUAL Medical Plan as of the Effective Time and for any employees of DUAL and its subsidiaries and their dependents who become eligible for and elect COBRA Coverage as a result of the transactions contemplated by the Merger Agreement; however, nothing contained in the Merger Agreement obligates ENSCO to extend COBRA Coverage beyond its normal expiration period. ENSCO and DUAL have agreed that ENSCO may direct DUAL to terminate any Group Insurance Plan as of the Effective Time, liquidate the assets of any trust or funding arrangement for any such plan and settle all claims for benefits under any such plan.

    DUAL has agreed to amend the DUAL DRILLING COMPANY Employees Tax Deferred/Thrift Savings Plan and Trust (the "401(k) Plan") to comply with certain provisions of the Code. Subject to certain conditions, ENSCO has agreed to sponsor the 401(k) Plan as of the Effective Time and to take certain steps to merge the 401(k) Plan into the ENSCO Savings Plan. Amounts payable under the 401(k) Plan to employees whose employment is terminated for any reason prior to December 31, 1996 shall be paid promptly after any such termination and not after the end of the 1996 plan year, if requested by the employee and such payment is permitted by the terms of the 401(k) Plan.

    DUAL has agreed to amend the terms of the post-retirement medical coverage provided by DUAL under the DUAL Medical Plan (the "Retiree Medical Plan") to provide that no employee of DUAL or any of its subsidiaries, or any beneficiary or dependent of such an employee, may become entitled to post-retirement medical coverage under the Retiree Medical Plan due to a retirement or other termination of employment after the Effective Time. Similarly, DUAL has agreed to terminate the Retiree Medical Plan. Effective as of the Effective Time, ENSCO has agreed to provide post-retirement medical coverage under the ENSCO Medical Plan to any former employee of DUAL or any Subsidiary who as of the Effective Time is receiving post-retirement medical coverage under the Retiree Medical Plan, provided that such coverage under the ENSCO Medical Plan shall be on the same terms and conditions and shall provide the same benefits as currently available to retired former employees of ENSCO under the ENSCO Medical Plan, but without regard to the age and service provisions of the ENSCO Medical Plan that determine initial eligibility for post-retirement medical coverage and without regard to any pre-existing condition limitations contained in the ENSCO Medical Plan. Any employee of DUAL or any Subsidiary who is not entitled to post-retirement medical coverage under the Retiree Medical Plan as of the Effective Time will be eligible for post-retirement medical coverage under the ENSCO Medical Plan only if the terms and conditions for such coverage under the ENSCO Medical Plan are satisfied.

    Effective as of the Effective Time, ENSCO has agreed to assume the DUAL DRILLING COMPANY Severance Pay Plan for Office Employees, the DUAL DRILLING COMPANY Severance Pay Plan for Key Operating and Support Staff Employees and the DUAL DRILLING COMPANY Severance Pay Plan for Key Operating and Engineering Managers, provided that ENSCO shall not be obligated to continue these plans for any specified period of time.

    Effective as of the day before the Effective Time, DUAL has agreed to take all such action necessary to freeze all benefits under the Employee Incentive Plan, the Safety Bonus Plan, and the Pro-Performance Bonus Plan for Toolpushers maintained by DUAL, and ENSCO has agreed to assume the benefit payment obligations of DUAL under such plans and cause such payments to be made after the Effective Time, and after all such payments have been made, the plans shall be deemed terminated and ENSCO shall take such other action as it deems appropriate to accomplish such termination.

    Prior to  the Effective  Time, DUAL  has agreed  to file  with the  Internal
Revenue Service certain documents with respect to the Premium Conversion Cafeteria Plan for each plan year since the inception of the Premium Conversion Cafeteria Plan. DUAL has also agreed to file certain documents pursuant to the requirements established by the U.S. Department of Labor ("DOL") and to make certain payments in respect of certain employment contracts maintained by DUAL with its officers.

    Pursuant to the Merger Agreement, certain employment agreements listed by DUAL will be terminated by DUAL as of the Effective Time. Notwithstanding the foregoing, ENSCO may offer employment prior to the Effective Time to persons who have such employment agreements and the terms of such employment, if accepted by such employee of DUAL, may affect DUAL's obligations to the affected employee.

                        PRINCIPAL STOCKHOLDER AGREEMENT

VOTING AND PROXY

    ENSCO has entered into the Principal Stockholder Agreement with the Principal Stockholder, which owns approximately 59.6% of the outstanding shares of DUAL Common Stock, a copy of which is attached to this Prospectus/Proxy
Statement as Appendix D. Pursuant to the terms of the Principal Stockholder Agreement, the Principal Stockholder has agreed to vote, and has granted a proxy to allow ENSCO to vote, the Principal Stockholder Shares (i) in favor of the Merger and the Merger Agreement, (ii) in favor of adoption and approval of the Unit Plan, and (iii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between DUAL and any person or entity (other than ENSCO or Merger Subsidiary) or any other action or agreement that ENSCO notifies the Principal Stockholder in writing before any vote would result in a breach of any covenant, representation or warranty or any other obligation or agreement of DUAL under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled. ENSCO and Merger Subsidiary intend that the Principal Stockholder Shares be so voted. The Principal Stockholder has agreed that it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any pledge, lien, security interest, mortgage, charge, claim, option, proxy, voting restriction, right of first refusal, limitation on disposition, or encumbrance of any kind on or with respect to the Principal Stockholder Shares or other voting securities of DUAL, whether issued heretofore or hereafter, which are held of record or beneficially by the Principal Stockholder.

ABSTENTION FROM VOTING

    Pursuant to the Principal Stockholder Agreement, the Principal Stockholder has agreed that until July 31, 1996 it will not vote any of the Principal Stockholder Shares at any annual, special or adjourned meeting of the stockholders of DUAL, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to DUAL that the law of the State of Delaware may permit or require, (i) to approve of the adoption and approval of the Unit Plan, effective August 21, 1995 in any manner except as contemplated by the Merger Agreement, or (ii) in any manner that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement.

COVENANTS AND REPRESENTATIONS

    Pursuant to the Principal Stockholder Agreement, the Principal Stockholder has agreed that it has been advised that (i) the offer, sale and delivery of the ENSCO Common Stock to the Principal Stockholder pursuant to the Merger may not be registered under the Securities Act, despite ENSCO's obligations to use commercially reasonable efforts to effect such registration; (ii) if the offer, sale and delivery of the ENSCO Common Stock to the Principal Stockholder pursuant to the Merger has not been registered under the Securities Act, then such shares may not be offered, sold, pledged, hypothecated or otherwise transferred unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) even if such sale and delivery to the Principal Stockholder of shares of ENSCO Common Stock is registered under the Securities Act, to the extent the Principal Stockholder is considered an "affiliate" of DUAL at the time the Merger Agreement is submitted for a vote of the stockholders of DUAL, any public offering or sale by the Principal Stockholder of its shares of ENSCO Common Stock will, under current law, require (a) the further registration under the Securities Act of such shares, which ENSCO is obligated to use commercially reasonable efforts to effect, (b) compliance with Rule 145 promulgated by the Commission under the Securities Act, or (c) the availability of another exemption from such registration under the Securities Act. Furthermore, the Principal Stockholder also has agreed that it understands that stop transfer instructions will be given to ENSCO's transfer agent with respect to the shares of ENSCO Common

Stock receivable by the Principal Stockholder and that a legend will be placed on the certificates for such shares issued to the Principal Stockholder, to the extent the Principal Stockholder is considered an "affiliate" of DUAL at the time the Merger Agreement is submitted for a vote of the stockholders of DUAL.

REGISTRATION OF MERGER SHARES

    Pursuant to the Principal Stockholder Agreement, ENSCO has agreed to use all commercially reasonable efforts to effect the registration under the Securities Act of the transfer to the stockholders of the Principal Stockholder of certain of the shares of ENSCO Common Stock to be received by the Principal Stockholder in exchange for the Principal Stockholder Shares and the resale of shares of ENSCO Common Stock by the Principal Stockholder or one of its significant stockholders, subject to certain restrictions. ENSCO has agreed to keep continuously effective the registration statement in respect of the Principal Stockholder Shares for the period of time necessary for the Principal Stockholder to complete the intended method or methods of distribution for the Principal Stockholder Shares.

NO SOLICITATION

    Pursuant to the Principal Stockholder Agreement, the Principal Stockholder has agreed that until July 31, 1996, it will not negotiate with any person other than ENSCO with respect to the acquisition of DUAL or the DUAL Common Stock owned by the Principal Stockholder and it will not, and will not permit any of its officers, directors, employees, agents or representatives (including without limitation, investment bankers, attorneys and accountants) to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals, (iii) enter into or participate in any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of DUAL or the Principal Stockholder's interest in DUAL under the control of the Principal Stockholder, or (v) afford any access to DUAL's properties, books and records in its possession or under its control to any person in connection with any possible proposal relating to
(a) the disposition of DUAL's or the Principal Stockholder's businesses or substantially all of their respective assets, (b) the acquisition of equity or debt securities of DUAL or the Principal Stockholder, including equity or debt securities in DUAL owned by the Principal Stockholder, or (c) the merger, share exchange or business combination, or similar acquisition transaction of or involving DUAL or the Principal Stockholder with any person other than ENSCO. In addition, until July 31, 1996, the Principal Stockholder has agreed to immediately notify ENSCO orally, and subsequently confirm in writing, all the relevant details relating to all inquiries and proposals which it may receive relating to any such matters. Furthermore, until July 31, 1996, the Principal Stockholder has agreed that it will not, and will not permit any of its representatives, at any time, to enter into or participate in any discussions or negotiations regarding, or accept, any proposal for such a transaction received by them from a third party or that a third party expresses a desire to communicate to it.

                                 THE COMPANIES

ENSCO INTERNATIONAL INCORPORATED

    ENSCO is an international offshore contract drilling company that also provides marine transportation services in the U.S. Gulf of Mexico. ENSCO's complement of offshore drilling rigs includes 24 jackup rigs and 10 barge drilling rigs, and ENSCO's marine transportation fleet consists of 37 vessels. ENSCO's operations are integral to the exploration, development and production of oil and gas.

    Since 1987, ENSCO has pursued a strategy of building its fleet of offshore drilling rigs. This strategy was exemplified by ENSCO's acquisition of the remainder of Penrod Holding Corporation ("Penrod") in August 1993 and the expansion of ENSCO's Venezuelan rig fleet during 1993 and 1994 with the delivery of four new barge drilling rigs in each year. ENSCO also added three harsh-environment jackup rigs to its North Sea fleet, two in 1994 and one in 1995.

    With ENSCO's increasing emphasis on offshore markets, it has disposed of businesses that are not offshore-oriented or that management believed would not meet its standards for financial performance. Accordingly, in 1995 ENSCO sold its technical services business, in 1994 ENSCO sold substantially all of its land rigs and in 1993 ENSCO's supply business was sold.

    ENSCO was formed as a Texas corporation in 1975 and was reincorporated in Delaware in 1987. At ENSCO's Annual Meeting of Stockholders held on May 23, 1995, the stockholders approved the change in the name of ENSCO from Energy Service Company, Inc. to ENSCO International Incorporated. ENSCO's principal executive office is located at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792, and its telephone number is (214) 922-1500.

DUAL DRILLING COMPANY

    DUAL is a domestic and international offshore drilling contractor. DUAL was formed in 1951 as a domestic onshore drilling contractor. In 1975, DUAL entered the offshore contract drilling business and built a fleet of deep drilling, self-contained platform rigs. During 1981, DUAL entered the international sector of the offshore drilling business when it began to acquire a fleet of premium independent-leg cantilever jackup rigs. Since that time, DUAL has expanded its offshore fleet by purchasing additional platform and jackup rigs, and by bareboat chartering jackup rigs. DUAL now operates a fleet of 20 premium offshore rigs, consisting of 10 self-contained platform rigs and 10 independent-leg cantilever jackup rigs.

    The Principal Stockholder acquired DUAL in 1990 through a wholly-owned subsidiary, and operated DUAL as an independent business focused exclusively on offshore operations. Historically, the Principal Stockholder had conducted its offshore drilling operations through three independent, indirect wholly-owned subsidiaries, and through direct ownership of a limited number of offshore drilling rigs. In August 1993, DUAL completed an initial public offering of 6.25 million shares of DUAL Common Stock, which reduced the Principal Stockholder's ownership interest in DUAL to approximately 59.6% of the outstanding DUAL Common Stock. With the consummation of the initial public offering, the Principal Stockholder restructured its offshore drilling operations so that (i) the subsidiaries became a consolidated group which combined the drilling operations of the Principal Stockholder, which were distinct from DUAL, with those of DUAL,
(ii) ownership of certain rigs, along with related debt, was transferred to DUAL, and (iii) substantially all of the intercompany indebtedness payable to the Principal Stockholder was satisfied as a contribution to the capital of DUAL. DUAL's principal executive office is located at 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225, and its telephone number is (214) 373-6200.

MERGER SUBSIDIARY

    Merger Subsidiary was formed by ENSCO on March 5, 1996, solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. All of its outstanding capital stock is owned by ENSCO. Merger Subsidiary's principal executive office is located at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792, and its telephone number is (214) 922-1500.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information, as of April 30, 1996, regarding beneficial ownership and percentage of total voting power of the DUAL Common Stock by each stockholder who is known by DUAL to own more than 5% of the outstanding DUAL Common Stock, each director, each executive officer and all directors and executive officers as a group. Each stockholder has sole voting and investment power with respect to such stockholder's shares of DUAL Common Stock, except to the extent that authority is shared by spouses under applicable law and as set forth in footnotes below.

                                                                                  NUMBER OF
                                                                                   SHARES
                                                                                 BENEFICIALLY  PERCENT OF
NAME OF BENEFICIAL OWNER                                                          OWNED (4)       CLASS
- -------------------------------------------------------------------------------  -----------  -------------
Dual Invest ASA (1)............................................................    9,382,354        59.6%
David W. Skarke................................................................      100,000        *
Aage Figenschou................................................................      --             *
Magne Kristiansen..............................................................        2,000        *
Frank Jungers..................................................................        3,000        *
Edward O. Vetter...............................................................        3,000        *
L.H. Dick Robertson (2)........................................................      223,920         1.4%
W. Allen Parks (2)(3)..........................................................      125,972        *
Dudley M. Haralson (2).........................................................      113,502        *
Robert C. McCoy (2)............................................................      105,772        *
Lewis W. Kreps (2).............................................................       93,424        *
William R. Dudark (2)..........................................................       93,424        *
All directors and executive officers as a group (10 persons)...................      864,014         5.2%

- ------------------------
*   Less than 1%


(1) The address of Dual Invest ASA is P.O. Box 1611, Vika 0119, Oslo, Norway. Dual Invest ASA is publicly traded on the Oslo Stock Exchange. According to information provided by Dual Invest ASA, as of May 3, 1996, the names and addresses of the stockholders which own more than 10% of the outstanding capital stock of Dual Invest ASA are as follows:


                                                                                          % OF CAPITAL
                                                                                         STOCK OWNED OF
                                                                            NUMBER OF    RECORD OF DUAL
NAME OF STOCKHOLDER                               ADDRESS                 SHARES OWNED     INVEST ASA
- ---------------------------------  -------------------------------------  -------------  ---------------
B. Skaugen Shipping ASA            Dronning Maudsgt. 1                       3,295,597          22.22
                                   P.O. Box 1611, Vika
                                   0119 Oslo, Norway

Morgan Guaranty Trust              Securities Reconsiliation Dept.           1,972,000          13.30
Co. of N.Y.                        Boulevard Emile Jacqmain 151
                                   1210 Brussels, Belgium

(2) Includes remaining unvested shares of restricted stock granted directly to the officers of DUAL in 1993, or an aggregate of 30,000 shares of a total of 172,857 shares granted to DUAL's executive officers under the Dual Invest ASA Stock Option Compensation Plan 1991 and the 1993 Plan. The holders have the right to vote and receive dividends of such shares, but do not have the power to dispose of, or direct the disposition of, such shares until the shares are vested pursuant to the terms of such plan. The remaining 30,000 shares vest in August 1996.

(3) Includes 100 shares owned by his parents as to which Mr. Parks disclaims beneficial ownership, and 300 shares owned by his children.

(4) Includes outstanding Long-Term Options that vest within 60 days giving each holder of a Long-Term Option the right to purchase shares of DUAL Common Stock equal to the number of shares listed in the table below:


David W. Skarke                                               100,000
Magne Kristiansen                                               2,000
Frank Jungers                                                   2,000
Edward O. Vetter                                                2,000
L. H. Dick Robertson                                          180,000
W. Allen Parks                                                104,000
Dudley M. Haralson                                            104,000
Robert C. McCoy                                                88,000
Lewis W. Kreps                                                 80,000
William R. Dudark                                              80,000


    Mr. Aage Figenschou has a Long-Term Option to purchase 2,000 shares of DUAL Common Stock that vests fully on July 23, 1996. In the event of a Change of Control (as defined in the 1993 Plan) the Long-Term Options vest fully on the date of such Change of Control.

                     UNAUDITED COMBINED CONDENSED PRO FORMA
                             FINANCIAL INFORMATION

    The following unaudited combined condensed pro forma statements of operations for the three months ended March 31, 1996 and for the year ended December 31, 1995, and the following unaudited combined condensed pro forma balance sheet at March 31, 1996, present, for informational purposes only, certain unaudited combined condensed pro forma financial information for ENSCO giving effect to the Merger and related purchase accounting adjustments. The unaudited combined condensed pro forma statements of operations give pro forma effect to the Merger as if it had been completed on January 1, 1995. The unaudited combined condensed pro forma balance sheet gives pro forma effect to the Merger as if it had been completed on March 31, 1996.

    The unaudited combined condensed pro forma financial information has been prepared in accordance with GAAP and gives effect to the Merger, as a result of which DUAL would become a wholly-owned subsidiary of ENSCO, using the purchase method of accounting.

    The unaudited combined condensed pro forma financial information should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited Consolidated Financial Statements of ENSCO and Notes thereto included in the ENSCO Form 10-Q for the three months ended March 31, 1996 and the audited Consolidated Financial Statements of ENSCO and Notes thereto included in the ENSCO 1995 Form 10-K, which are incorporated by reference in this Prospectus/Proxy Statement, and to the unaudited Consolidated Financial Statements of DUAL and Notes thereto included in the DUAL Form 10-Q for the three months ended March 31, 1996 and the audited Consolidated Financial Statements of DUAL and Notes thereto included in the DUAL 1995 Form 10-K, which are incorporated by reference in this Prospectus/Proxy Statement.

    The unaudited combined condensed pro forma financial information does not purport to present what ENSCO's financial position or results of operations would actually have been had the Merger occurred as of the date or at the beginning of the periods indicated, nor does such financial information purport to project ENSCO's financial position or results of operations for any future date or period.

                        ENSCO INTERNATIONAL INCORPORATED

                   COMBINED CONDENSED PRO FORMA BALANCE SHEET

                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS

                                                               HISTORICAL
                                                        -------------------------
                                                           ENSCO         DUAL
                                                        INTERNATIONAL  DRILLING       PRO FORMA
                                                        INCORPORATED    COMPANY      ADJUSTMENTS      PRO FORMA
                                                        ------------  -----------  ---------------  -------------
Current assets
  Cash and short-term investments.....................   $   75,154   $    45,217  $    (13,023)(b) $     107,348
  Accounts and notes receivable, net..................       65,071        20,884                          85,955
  Prepaid expenses and other..........................       21,587        12,722        (3,708)(a)        30,601
                                                        ------------  -----------  ---------------  -------------
    Total current assets..............................      161,812        78,823       (16,731)          223,904
                                                        ------------  -----------  ---------------  -------------
Property and equipment, net...........................      642,493       193,480        85,820(a)        921,793
Goodwill..............................................        7,140        24,600        28,178(a)         81,754
                                                                                         13,843(b)
                                                                                          7,993(c)
Other assets..........................................       13,175         6,857        (3,565)(a)        16,467
                                                        ------------  -----------  ---------------  -------------
                                                         $  824,620   $   303,760  $    115,538     $   1,243,918
                                                        ------------  -----------  ---------------  -------------
                                                        ------------  -----------  ---------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued liabilities............   $   45,071   $    16,222  $      7,500(a)  $      69,613
                                                                                            820(b)
  Current maturities of long-term debt................       32,851         7,178                          40,029
                                                        ------------  -----------  ---------------  -------------
    Total current liabilities.........................       77,922        23,400         8,320           109,642
                                                        ------------  -----------  ---------------  -------------
Long-term debt........................................      150,518       135,249         5,106(a)        290,873
Deferred income taxes.................................       29,251         1,562        18,477(a)         49,290
Other liabilities.....................................       20,092         2,428         3,000(a)         25,520
Stockholders' equity
  Common stock........................................        6,695           158           827(a)          7,709
                                                                                             29(c)
  Additional paid-in capital..........................      616,300       173,793        38,985(a)        837,042
                                                                                          7,964(c)
  Accumulated deficit.................................       (8,908)      (32,411)       32,411(a)         (8,908)
  Other...............................................       (6,113)      --                               (6,113)
  Treasury stock......................................      (61,137)         (419)          419(a)        (61,137)
                                                        ------------  -----------  ---------------  -------------
    Total stockholders' equity........................      546,837       141,121        80,635           768,593
                                                        ------------  -----------  ---------------  -------------
                                                         $  824,620   $   303,760  $    115,538     $   1,243,918
                                                        ------------  -----------  ---------------  -------------
                                                        ------------  -----------  ---------------  -------------

                             See accompanying notes

                        ENSCO INTERNATIONAL INCORPORATED
              COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                    HISTORICAL
                                                             -------------------------
                                                                ENSCO         DUAL
                                                             INTERNATIONAL  DRILLING     PRO FORMA
                                                             INCORPORATED    COMPANY    ADJUSTMENTS    PRO FORMA
                                                             ------------  -----------  ------------  -----------
Revenues
  Contract drilling........................................   $   72,883    $  29,461   $             $   102,344
  Marine transportation....................................       11,663       --                          11,663
                                                             ------------  -----------                -----------
                                                                  84,546       29,461                     114,007
                                                             ------------  -----------                -----------
Operating expenses
  Contract drilling........................................       37,337       18,589                      55,926
  Marine transportation....................................        6,187       --                           6,187
  Depreciation and amortization............................       16,374        4,813       1,234(b)       22,455
                                                                                               34(c)
  General and administrative...............................        2,215        2,040                       4,255
                                                             ------------  -----------  ------------  -----------
                                                                  62,113       25,442       1,268          88,823
                                                             ------------  -----------  ------------  -----------
Operating income...........................................       22,433        4,019      (1,268)         25,184
                                                             ------------  -----------  ------------  -----------
Other income (expense)
  Interest income..........................................        1,236          527         146(d)        1,909
  Interest expense.........................................       (4,049)      (3,634)         99(e)       (7,584)
  Other, net...............................................          264           92                         356
                                                             ------------  -----------  ------------  -----------
                                                                  (2,549)      (3,015)        245          (5,319)
                                                             ------------  -----------  ------------  -----------
Income from continuing operations before income taxes and
 minority interest.........................................       19,884        1,004      (1,023)         19,865
Provision for income taxes.................................        4,767           30         (22)(f)       4,775
Minority interest..........................................          427       --                             427
                                                             ------------  -----------  ------------  -----------
Net income.................................................   $   14,690    $     974   $  (1,001)    $    14,663
                                                             ------------  -----------  ------------  -----------
                                                             ------------  -----------  ------------  -----------
Earnings per share from continuing operations..............   $     0.24                              $      0.21
                                                             ------------                             -----------
                                                             ------------                             -----------
Average common shares outstanding..........................       60,651                   10,138(g)       70,789
                                                             ------------               ------------  -----------
                                                             ------------               ------------  -----------

                             See accompanying notes

                        ENSCO INTERNATIONAL INCORPORATED

              COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                    HISTORICAL
                                                             -------------------------
                                                                ENSCO         DUAL
                                                             INTERNATIONAL  DRILLING      PRO FORMA
                                                             INCORPORATED    COMPANY     ADJUSTMENTS    PRO FORMA
                                                             ------------  -----------  -------------  -----------
Revenues
  Contract drilling........................................   $  240,775    $  85,889   $              $   326,664
  Marine transportation....................................       38,339       --                           38,339
  Gain on disposition of assets............................       --           --            5,127(a)        5,127
                                                             ------------  -----------  -------------  -----------
                                                                 279,114       85,889        5,127         370,130
                                                             ------------  -----------  -------------  -----------
Operating expenses
  Contract drilling........................................      132,558       60,229                      192,787
  Marine transportation....................................       23,402       --                           23,402
  Depreciation and amortization............................       58,390       19,608        6,302(b)       84,537
                                                                                               237(c)
  General and administrative...............................        9,569        7,563                       17,132
                                                             ------------  -----------  -------------  -----------
                                                                 223,919       87,400        6,539         317,858
                                                             ------------  -----------  -------------  -----------
Operating income (loss)....................................       55,195       (1,511)      (1,412)         52,272
                                                             ------------  -----------  -------------  -----------
Other income (expense)
  Interest income..........................................        6,310        2,400          567(d)        9,277
  Interest expense.........................................      (16,564)     (14,705)         615(e)      (30,654)
  Gain on disposition of assets............................       --            5,127       (5,127)(a)
  Other, net...............................................        2,398          336                        2,734
                                                             ------------  -----------  -------------  -----------
                                                                  (7,856)      (6,842)      (3,945)        (18,643)
                                                             ------------  -----------  -------------  -----------
Income (loss) from continuing operations before income
 taxes and minority interest...............................       47,339       (8,353)      (5,357)         33,629
Provision for income taxes.................................        3,397          885       (1,792)(f)       2,490
Minority interest..........................................        2,179       --                            2,179
                                                             ------------  -----------  -------------  -----------
Income (loss) from continuing operations...................   $   41,763    $  (9,238)  $   (3,565)    $    28,960
                                                             ------------  -----------  -------------  -----------
                                                             ------------  -----------  -------------  -----------
Earnings per share from continuing operations..............   $     0.69                               $      0.41
                                                             ------------                              -----------
                                                             ------------                              -----------
Average common shares outstanding..........................       60,527                    10,138(g)       70,665
                                                             ------------               -------------  -----------
                                                             ------------               -------------  -----------

                             See accompanying notes

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

    The accompanying unaudited combined condensed pro forma financial statements are based upon adjustments to the historical consolidated financial statements of ENSCO and DUAL to give effect to the Merger.

    The unaudited combined condensed pro forma balance sheet assumes the Merger was consummated on March 31, 1996, and the unaudited combined condensed pro forma statements of operations assume the Merger was consummated as of January 1, 1995. The unaudited combined condensed proforma statements of operations are not necessarily indicative of the results that would have been obtained had the Merger been consummated on January 1, 1995 or that may be obtained in the future.

    Certain information and notes normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations of the Commission. The unaudited combined condensed pro forma financial statements should be read in conjunction with the consolidated financial statements of ENSCO and DUAL for the three months ended March 31, 1996 previously filed separately with the Commission under Form 10-Q and incorporated by reference in this Prospectus/Proxy Statement and the consolidated financial statements of ENSCO and DUAL for the year ended December 31, 1995 previously filed separately with the Commission under Form 10-K and incorporated by reference in this Prospectus/Proxy Statement.

PRO FORMA ADJUSTMENTS TO HISTORICAL COMBINED CONDENSED BALANCE SHEET

    The following pro forma adjustments have been made to reflect the Merger as if it had been consummated as of March 31, 1996:

    (a) To reflect the issuance of 9,853,571 shares of ENSCO Common Stock to be issued in the Merger based upon an estimated average price for shares of ENSCO Common Stock of $21.694 per share. The adjustments allocate the purchase price to the fair value of assets acquired and liabilities assumed and eliminate the historical equity of DUAL.

    (b) To reflect other direct costs of the Merger, including severance and other employee-related costs, professional services, and fees and commissions. The majority of the costs are assumed to be paid prior to or at closing.

    (c) To reflect the issuance of 284,186 shares of ENSCO Common Stock to be issued in the Merger related to outstanding options to purchase shares of DUAL Common Stock. The above number of shares of ENSCO Common Stock to be issued is based upon the excess of 0.625 over a fraction, the numerator of which is the exercise price under the DUAL Options and the denominator of which is the approximate current price of ENSCO Common Stock, multiplied by the number of shares covered by the DUAL Options.

PRO FORMA ADJUSTMENTS TO HISTORICAL COMBINED CONDENSED STATEMENTS OF OPERATIONS

    The following pro forma adjustments have been made to reflect the Merger as if it had been consummated as of January 1, 1995:

    (a) To conform DUAL's accounting policy with ENSCO's with respect to the reporting of gains on disposition of assets.

    (b) To adjust depreciation and amortization for the effects of the increase in accounting basis of the property and equipment acquired and adjustment of remaining useful lives.

    (c) To reflect the amortization of the amount of purchase price in excess of the fair value of the net assets acquired over 40 years, as follows:

Total pro forma goodwill at December 31, 1995.....................  $  85,730
Less: Original ENSCO goodwill at December 31, 1995................     (7,252)
                                                                    ---------
    Goodwill attributable to Dual acquisition.....................     78,478
Amortization period (in years)....................................         40
                                                                    ---------
    Annual amortization of new goodwill...........................      1,962
Less: Amortization of goodwill per Dual historical books..........     (1,725)
                                                                    ---------
    Increase in goodwill amortization.............................  $     237
                                                                    ---------
                                                                    ---------

    (d) To reflect the amortization of the premium associated with the subordinated debt.

    (e) To eliminate the amortization of loan origination costs which were assigned no value in the purchase price allocation.

    (f) To adjust deferred tax expense as a result of the change in book basis of various assets and liabilities.

    (g) To reflect the issuance of 10,137,757 shares of ENSCO Common Stock.

                      COMPARISONS OF STOCKHOLDERS' RIGHTS

    Upon consummation of the Merger, stockholders of DUAL will become stockholders of ENSCO. The rights of former DUAL stockholders will continue to be governed by applicable Delaware law ("Delaware Law"), and will be governed by the Certificate of Incorporation, as amended, and Bylaws of ENSCO (the "ENSCO Certificate" and the "ENSCO Bylaws," respectively). The following is a summary of the material differences between the ENSCO Certificate and ENSCO Bylaws, on the one hand, and the Certificate of Incorporation and Bylaws of DUAL (the "DUAL Certificate" and the "DUAL Bylaws," respectively), on the other hand, that may affect the rights of DUAL's stockholders who become holders of ENSCO Common Stock.

CAPITAL STOCK

    The authorized capital stock of ENSCO consists of 125,000,000 shares of Common Stock, $.10 par value, 5,000,000 shares of First Preferred Stock (as defined in the ENSCO Certificate), par value $1.00 and 15,000,000 shares of Serial Preferred Stock (as defined in the ENSCO Certificate), par value $1.00. No shares of First Preferred Stock or Serial Preferred Stock are currently outstanding. All shares of ENSCO Common Stock are identical and have one vote per share.

    The authorized capital stock of DUAL consists of 50,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of Preferred Stock (as defined in the DUAL Certificate), $0.01 par value. No shares of DUAL's Preferred Stock are currently outstanding. All shares of DUAL Common Stock are identical and have one vote per share.

SPECIAL MEETINGS OF STOCKHOLDERS

    Under Delaware Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

    The DUAL Certificate contains provisions concerning special meetings consistent with the provisions of Delaware Law described above, and also empowers holders of at least 33 1/3% of the stock entitled to vote on the matter or matters to be considered at a special meeting to call such a meeting. The ENSCO Certificate contains provisions concerning special meetings consistent with the provisions of Delaware Law described above, and also empowers the chairman of the board or the president to call a special meeting.

NUMBER OF DIRECTORS

    Under Delaware law, the minimum number of directors is one. Delaware law permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized in the certificate of incorporation to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases a change in the number of directors may be made only upon approval of such change by the stockholders.

    The DUAL Bylaws provide for a variable number of directors between five and seven, with the exact number currently fixed at six. The ENSCO Certificate and the ENSCO Bylaws also provide for a variable number of directors between three and 15, with the exact number currently fixed at eight.

CLASSIFICATION OF BOARD

    A classified board is one in which a certain number of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively.

    DUAL does not have a classified board of directors. The ENSCO Certificate and Bylaws divide the ENSCO board of directors into three classes, with each class serving a staggered three-year term.

REMOVAL OF DIRECTORS

    Under Delaware law, a director of a corporation that does not have a classified board of directors may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, and a director of a corporation that has a classified board of directors may be removed only for cause unless the corporation's certificate of incorporation provides otherwise.

    The ENSCO Certificate provides for a classified board of directors. The ENSCO Bylaws provide that a director may be removed at any time and only for cause by the holders of stock having more than 50% of the voting power of outstanding stock. The DUAL Certificate provides that a director may be removed at an annual or special meeting of stockholders and only for cause by the holders of a majority of DUAL's voting capital stock.

ANTI-TAKEOVER PROVISIONS

    ENSCO. On February 21, 1995, the ENSCO Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of ENSCO Common Stock. The dividend was payable on March 6, 1995 (the "Rights Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from ENSCO one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock") of ENSCO at a price of $50.00 per one one-hundredth of a share of Series A Preferred Stock (the "Purchase Price"), subject to adjustment. The Rights are described on ENSCO's Form 8-A Registration Statement filed with the Commission on February 23, 1995, which is incorporated herein by reference.

    DUAL.    DUAL  does  not  have a  stockholders'  rights  plan  and  the DUAL
Certificate  and  the  DUAL  Bylaws   do  not  contain  specific   anti-takeover
provisions.

INDEMNIFICATION AND LIMITATION OF MONETARY LIABILITIES

    Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issues, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Court of Chancery or the court in which such action or suit to brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

    Article Fifteen of the ENSCO Certificate provides, in general, that ENSCO must indemnify its directors and officers under certain of the circumstances defined in Section 145, and that no director of ENSCO will be personally liable to ENSCO or its stockholders for monetary damages for any breach of such director's fiduciary duty, with certain exceptions. This Article further allows ENSCO to purchase and maintain insurance on behalf of its directors, officers, employees, or agents and to provide for such indemnification by means of a trust fund, security interest, letter of credit, surety bond, contract, and/or similar arrangement. The directors and officers of ENSCO and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by ENSCO. The ENSCO Bylaws require ENSCO to indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware.

    Article Eight of the DUAL Bylaws provides, in general, that DUAL must indemnify its directors and officers under certain of the circumstances defined in Section 145, and Article Sixth of the DUAL Certificate provides that no director of DUAL will be personally liable to DUAL or its stockholders for monetary damages for any breach of such director's fiduciary duty, with certain exceptions identical to those set forth in the ENSCO Certificate. Article Eight of the DUAL Bylaws further allows DUAL to purchase and maintain insurance on behalf of its directors, officers, employees, or agents. The directors and officers of DUAL and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by DUAL. The DUAL Bylaws further require DUAL to indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware.

DISSOLUTION

    The DUAL Certificate provides that, in the event of the dissolution, liquidation or winding up of DUAL, the DUAL Preferred Stock shall have the rights fixed for it by the Board of Directors of DUAL. The ENSCO Certificate provides that, in the event of dissolution, liquidation or winding up of ENSCO, holders of the First Preferred Stock shall have the rights fixed for them by the ENSCO Board of Directors; provided that rights of any series of Serial Preferred Stock to receive any such distribution will be junior and subordinate to the liquidation preference of all outstanding shares of the $1.50 Preferred Stock (as defined in the ENSCO Certificate and none of which are currently outstanding), the Series A Preferred Stock (as defined in the ENSCO Certificate and none of which are currently outstanding), and any other series of First Preferred Stock which by its terms is senior to the shares of Serial Preferred Stock.

PREEMPTIVE RIGHTS

    Unless the certificate of incorporation provides otherwise, the stockholders of a Delaware corporation do not have preemptive rights. Neither the ENSCO nor the DUAL Certificate provides for any preemptive rights.

PAYMENT OF DIVIDENDS

    ENSCO has never paid dividends to the holders of its Common Stock. DUAL has not paid dividends to holders of DUAL Common Stock since its initial public offering in August 1993. ENSCO intends to retain all of its earnings for use in its business and, therefore, does not anticipate paying cash dividends on ENSCO Common Stock in the foreseeable future.

RESTRICTIONS ON ALIEN OWNERSHIP

    The ENSCO Certificate contains certain provisions to limit ownership and control of shares of any class of capital stock of ENSCO by certain non-U.S. citizens in order to permit ENSCO to hold, obtain or reinstate a license or franchise from a governmental agency necessary to conduct its business as an owner and operator of U.S.-flag vessels. The ENSCO Certificate restricts the transfer of shares of ENSCO Common Stock when such transfer would result in the ownership or control by one or more non-U.S. citizens of an aggregate percentage of the shares of ENSCO Common Stock in excess of a specified percentage.

DISSENTING STOCKHOLDERS' RIGHTS

    No stockholder of DUAL or ENSCO will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Special Meeting.

STOCKHOLDERS' LISTS AND INSPECTION OF BOOKS AND RECORDS

    Both the ENSCO Bylaws and the DUAL Bylaws provide that any stockholder may examine the corporation's list of shareholders for a period of at least 10 days prior to any meeting of stockholders, if such examination is for any purpose germane to the meeting. The list may also be inspected at the time and place of the meeting by an stockholder who is present. Except as stated above and as provided by applicable law, no stockholder of ENSCO or DUAL has any additional rights to inspect the corporation's books and records.

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
                       DUAL SPECIAL PERFORMANCE UNIT PLAN

    Effective August 21, 1995, DUAL's Board of Directors, upon a recommendation of its Compensation Committee, adopted the Unit Plan and the performance goals set forth therein, subject to approval by the stockholders of DUAL. The Unit Plan is designed to retain and reward key executives of DUAL by granting them special cash bonuses in the event of a Sale Transaction (as defined below) involving DUAL during the term of the Unit Plan. The Unit Plan is intended to provide the participants in the Unit Plan with an incentive to increase the value of DUAL's business by allowing them to participate in a cash bonus pool that is commensurate with the sale price of DUAL.

    The Unit Plan appears as Appendix C to this Prospectus/Proxy Statement and is incorporated herein by reference. The Unit Plan is intended to allow the award of benefits that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Stockholder approval of the Unit Plan is sought in order to allow the Unit Plan to comply with the requirements set forth in Section 162(m) of the Code.

    The participants in the Unit Plan are L.H. Dick Robertson, W. Allen Parks, Dudley M. Haralson, Robert C. McCoy, Lewis W. Kreps, William R. Dudark, and Robert F. Chrone.

    The Unit Plan will be administered by a committee appointed by the Board of Directors of DUAL (the "Plan Committee"). The Plan Committee must be constituted so as to permit the Unit Plan to comply with Rule 16b-3 under the Exchange Act. Additionally, all members of the Plan Committee must be "outside directors" as defined in Section 162(m) of the Code. The Compensation Committee of the Board of Directors of DUAL currently serves as the Plan Committee.


    Receipt of benefits pursuant to the Unit Plan is conditioned upon occurrence of a Sale Transaction (a merger, consolidation, or other reorganization of DUAL in which the outstanding DUAL Common Stock is converted into or exchanged for securities of another issuer, cash, or other property, or upon occurrence of a sale, lease, or exchange of all or substantially all of the assets of DUAL).

    The bonus pool to be distributed pursuant to the Unit Plan (the "Performance Bonus Pool") is a cash amount based on the Equivalent Share Price, which amount is determined as follows:


    IF THE EQUIVALENT SHARE PRICE IS:               THEN THE PERFORMANCE BONUS POOL AMOUNT IS:
- ------------------------------------------  ----------------------------------------------------------
At least $12.00 but less than $13.00        The product of (i) the excess of the Equivalent Share
                                             Price over $10.00 multiplied by (ii) 100,000.
At least $13.00 but less than $14.00        The product of (i) the excess of the Equivalent Share
                                             Price over $10.00 multiplied by (ii) 200,000.
At least $14.00 but less than $15.00        The product of (i) the excess of the Equivalent Share
                                             Price over $10.00 multiplied by (ii) 300,000.
$15.00 and above                            The product of (i) the excess of the Equivalent Share
                                             Price over $10.00 multiplied by (ii) 400,000.

    Upon occurrence of a Sale Transaction, each participant will be paid, in cash, the following proportions of the Performance Bonus Pool: 27.0% to Mr. Robertson; 15.6% to each of Mr. Parks and Mr. Haralson; 13.2% to Mr. McCoy; 12.0% to each of Mr. Kreps and Dudark; and 4.5% to Mr. Chrone.

    Pursuant to the Merger Agreement, DUAL has agreed to set the Performance Bonus Pool associated with the Merger, together with certain payments due to Mr. Skarke under his employment agreement with DUAL, at $2,000,000. See "The Merger
- -- Interests of Certain Persons; Possible Conflicts of Interest -- Skarke Agreement." As so limited, and as limited by the terms of the DUAL Executive
Agreements,  the  amounts  to  be  received  by  Unit  Plan  participants   upon
consummation of the Merger, if the Merger is approved by the stockholders of DUAL, would be as follows:

                               NEW PLAN BENEFITS

                                                                                            UNIT PLAN
                                                                               -----------------------------------
NAME AND POSITION                                                              DOLLAR VALUE($)   NUMBER OF UNITS
- -----------------------------------------------------------------------------  ---------------  ------------------
L. H. Dick Robertson.........................................................   $     469,972    Not applicable.
  CHIEF EXECUTIVE OFFICER, PRESIDENT, AND DIRECTOR
W. Allen Parks...............................................................         271,540    Not applicable.
  EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
Robert C. McCoy..............................................................         229,765    Not applicable.
  SENIOR VICE PRESIDENT, MARKETING
Dudley M. Haralson...........................................................         271,540    Not applicable.
  SENIOR VICE PRESIDENT, OPERATIONS
Lewis W. Kreps...............................................................         208,877    Not applicable.
  VICE PRESIDENT, BUSINESS DEVELOPMENT
                                                                               ---------------
All current executive officers as a group....................................       1,451,694    Not applicable.
                                                                               ---------------
                                                                               ---------------
All current directors who are not executive officers
 as a group (1)..............................................................         261,100    Not applicable.
                                                                               ---------------
                                                                               ---------------
All employees, including all current officers who are not executive officers,
 as a group..................................................................         287,206    Not applicable.
                                                                               ---------------
                                                                               ---------------

- ------------------------
(1) Consists of the cash bonus payable to Mr. Skarke pursuant to his employment agreement. Although Mr. Skarke is not a participant in the Unit Plan, his cash bonus is measured as a percentage of the Performance Bonus Pool. See "The Merger -- Interests of Certain Persons; Possible Conflicts of Interest -- Skarke Agreement."

    Approval of the Unit Plan is not a condition to consummation of the Merger, and approval of the Merger is not a condition to effectiveness of the Unit Plan.

    The "Equivalent Share Price" is a dollar amount which is equal to (A)(i) the value of the consideration (as reasonably determined by the Plan Committee) paid or given for the stock or assets of DUAL sold or transferred pursuant to the Sale Transaction divided by (ii) the decimal representing the percentage of the DUAL Common Stock or assets of DUAL that is sold or transferred pursuant to the Sale Transaction, divided by (B) the number of outstanding shares of DUAL Common Stock on August 21, 1995, as adjusted by the Plan Committee pursuant to the terms of the Unit Plan.

    Unless the Unit Plan is required by applicable law to be extended, it will terminate on August 20, 1997, and payments under it will only be made with respect to a Sale Transaction which is effective, or as to which a definitive binding agreement is in effect, on or before that date.

    The Unit Plan may be amended by the Board of Directors of DUAL, subject to any stockholder approval required by Section 162(m) of the Code or other applicable law.

    The proposal to approve the Unit Plan must receive the favorable vote of a majority of the total number of shares of DUAL Common Stock represented and entitled to vote at the Special Meeting or any adjournment thereof for approval. An affirmative vote by a stockholder shall also be deemed to be approval of the performance goals under the Unit Plan for purposes of Section 162(m) of the Code. Pursuant to the Principal Stockholder Agreement, the Principal Stockholder Shares (representing approximately 59.6% of the outstanding shares of DUAL Common Stock) will be voted at the Special Meeting in favor of the Unit Plan. Therefore, no additional stockholder votes are necessary to approve the Unit Plan.

    THE BOARD OF DIRECTORS OF DUAL HAS ADOPTED THE UNIT PLAN AND RECOMMENDS THAT DUAL STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE UNIT PLAN.

                   COMPENSATION OF DUAL'S EXECUTIVE OFFICERS

    The following table reflects, for the fiscal years ended December 31, 1995, 1994 and 1993, cash compensation paid by DUAL or the Principal Stockholder, and a summary of certain other compensation paid or accrued for such year, to DUAL's Chief Executive Officer and the five other executive officers (the "Named Executive Officers") of DUAL for service in all capacities with the Principal Stockholder or DUAL and their subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                                            AWARDS
                                                                                    ----------------------
                                                            ANNUAL COMPENSATION     RESTRICTED    OPTIONS
NAME AND                                                  ------------------------     STOCK      (NO. OF      ALL OTHER
PRINCIPAL POSITION                               YEAR     SALARY (1)    BONUS (2)     AWARDS      SHARES)   COMPENSATION (4)
- ---------------------------------------------  ---------  -----------  -----------  -----------  ---------  ----------------
L. H. Robertson..............................       1995  $   360,000  $   115,000                 180,000     $   24,192
  President and Chief                               1994      430,259       52,254                 120,000         28,887
  Executive Officer                                 1993      345,000      172,500  $   766,499     60,000         20,603
W. Allen Parks...............................       1995      246,250       10,000                 104,000         16,903
  Executive Vice President                          1994      295,360       36,194                  65,000         15,416
  and Chief Financial Officer                       1993      228,000      112,500      358,335     39,000         13,491
Dudley M. Haralson...........................       1995      171,051       10,000                 104,000         10,478
  Senior Vice President                             1994      187,028       22,673                  65,000          9,704
  Operations                                        1993      125,000       62,500      229,285     27,000          7,419
Robert C. McCoy..............................       1995      156,000       10,000                  88,000         10,347
  Senior Vice President                             1994      187,362       22,980                  58,000          8,982
  Marketing                                         1993      140,000       70,000      354,135     30,000          8,382
Lewis W. Kreps...............................       1995      145,688       10,000                  80,000         10,000
  Senior Vice President                             1994      169,634       20,682                  53,000          9,528
  Business Development                              1993      125,000       62,500      229,285     27,000          7,419
William R. Dudark............................       1995      142,500       10,000                  80,000          9,781
  Vice President                                    1994      169,634       20,682                  53,000          9,685
  Operations and Engineering                        1993      125,000       62,500      229,285     27,000          7,419

- ------------------------
(1) Salary figures for 1994 include amounts paid for accumulated vacation benefits upon termination of DUAL's previous vacation policy. The amounts paid to Messrs. Robertson, Parks, Haralson, McCoy, Kreps and Dudark were $82,759; $56,610; $37,472; $35,862; $32,759; and $32,759, respectively.

(2) Bonuses earned in 1993 were payable in installments equal to 50% of such bonus in January 1994, 25% in January 1995 and 25% in January 1996. The 1994 bonuses were earned in 1994 and were paid in full in February 1995. The 1995 bonuses were earned and paid in 1995.

(3) At December 31, 1995, the number of shares of restricted stock granted by DUAL as restricted stock awards under the 1993 Plan ("Restricted Stock Awards") which had not vested and the total value of such shares, based on the last reported sales price of the DUAL Common Stock on December 29, 1995 (the final trading day of 1995), held by each Named Executive Officer are included in the table below. All shares of restricted stock that had not vested as of December 31, 1995 are attributable to a Restricted Stock Award granted by DUAL on August 12, 1993. All such unvested shares vest fully on August 12, 1996.

                                                                               SHARES       VALUE
                                                                              ---------  -----------
Mr. Robertson...............................................................      9,000  $   102,375
Mr. Parks...................................................................      4,800       54,600
Mr. Haralson................................................................      3,900       44,363
Mr. McCoy...................................................................      4,500       51,188
Mr. Kreps...................................................................      3,900       44,363
Mr. Dudark..................................................................      3,900       44,363

    On December 9, 1993, DUAL granted a Restricted Stock Award of 8,559; 3,891; 2,335; 3,891; 2,335 and 2,335 shares of DUAL's Common Stock to Messrs. Robertson, Parks, Haralson, McCoy, Kreps and Dudark, respectively. The shares of Common Stock vested 50% on June 9, 1994 and 50% on December 9, 1994.

    On August 12, 1993, DUAL granted a Restricted Stock Award of 39,942; 18,155; 10,893; 18,155; 10,893 and 10,893 shares of Common Stock to Messrs. Robertson, Parks, Haralson, McCoy, Kreps and Dudark, respectively. The shares of Common Stock vested 50% on February 12, 1994 and 50% on August 12, 1994.

    All Restricted Stock Awards granted by DUAL entitle the beneficiaries to all rights as a stockholder from the date of grant (including the right to receive dividends when, as, and if declared) other than (i) the right to transfer or sell the shares prior to the vesting date, and (ii) the right to possession prior to the vesting date.

(4) For 1995, All Other Compensation includes (i) Company matching contributions under DUAL's 401(K) Plan in the amount of $9,000 each for Messrs. Robertson, Parks, Haralson and McCoy, $8,741 for Mr. Kreps and $8,550 for Mr. Dudark,
    (ii) Company Matching Contributions under DUAL's Benefit Restoration Plan in the amount of $12,600 for Mr. Robertson and $5,775 for Mr. Parks, and (iii) the dollar value of insurance premiums paid by DUAL with respect to term life insurance in the amounts of $2,592; $2,128; $1,478; $1,347; $1,259; and
    $1,231 for Messrs. Robertson, Parks, Haralson, McCoy, Kreps and Dudark, respectively.

OPTION CANCELLATIONS

    The table below sets forth information regarding stock options, previously issued to the Named Executive Officers under the 1993 Plan, that were authorized for cancellation during 1995 by DUAL's Board of Directors.

                         TEN YEAR OPTION/SAR REPRICINGS

                                                          NUMBER OF     MARKET
                                                         SECURITIES    PRICE OF     EXERCISE                  LENGTH OF
                                                         UNDERLYING    STOCK AT     PRICE AT               ORIGINAL OPTION
                                                          OPTIONS/      TIME OF      TIME OF               TERM REMAINING
                                                            SARS       REPRICING    REPRICING      NEW       AT DATE OF
                                                         REPRICED OR      OR           OR       EXERCISE    REPRICING OR
NAME AND PRINCIPAL POSITION                     DATE       AMENDED     AMENDMENT    AMENDMENT     PRICE       AMENDMENT
- --------------------------------------------  ---------  -----------  -----------  -----------  ---------  ---------------
L. H. Robertson.............................    8/21/95      60,000    $   10.00    $  14.000   $   10.00        8 years
  Director, President                           8/21/95     120,000        10.00       12.125       10.00        9 years
  and CEO
W. Allen Parks..............................    8/21/95      39,000        10.00       14.000       10.00        8 years
  Executive Vice                                8/21/95      65,000        10.00       12.125       10.00        9 years
  President and CFO
Dudley M. Haralson..........................    8/21/95      27,000        10.00       14.000       10.00        8 years
  Senior Vice President                         8/21/95      65,000        10.00       12.125       10.00        9 years
  USA/International
  Operations
Robert C. McCoy.............................    8/21/95      30,000        10.00       14.000       10.00        8 years
  Senior Vice President                         8/21/95      58,000        10.00       12.125       10.00        9 years
  International Marketing
Lewis W. Kreps..............................    8/21/95      27,000        10.00       14.000       10.00        8 years
  Senior Vice President                         8/21/95      53,000        10.00       12.125       10.00        9 years
  Business Development
William R. Dudark...........................    8/21/95      27,000        10.00       14.000       10.00        8 years
  Vice President                                8/21/95      53,000        10.00       12.125       10.00        9 years
  International Operations
  and Engineering

    In August 1995, the Compensation Committee of DUAL's Board of Directors approved the granting of options to the executive officers and certain key employees of DUAL in exchange for the cancellation of then existing options to purchase Company common stock. The Compensation Committee carefully considered its decision to grant new options and effectively reduce the exercise price of then existing options. In making its decision, the Compensation Committee consulted with an independent compensation consultant and also considered the then current market price of the DUAL Common Stock, the exercise prices at which the options had previously been granted, the overall performance of the DUAL Common Stock since the previous options had been issued and the importance of providing renewed incentive for the executive officers and employees to continue in the service of DUAL and renew interest in the success of DUAL.

    Compensation Committee:                            Frank Jungers
                                                    Aage Figenschou
                                                    Edward O. Vetter
                                                    Magne Kristiansen

OPTION GRANTS

    The table below sets forth information regarding Stock Options granted under the 1993 Plan to the Named Executive Officers during 1995:

                               INDIVIDUAL GRANTS

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                         PERCENTAGE OF                            AT ASSUMED ANNUAL RATES OF
                                                         TOTAL OPTIONS                           STOCK PRICE APPRECIATION FOR
                                             NUMBER OF    GRANTED TO    EXERCISE OR                  FULL OPTION TERM (2)
                                              OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION  ----------------------------
NAME                                        GRANTED (1)   FISCAL 1995    PER SHARE      DATE          5%             10%
- ------------------------------------------  -----------  -------------  -----------  ----------  -------------  -------------
L. H. Robertson...........................     180,000         17.1%     $  10.000     08/21/05  $   1,132,200  $   2,869,200
W. Allen Parks............................     104,000         13.3%        10.000     08/21/05        654,160      1,657,760
Dudley M. Haralson........................     104,000         13.3%        10.000     08/21/05        654,160      1,657,760
Robert C. McCoy...........................      88,000          8.4%        10.000     08/21/05        553,520      1,402,720
William R. Dudark.........................      80,000          7.6%        10.000     08/21/05        503,200      1,275,200
Lewis W. Kreps............................      80,000          7.6%        10.000     08/21/05        503,200      1,275,200

- ------------------------
(1) The options are exercisable in increments of 20% on August 21, 1996, the first anniversary of the date of grant, and 20% on each of the second, third, fourth and fifth anniversary dates of the grant.

(2) Potential Realizable Value is based on the assumed annual growth rates of Common Stock for the 10-year option term. A 5% annual growth rate results in a stock price of $16.29 per share and a 10% annual growth rate results in a stock price of $25.94 per share. Actual gains, if any, on stock options exercised are dependent on the future performance of DUAL's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED EXERCISES OF OPTIONS/SARS AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

    For each of the Named Executive Officers, the information set forth below reflects for the fiscal year ended December 31, 1995, options under the 1993 Plan and the value realized thereon as well as exercisable and unexercisable options which were unexercised at year-end 1995 and the realizable value thereon at such date:

                                                                            NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                              NUMBER OF                        OPTIONS HELD AT              IN-THE-MONEY OPTIONS
                                               SHARES                         DECEMBER 31, 1995             AT DECEMBER 31, 1995
                                             ACQUIRED ON     VALUE     --------------------------------  --------------------------
NAME                                          EXERCISE     REALIZED       EXERCISABLE     UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------------------------------  -----------  -----------  -----------------  -------------  -----------  -------------
L. H. Robertson............................         N/A          N/A             -0-           180,000          N/A    $   247,500
W. Allen Parks.............................         N/A          N/A             -0-           104,000          N/A        143,000
Dudley M. Haralson.........................         N/A          N/A             -0-           104,000          N/A        143,000
Robert C. McCoy............................         N/A          N/A             -0-            88,000          N/A        121,000
William R. Dudark..........................         N/A          N/A             -0-            80,000          N/A        110,000
Lewis W. Kreps.............................         N/A          N/A             -0-            80,000          N/A        110,000

- ------------------------
 * Represents the number of unexercised options multiplied by the difference between $11.375, which was the last reported sales price of the DUAL Common Stock on the Nasdaq Stock Market as of December 31, 1995, and the per-share exercise price of $10.00 for the options granted in 1995.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    In June 1993, DUAL implemented the SERP, a defined benefit pension plan covering certain of its executive officers. The SERP is administered by the Board of Directors or by the Compensation Committee and is intended to assist DUAL in attracting and retaining employees of exceptional ability by providing certain benefits. The SERP provides that upon reaching age 65, after 10 years of service with DUAL and upon termination of employment from DUAL, a participant will receive annual benefits, which when added to Social Security Benefits, equal 30% of the average of the participant's highest consecutive 36-month base compensation during the participant's service with DUAL ("Average Compensation"). During June 1994, the Compensation Committee approved an amendment to the SERP that raised the annual benefit for DUAL's president to 50% of Average Compensation when added to Social Security benefits. DUAL is the sole contributor to the SERP and the cost of benefits under the SERP are recognized as they accrue based on certain future salary and social security benefit assumptions.

    The table  below provides  certain  information with  respect to  the  Named
Executive Officers and the estimated benefits payable to the respective executives under the SERP.

                                 SERP BENEFITS

                                                                           ESTIMATED
                                                                       ANNUAL RETIREMENT
                                                    CURRENT YEARS OF    BENEFIT AT AGE
NAME                                                     SERVICE              65*
- --------------------------------------------------  -----------------  -----------------
L. H. Robertson...................................             13         $   180,000
W. Allen Parks....................................             18              73,875
Dudley M. Haralson................................              8              60,000
Robert W McCoy....................................              7              48,000
Lewis W. Kreps....................................             14              45,000
William R. Dudark.................................              9              43,500

- ------------------------
 * Amounts to be reduced by Social Security benefits.

                                 LEGAL MATTERS

    The legality of the shares of ENSCO Common Stock being offered hereby will be passed upon for ENSCO by Baker & McKenzie, Dallas, Texas. The federal income tax consequences in connection with the Merger will be passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas.

                                    EXPERTS

    The financial statements incorporated in this Prospectus/Proxy Statement by reference from the ENSCO 1995 Form 10-K have been audited by two independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the two independent accountants given on the authority of such firms as experts in auditing and accounting.

    The consolidated financial statements and 1995 schedules incorporated by reference in this Prospectus/Proxy Statement from the DUAL 1995 Form 10-K have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The  fairness  opinion  of  Simmons   incorporated  by  reference  in   this
Prospectus/Proxy Statement has been so incorporated in reliance upon the authority of Simmons as experts in investment banking.

                             STOCKHOLDER PROPOSALS

    If the Merger is not consummated, DUAL will hold its 1996 Annual Meeting of Stockholders in August 1996. DUAL stockholders who intend to submit proposals for inclusion in DUAL's 1996 Proxy Statement and Proxy for stockholder action at the DUAL 1996 Annual Meeting of Stockholders must do so by sending the proposal and supporting statements, if any, to DUAL at its corporate offices no later than May 31, 1996.

                                     INDEX
                                 DEFINED TERMS

                                                    PAGE
                                                    -----
1993 Plan......................................           9
401(k) Plan....................................          46
affiliates.....................................          37
Alternative Proposal Fee.......................           9
Average Compensation...........................          67
Average Trading Price..........................          40
Benefit Restoration Plan.......................          35
Cancelable Shares..............................           7
CBK Loan.......................................          38
Certificates...................................          39
Change of Control Offer........................          38
Change of Control Purchase Date................          38
Change of Control Purchase Price...............          38
Citibank Facility..............................          38
COBRA Coverage.................................          45
Code...........................................           7
Commission.....................................           1
Delaware Law...................................          57
DOL............................................          46
DUAL...........................................           1
DUAL 1995 Form 10-K............................           2
DUAL Bylaws....................................          57
DUAL Certificate...............................          57
DUAL Common Stock..............................           1
DUAL Comparable Companies......................          30
DUAL Executive Agreements......................          36
DUAL Medical Plan..............................          45
DUAL Options...................................           9
EBDIT..........................................          29
Effective Time.................................           1
ENSCO..........................................           1
ENSCO 1995 Form 10-K...........................           2
ENSCO Bylaws...................................          57
ENSCO Certificate..............................          57
ENSCO Common Stock.............................           1
ENSCO Comparable Companies.....................          30
Equivalent Share Price.........................          16
Exchange Act...................................           2
Exchange Agent.................................          39
Exchange Fund..................................          39
Final Candidates...............................          23
Final Three Candidates.........................          23
GAAP...........................................           8
Group Insurance Plans..........................          45
HSR Act........................................           8
Implied Consideration..........................          28
Indenture......................................          38
Long-Term Options..............................          44

                                                    PAGE
                                                    -----
LTM............................................          29
MARAD..........................................          18
Merger.........................................           1
Merger Agreement...............................           1
Merger Subsidiary..............................           1
Named Executive Officers.......................          63
Non-Employee Director Plan.....................           9
Non-Employee Options...........................          45
NYSE...........................................           2
OPA'90.........................................          17
Order..........................................           9
Organizational Documents.......................          40
Penrod.........................................          48
Performance Bonus Pool.........................          61
Plan Committee.................................          60
Potential Candidates...........................          22
Potential Sale or Merger Transaction...........          21
Principal Stockholder..........................          10
Principal Stockholder Agreement................          10
Principal Stockholder Shares...................          10
Prospectus/Proxy Statement.....................           1
Purchase Price.................................          58
Record Date....................................           6
Registration Statement.........................           1
Restricted Stock Awards........................          63
Retiree Medical Plan...........................          46
Right..........................................          58
Rights Record Date.............................          58
Sale Transactions..............................          16
Securities Act.................................           2
Selected Candidates............................          23
Senior Notes...................................          38
Series A Preferred Stock.......................          58
SERP...........................................          35
Simmons........................................           7
Simmons Engagement Letter......................          22
Simmons Transaction Fee........................          22
Skaugen........................................          37
Special Meeting................................           1
Subsidiaries...................................          36
Subsidiary.....................................          36
Surviving Corporation..........................           6
Tax Opinion....................................           7
Team Incentive Program.........................          36
Terminating DUAL Breach........................          43
Terminating ENSCO Breach.......................          43
U.S. Holder....................................          32
Unit Plan......................................           5

                                   APPENDIX A
                                MERGER AGREEMENT

- ----------------------------------------------------------------------
- ----------------------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER*
                                     AMONG
                       ENSCO INTERNATIONAL INCORPORATED,
                            DDC ACQUISITION COMPANY
                                      AND
                             DUAL DRILLING COMPANY
                              DATED MARCH 21, 1996

*As amended and restated by Amendment No. 1 to Agreement and Plan of Merger dated as of May 7, 1996.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                             ARTICLE I
                                             THE MERGER

                                                                               SECTION       PAGE
- -----------------------------------------------------------------------------------------  ---------
    1.01.  The Merger....................................................................        A-9
    1.02.  Effective Time; Closing.......................................................        A-9
    1.03.  Effect of the Merger..........................................................        A-9
    1.04.  Certificate of Incorporation; Bylaws..........................................        A-9
    1.05.  Directors and Officers........................................................       A-10

                                             ARTICLE II
                         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
    2.01.  Conversion of Securities......................................................       A-10
    2.02.  Exchange of Certificates......................................................       A-11
    2.03.  Stock Transfer Books..........................................................       A-12
    2.04.  Stock Options.................................................................       A-13

                                            ARTICLE III
                            REPRESENTATIONS AND WARRANTIES OF THE TARGET
    3.01.  Organization and Qualification; Subsidiaries..................................       A-13
    3.02.  Certificate of Incorporation and Bylaws.......................................       A-14
    3.03.  Capitalization................................................................       A-14
    3.04.  Authority Relative to This Agreement..........................................       A-14
    3.05.  No Conflict; Required Filings and Consents....................................       A-15
    3.06.  Permits; Compliance...........................................................       A-15
    3.07.  SEC Filings; Financial Statements.............................................       A-16
    3.08.  Absence of Certain Changes or Events..........................................       A-16
    3.09.  Absence of Litigation.........................................................       A-17
    3.10.  Employee Benefit Matters......................................................       A-17
    3.11.  Labor Matters.................................................................       A-21
    3.12.  Intellectual Property.........................................................       A-21
    3.13.  Taxes.........................................................................       A-21
    3.14.  Environmental Matters.........................................................       A-22
    3.15.  Opinion of Financial Advisor..................................................       A-23
    3.16.  Vote Required.................................................................       A-23
    3.17.  Brokers.......................................................................       A-23
    3.18.  Tangible Property.............................................................       A-23
    3.19.  Bareboat Charter..............................................................       A-23
    3.20.  Material Contracts............................................................       A-23
    3.21.  Parachute Payments............................................................       A-24
    3.22.  Certain Business Practices....................................................       A-24
    3.23.  Real Property and Leases......................................................       A-24
    3.24.  Insurance.....................................................................       A-24
    3.25.  Accounting and Tax Matters....................................................       A-25
    3.26.  Board Recommendation..........................................................       A-25
    3.27.  Change in Control.............................................................       A-26
    3.28.  Target Drilling Rigs..........................................................       A-26
    3.29.  Sime-Dual Sdn Bhd.............................................................       A-27

                                                                                                 SECTION        PAGE
- ------------------------------------------------------------------------------------------------------------  ---------
    3.30.  Accounts Receivable..............................................................................       A-27

                                                      ARTICLE IV
                              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB
    4.01.  Corporate Organization and Qualification.........................................................       A-27
    4.02.  Certificate of Incorporation and Bylaws..........................................................       A-28
    4.03.  Capitalization...................................................................................       A-28
    4.04.  Authority Relative to This Agreement.............................................................       A-28
    4.05.  No Conflict; Required Filings and Consents.......................................................       A-29
    4.06.  SEC Filings; Financial Statements................................................................       A-29
    4.07.  Absence of Certain Changes or Events.............................................................       A-30
    4.08.  Brokers..........................................................................................       A-30
    4.09.  Taxes............................................................................................       A-30

                                                       ARTICLE V
                                        CONDUCT OF BUSINESS PENDING THE MERGER
    5.01.  Conduct of Business by the Target Pending the Merger.............................................       A-31
    5.02.  Conduct of Business by Acquiror Pending the Merger...............................................       A-31

                                                      ARTICLE VI
                                                 ADDITIONAL AGREEMENTS
    6.01.  Registration Statement; Proxy Statement..........................................................       A-32
    6.02.  Target Stockholder Meeting.......................................................................       A-33
    6.03.  Appropriate Action; Consents; Filings............................................................       A-33
    6.04.  Access to Information; Confidentiality...........................................................       A-34
    6.05.  No Solicitation of Transactions..................................................................       A-34
    6.06.  Directors' and Officers' Indemnification.........................................................       A-35
    6.07.  Obligations of Acquiror Sub......................................................................       A-36
    6.08.  Public Announcements.............................................................................       A-36
    6.09.  Delivery of SEC Documents........................................................................       A-36
    6.10.  Environmental Assessment.........................................................................       A-36
    6.11.  Notification of Certain Matters..................................................................       A-36
    6.12.  Further Action...................................................................................       A-36
    6.13.  Employee Benefits................................................................................       A-36
    6.14.  Affiliates; Accounting and Tax Treatment.........................................................       A-39
    6.15.  Certain Employees................................................................................       A-40

                                                      ARTICLE VII
                                               CONDITIONS TO THE MERGER
    7.01.  Conditions to the Obligations of Each Party......................................................       A-40
    7.02.  Conditions to the Obligations of Acquiror and Acquiror Sub.......................................       A-40
    7.03.  Conditions to the Obligations of the Target......................................................       A-41

                                                     ARTICLE VIII
                                           TERMINATION, AMENDMENT AND WAIVER
    8.01.  Termination......................................................................................       A-42
    8.02.  Fees and Expenses................................................................................       A-42
    8.03.  Amendment........................................................................................       A-43

                                                                                                 SECTION        PAGE
- ------------------------------------------------------------------------------------------------------------  ---------
    8.04.  Waiver...........................................................................................       A-43

                                                      ARTICLE IX
                                                  GENERAL PROVISIONS
    9.01.  Non-Survival of Representations, Warranties and Agreements.......................................       A-44
    9.02.  Notices..........................................................................................       A-44
    9.03.  Certain Definitions..............................................................................       A-44
    9.04.  Severability.....................................................................................       A-45
    9.05.  Assignment; Binding Effect; Benefit..............................................................       A-45
    9.06.  Incorporation of Schedules.......................................................................       A-45
    9.07.  Specific Performance.............................................................................       A-45
    9.08.  Governing Law....................................................................................       A-45
    9.09.  Headings.........................................................................................       A-46
    9.10.  Counterparts.....................................................................................       A-46
    9.11.  Waiver of Jury Trial.............................................................................       A-46
    9.12.  Entire Agreement.................................................................................       A-46

EXHIBIT A -- Certificate of Incorporation
EXHIBIT B -- Affiliate Agreement
EXHIBIT C -- Legal Opinion for Counsel for the Target
EXHIBIT D -- Legal Opinion for Counsel for Acquiror

                                 DEFINED TERMS

TERM                                                                                                 LOCATION
- ------------------------------------------------------------------------------------------------  ---------------
Acquiror........................................................................................  Recitals
Acquiror Common Stock...........................................................................  2.01(a)(i)
Acquiror Disclosure Schedules...................................................................  Article IV
Acquiror Preferred Stock........................................................................  4.03
Acquiror SEC Reports............................................................................  4.06(a)
Acquiror Sub....................................................................................  Recitals
Acquiror Sub Common Stock.......................................................................  2.01(a)(iii)
Acquiror Subsidiary.............................................................................  4.03
affiliate.......................................................................................  9.03(a)
Affiliate Agreements............................................................................  6.14
Agreement.......................................................................................  Recitals
AICPA Statement.................................................................................  7.02(b)
Alternative Proposal Fee........................................................................  8.02(a)
Average Trading Price...........................................................................  2.02(e)
beneficial owner................................................................................  9.03(b)
Benefit Restoration Plan........................................................................  6.13(e)
Board...........................................................................................  6.05(iii)
Blue Sky Laws...................................................................................  3.05(b)(i)
Business Combination Transaction................................................................  8.02(a)
Business Combination Transaction Proposal.......................................................  8.01(d)
business day....................................................................................  9.03(c)
Cancelable Shares...............................................................................  2.01(a)(i)
Certificate of Merger...........................................................................  1.02
Certificates....................................................................................  2.02(b)
Claim...........................................................................................  6.06(b)
Closing.........................................................................................  2.02
Closing Agreement...............................................................................  6.13(a)(ii)
COBRA Coverage..................................................................................  6.13(b)
Code............................................................................................  Recitals
Confidentiality Agreement.......................................................................  9.13
control.........................................................................................  9.03(d)
controlled by...................................................................................  9.03(d)
Delaware Law....................................................................................  Recitals
DOL.............................................................................................  6.13(n)
Dual Medical Plan...............................................................................  6.13(b)
Dual Unit Plan..................................................................................  6.13(j)
Effective Time..................................................................................  1.02
Employee Severance Plans........................................................................  6.13(h)
Environmental Claims............................................................................  3.14(b)(viii)
Environmental Laws..............................................................................  3.14(a)(ii)
Environmental Permits...........................................................................  3.14(b)(ii)
Exchange Act....................................................................................  3.05(b)(i)
Exchange Agent..................................................................................  2.02(a)
Exchange Fund...................................................................................  2.02(a)
Exchange Ratio..................................................................................  2.01(a)(i)
ERISA...........................................................................................  3.10
First Amendment.................................................................................  3.29(i)
401(k) Plan.....................................................................................  6.13(a)(i)
401(k) Plan Amendment...........................................................................  6.13(a)(i)
Governmental Authority..........................................................................  3.06

TERM                                                                                                 LOCATION
- ------------------------------------------------------------------------------------------------  ---------------
Group Insurance Plans...........................................................................  6.13(b)
Hazardous Substances............................................................................  3.14(a)(i)
HSR Act.........................................................................................  3.05(b)(i)
IRS.............................................................................................  3.10(c)
Joint Bareboat Charter..........................................................................  3.29(vii)
Joint Operating Agreement.......................................................................  3.29(vi)
Laws............................................................................................  3.05(a)(y)(ii)
Long-Term Options...............................................................................  2.04(a)(i)
Material Adverse Effect.........................................................................  3.01
Material Contract...............................................................................  3.20
Merger..........................................................................................  Recitals
NASD............................................................................................  6.08(b)
1995 Balance Sheet..............................................................................  3.07(c)
Non-Employee Options............................................................................  2.04(b)
NYSE............................................................................................  2.02(E)
Officer Incentive Plan..........................................................................  6.13(g)
Order...........................................................................................  7.01(b)
Original Agreement..............................................................................  3.29(i)
PBGC............................................................................................  3.10(c)
person..........................................................................................  9.03(e)
Plans...........................................................................................  3.10(i)
Post-Employment Benefits........................................................................  3.10(k)(iv)
Pre-Merger Period...............................................................................  3.25(a)(i)
Prior Thrift Plan...............................................................................  6.13(a)(i)
Proxy Statement.................................................................................  6.01(a)
Registration Statement..........................................................................  6.01(a)
Retiree Medical Plan............................................................................  6.13(c)
Sale............................................................................................  3.25(b)
SD..............................................................................................  3.29(i)
SDD.............................................................................................  3.29(i)
SEC.............................................................................................  3.07(a)(ii)
Secretary.......................................................................................  1.02
SERP............................................................................................  6.13(d)(i)
Securities Act..................................................................................  3.05(b)(i)
Shareholders Agreement..........................................................................  3.29(i)
Specified Expenses..............................................................................  8.02(d)
Sime-Dual.......................................................................................  3.29(i)
Stockholder Plan................................................................................  3.25(b)
Subsidiary......................................................................................  3.01
subsidiary......................................................................................  9.03(f)
subsidiaries....................................................................................  9.03(f)
Surviving Corporation...........................................................................  1.01
Target..........................................................................................  Recitals
Target Affiliate................................................................................  6.14
Target Banker...................................................................................  3.16
Target Common Stock.............................................................................  2.01(a)(i)
Target Disclosure Schedule......................................................................  Article III
Target Drilling Rigs............................................................................  3.19
Target Employment Contracts.....................................................................  3.10(ii)
Target Options..................................................................................  2.04(h)
Target Permits..................................................................................  3.06
Target Preferred Stock..........................................................................  3.03

TERM                                                                                                 LOCATION
- ------------------------------------------------------------------------------------------------  ---------------
Target SEC Reports..............................................................................  3.07(a)
Target's Stockholder Meeting....................................................................  6.02
Terminating Acquiror Breach.....................................................................  8.01(f)
Terminating Target Breach.......................................................................  8.01(f)
Third Party Provisions..........................................................................  9.05
Transactions....................................................................................  Recitals
Trust...........................................................................................  6.13(f)(i)
Trustee.........................................................................................  6.13(f) (i)
under common control............................................................................  9.03(d)
U.S. GAAP.......................................................................................  3.07(b)
Vessels.........................................................................................  3.28(a)

    AGREEMENT AND PLAN OF MERGER, dated as of March 21, 1996 (this "AGREEMENT"), by and among ENSCO International Incorporated, a Delaware corporation ("ACQUIROR"), DDC Acquisition Company, a Delaware corporation and a direct, wholly owned subsidiary of Acquiror ("ACQUIROR SUB"), and DUAL DRILLING COMPANY, a Delaware corporation (the "TARGET").

    WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), will merge with and into the Target (the "MERGER");

    WHEREAS, the Board of Directors of the Target (i) has determined that the Merger is in the best interests of the Target and its stockholders and approved and adopted this Agreement and the transactions contemplated hereby ("TRANSACTIONS") and (ii) has unanimously recommended approval and adoption of this Agreement and approval of the Merger by, and directed that this Agreement and the Merger be submitted to a vote of, the stockholders of the Target;

    WHEREAS, the Boards of Directors of Acquiror and Acquiror Sub have determined that the Merger is in the best interests of Acquiror, Acquiror Sub and their stockholders and have unanimously approved and adopted this Agreement and the Transactions; and

    WHEREAS, Acquiror and the Target intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986 (the "CODE") by reason of Section 368(a)(2)(E) of the Code.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Acquiror Sub and the Target hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Acquiror Sub shall be merged with and into the Target. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Target shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be Dual Holding Company.

    SECTION 1.02. EFFECTIVE TIME; CLOSING. As promptly as practicable and in no event later than the first business day following the satisfaction or waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware (the "SECRETARY") in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The term "EFFECTIVE TIME" means the date and time of the filing of the Certificate of Merger with the Secretary (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "CLOSING") will be held at the offices of Baker & McKenzie, 2001 Ross Avenue, Suite 4500, Dallas, Texas (or such other place and time as the parties may agree).

    SECTION  1.03.  EFFECT OF THE MERGER.   The effect of the Merger shall be as
provided in the applicable provisions of Delaware Law.

    SECTION 1.04. CERTIFICATE OF INCORPORATION; BYLAWS. (a) At the Effective Time, the Certificate of Incorporation of the Target, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time by operation of this Agreement and by virtue of the Merger without any further action by the stockholders or directors of the Surviving Corporation to read in its entirety as set forth in EXHIBIT A attached hereto.

    (b) At the Effective Time, the Bylaws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the Bylaws of the Surviving Corporation.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 2.01.  CONVERSION OF SECURITIES.   At the Effective Time, by  virtue
of the Merger and without any action on the part of Acquiror Sub, the Target or the holders of any of the following shares of capital stock:

        (a) Subject to the other provisions of this Section 2.01 and to Section 2.02:

           (i) each share of common stock, $0.01 par value, of the Target ("TARGET COMMON STOCK") issued and outstanding immediately prior to the Effective Time (excluding any shares held by the Target, Acquiror or Acquiror Sub or any other direct or indirect wholly owned subsidiary of Acquiror or the Target immediately prior to the Merger (the "CANCELABLE SHARES")) shall be converted into the right to receive .625 shares (the "EXCHANGE RATIO") of common stock, $0.10 par value ("ACQUIROR COMMON STOCK"), of Acquiror. At the Effective Time, all such shares of Target Common Stock shall no longer be outstanding and automatically shall be canceled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive a certificate representing the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger. The holders of certificates previously evidencing such shares of Target Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Target Common Stock except as otherwise provided herein or by Delaware Law. Such certificates previously evidencing shares of Target Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02. No fractional shares of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e);

           (ii) each Cancelable Share shall automatically be canceled and cease to exist, and no consideration shall be paid or payable in respect of such shares; and

          (iii) each share of common stock, par value $.01 per share, of Acquiror Sub ("ACQUIROR SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) If between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Target Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) Exchange Agent. As of or before the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by Acquiror and approved by Target, which approval shall not be unreasonably withheld (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Target Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the whole shares of Acquiror Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Target Common Stock and cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver the Acquiror Common Stock and cash contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund.

        (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Acquiror will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Target Common Stock (other than Cancelable Shares) (the "CERTIFICATES") (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the shares of Target Common Stock formerly represented by such Certificate (after taking into account all shares of Target Common Stock then held by such holder), together with cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to
    Section 2.02(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. Subject to Section 2.02(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the shares of Acquiror Common Stock into which the shares of Target Common Stock were converted in the Merger until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Target Common Stock which is not registered in the transfer records of the Target, the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger may be issued in accordance with this Article II to the transferee if the Certificate evidencing such shares of Target Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the certificate representing the number of whole shares of Acquiror Common Stock which the holder has the right to receive in respect of the shares of Target Common Stock formerly represented by such Certificate (after taking into account all shares of Target Common Stock then held by such holder), together with cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.02(c). Acquiror agrees, from and after the Effective Time, to treat the holders of certificates formerly representing shares of Target Common Stock as holding of record the whole number of shares of Acquiror Common Stock for purposes of voting and determinations of quorums for voting.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF ACQUIROR COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger, until the holder of such Certificate shall surrender such Certificate for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the certificates representing shares of Acquiror Common Stock as provided in 2.02(b), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Acquiror Common Stock evidenced by such Certificate.

        (d) NO FURTHER RIGHTS IN TARGET COMMON STOCK. All shares of Acquiror Common Stock delivered upon conversion of the shares of Target Common Stock in accordance with the terms hereof (including any cash paid or other distributions pursuant to Section 2.02(c) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock.

        (e) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all shares of Acquiror Common Stock which such holder would be entitled to receive under Section 2.01, shall receive an amount equal to the Average Trading Price multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled, without interest. The "AVERAGE TRADING PRICE" shall be the average of the closing sale prices of the Acquiror Common Stock on the New York Stock Exchange ("NYSE") or, if not listed on the NYSE, any exchange on which the Acquiror Common Stock may then be principally listed (as reported by THE WALL STREET JOURNAL or, if not reported thereby, by another authoritative source) over the ten business days immediately preceding the Effective Time.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Target Common Stock for one year after the Effective Time shall be delivered to Acquiror, upon demand, and, subject to Section 2.02(g), any holders of Target Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or other distributions to which they are entitled pursuant to this Section 2.02.

        (g) NO LIABILITY. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Target Common Stock for any shares of Acquiror Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock, cash in lieu of fractional shares of Acquiror Common Stock and unpaid dividends and distributions on shares of Acquiror Common Stock deliverable in respect thereof pursuant to this Agreement.

    SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Target shall be closed and there shall be no further registration of transfers of shares of Target Common Stock thereafter on the records of the Target. At or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the right to receive shares of Acquiror Common Stock, cash in lieu of fractional shares of Acquiror Common Stock and any dividends or other distributions to which they are entitled pursuant to Section 2.02.

    SECTION 2.04. STOCK OPTIONS. (a) Pursuant to the Dual Drilling Company 1993 Long-Term Incentive Plan, all outstanding options issued thereunder (the "LONG-TERM OPTIONS") shall be surrendered as of the Effective Time, automatically and without any action on the part of the holder thereof, and the Surviving Corporation shall within three (3) Business Days following the Effective Time, deliver to each holder of a Long-Term Option a number of whole shares of ENSCO Common Stock, and cash in lieu of fractional shares thereof as provided in Section 2.02(e), equal to (A) the excess, if any, of (i) the Exchange Ratio over (ii) a fraction, the numerator of which is the exercise price under such Long-Term Option, and the denominator of which is the average of the closing prices of Acquiror Common Stock on the NYSE for the five Business Days immediately preceding the Effective Time, (B) multiplied by the number of shares covered by such Long-Term Option.

    (b) On or before the Effective Time, the Target will endeavor to enter into one or more agreements with the holders of all outstanding options under the Dual Drilling Company Non-Employee Director Stock Option Plan (the "NON-EMPLOYEE OPTIONS" and, together with the Long-Term Options, the "TARGET OPTIONS"), pursuant to which such holders shall surrender all such Non-Employee Options to the Target no later than two business days prior to the Effective Time. Pursuant to each such agreement and as consideration for such surrender, the Surviving Corporation shall within three (3) Business Days following the Effective Time deliver to the holder of any Non-Employee Option a number of whole shares of ENSCO Common Stock, and cash in lieu of fractional shares thereof as provided in
Section 2.02(e), equal to (A) the excess, if any, of (i) the Exchange Ration over (ii) a fraction, the numerator of which is the exercise price under such Non-Employee Option, and the denominator of which average of the closing prices of Acquiror Common Stock on the NYSE for the five Business Days immediately preceding the Effective Time, (B) multiplied by the number of shares covered by such Non-Employee Option.

    (c) In performing its obligations pursuant to this Section 2.04, the Target shall fully comply with the terms and conditions of the Dual Drilling Company 1993 Long-Term Incentive Plan and the Dual Drilling Company Non-Employee Director Stock Option Plan.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE TARGET

    Except as set forth in the Disclosure Schedule delivered by the Target and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "TARGET DISCLOSURE SCHEDULE"), which shall identify exceptions by specific section references, the Target hereby represents and warrants to Acquiror and Acquiror Sub that:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Target is a corporation, and each subsidiary of the Target (a "Subsidiary") is a corporation or limited partnership (or in the case of the Sime-Dual, a Malaysian company), in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Target and each Subsidiary are duly qualified or licensed as a foreign corporation or limited partnership to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means with respect to any person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of such person and its subsidiaries, taken as a whole. As of the date hereof, a true and correct list of all Subsidiaries, together with the jurisdiction of organization of each

Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 3.01 of the Target Disclosure Schedule. Except as disclosed in Section 3.01 of the Target Disclosure Schedule, the Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Target has heretofore furnished or made available to Acquiror a complete and correct copy of the Certificate of Incorporation and Bylaws or equivalent organizational documents, each as amended to date, of the Target and each Subsidiary. Neither the Target nor any Subsidiary is in violation of any provision of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

    SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Target consists of 50,000,000 shares of Target Common Stock and 10,000,000 shares of preferred stock, $.01 par value ("TARGET PREFERRED STOCK"). As of December 31, 1995 (a) 15,765,713 shares of Target Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights, (b) 41,499 shares of Target Common Stock were held in the treasury of the Target or held by the Subsidiaries, and (c) 1,059,000 shares of Target Common Stock were issuable pursuant to outstanding Target Options. No shares of Target Preferred Stock are issued and outstanding, and, except as set forth in Section 3.01 of the Target Disclosure Schedule, no shares of capital stock of, or other equity interests in, the Target or any Subsidiary have been acquired by the Target or any Subsidiary since December 31, 1995. Except as set forth in Section 3.03 of the Target Disclosure Schedule and in the Target SEC Reports (as herein defined), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Target or any Subsidiary obligating the Target or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Target or any Subsidiary. Between December 31, 1995 and the date of this Agreement, no shares of Target Common Stock have been issued by the Target, except pursuant to the exercise of the stock options described above that were outstanding on December 31, 1995 in each case in accordance with their respective terms. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Target or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Target Common Stock or any capital stock of, or any equity interest in, any Subsidiary. Except as described in Section 3.03 of the Target Disclosure Schedule, each outstanding share of capital stock of, or other equity interest in, each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share or interest owned by the Target or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Target's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Target has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval and adoption of this Agreement by the Target's stockholders in accordance with this Agreement and Delaware Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Target and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Target are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Target Common Stock and the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware
Law). This Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of this Agreement by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, subject to, (x) with respect to the Merger, obtaining the requisite approval and adoption of this Agreement by the Target's stockholders in accordance with this Agreement and Delaware Law, and (y) obtaining the consents, approvals, authorizations and permits and making the filings described in Section 3.05(b) and Section 3.05(b) of the Target Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of the Target or any Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Target or any Subsidiary or by which any property or asset of the Target or any Subsidiary is bound or affected, or
(iii) except as specified in Section 3.05(a)(iii) of the Target Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or give to others any right to invalidate or terminate any purchase or other right to acquire property under, or result in the creation of a lien or other encumbrance on any property or asset of the Target or any Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target or any Subsidiary is a party or by which the Target or any Subsidiary or any property or asset of the Target or any Subsidiary is bound or affected, except for such conflicts, violations, breaches, defaults, rights, liens and consents which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Target.

    (b)  Except  for  notification  relating  to  environmental  agencies,   the
execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except
(i) pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act of 1933, as amended (the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the United States Maritime Administration ("MARAD") and the rules and regulations promulgated thereunder, and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in Section 3.05(b) of the Target Disclosure Schedule and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Target from timely performing its obligations under this Agreement.

    SECTION 3.06. PERMITS; COMPLIANCE. Except as disclosed in Section 3.06 of the Target Disclosure Schedule, each of the Target and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction ("GOVERNMENTAL AUTHORITY") necessary for the Target or any Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Target (the "TARGET PERMITS") and, as of the date hereof, no suspension or cancellation of any of the Target Permits is pending or, to the knowledge of the Target, threatened. Except as disclosed in
Section 3.06 of the Target Disclosure Schedule, neither the Target nor any Subsidiary is in conflict with, or in default or violation of, or, with the giving of notice or the passage of time, would be in conflict with, or in default or violation of, (i) any Law applicable to the Target or any Subsidiary or by which any property or asset of the Target or any Subsidiary is bound or affected, or (ii) any of the Target Permits.

    SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Target has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (collectively, the "TARGET SEC REPORTS"). The Target SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is currently required to file any form, report or other document with the Securities and Exchange Commission ("SEC").

    (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("U.S. GAAP") throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with quarterly reports on Form 10-Q do not contain all U.S. GAAP notes to such financial statements) and each fairly presented in all material respects the financial position, results of operations and changes in stockholders' equity and cash flows of the Target as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect).

    (c) Except (i) to the extent set forth on the balance sheet of the Target and the consolidated Subsidiaries as at December 31, 1995, including the notes thereto (the "1995 BALANCE SHEET"), (ii) as set forth in Section 3.07(c) of the Target Disclosure Schedule or (iii) as disclosed in any SEC Report filed by the Target after December 31, 1995, neither the Target nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with U.S. GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.

    (d) The Target has heretofore furnished to Acquiror complete and correct copies of all amendments and modifications (if any) that have not been filed by the Target with the SEC to all agreements, documents and other instruments that previously had been filed by the Target as exhibits to the Target SEC Reports and are currently in effect.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as contemplated by, or disclosed pursuant to, this Agreement including Section 3.08 of the Target Disclosure Schedule, or disclosed in any Target SEC Report filed since December 31, 1995 and prior to the date of this Agreement, each of the Target and the Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1995, there has not been (a) any amendment or other change to the Certificate of Incorporation or Bylaws or other equivalent organizational documents of the Target or any Subsidiary, (b) any issuance, sale, pledge, disposal, grant, encumbrance, or authorization of the issuance, sale, pledge, disposition, grant or encumbrance by the Target or any Subsidiary of (i) any shares of their capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Target or any Subsidiary (except for the issuance of shares of capital stock issuable pursuant to Target Options outstanding on January 25, 1996), or (ii) any of their assets other than in the ordinary course of business consistent with past practice, (c) any declaration, setting aside, making or payment of any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their capital stock by the Target or any Subsidiary, (d) any reclassification, combination, split or division by the Target or any Subsidiary of any of their capital stock or redemption, purchase or other acquisition, directly or indirectly, of any of their capital stock or securities or obligations convertible into or exchangeable or exercisable for such capital stock, (e) any commitment or incurrence by the Target or any Subsidiary of any capital expenditure in excess of $500,000, (f) any mobilization of, or any agreement entered into by the Target or any Subsidiary which would provide for the mobilization of, any drilling rig to any area of the world other than such area in which such drilling rig was located on December 31, 1995, (g) any drilling contract entered into by the Target or any Subsidiary with a rate fixed for a period in excess of six months, (h) any incurrence of any indebtedness for borrowed money or issuance of any debt securities or assumption, guarantee or endorsement, or otherwise becoming responsible as an accommodation, for the obligations of any person, or making of any loans or advances, (i) acquisition by the Target or any Subsidiary (including, without limitation, by merger, consolidation or acquisition of stock or assets) of any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice, (j) any contract or agreement (other than those covered by subparagraph (g) above) entered into or amended by the Target or any Subsidiary material to their businesses, results of operations or financial condition, (k) any increase in the compensation payable or to become payable to any director, officer or other employee, or consultant or advisor, of the Target or any Subsidiary, or grant of any bonus to, or grant of any severance or termination pay to, or any employment or severance agreement entered into with, any director, officer or other employee, or consultant or advisor, of the Target or any Subsidiary or any collective bargaining agreement entered into or amended, (l) any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund established, adopted, entered into or amended for the benefit of any director, officer or class of employees of the Target or any Subsidiary, (m) any settlement or compromise by the Target or any Subsidiary of any pending or threatened litigation which would reasonably be expected to have a Material Adverse Effect on Target or which relates to the Transactions, (n) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect, or (o) any change by the Target or any Subsidiary in its accounting methods, principles or practices.

    SECTION 3.09. ABSENCE OF LITIGATION. Section 3.09 of the Target Disclosure Schedule sets forth each instance in which any of the Target and the
Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of the Target and the Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, which has not otherwise been disclosed in the Target SEC Reports and which would reasonably be expected to have a Material Adverse Effect on Target. Neither the Target nor any Subsidiary nor any property or asset of the Target or any Subsidiary is in violation of any order, writ, judgment, injunction, decree, determination or award.

    SECTION 3.10. EMPLOYEE BENEFIT MATTERS. (a) Set forth in Section 3.10(a) of the Target Disclosure Schedule is a true, complete and correct list of (i)
all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and any other employee profit-sharing, bonus, incentive or deferred compensation, welfare, pension, retirement, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance, group insurance or other employee benefit plan, retiree benefit or compensation plan, program, arrangement, agreement, policy, practice or understanding, whether written or unwritten, that provides or may provide benefits or compensation with respect to any employee or former employee employed or formerly employed by the Target, or the beneficiaries or dependents of any such employee or former employee, or to any director, officer, stockholder or consultant of the Target or under which any such individual is or may become eligible to participate or derive a benefit (excluding social security,

Medicare, Medicaid, national health care or any similar or analogous program or plan sponsored by a foreign or domestic governmental entity) and either (A) is or has been maintained or established by the Target or any other trade or business, whether or not incorporated, which, together with the Target is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA (such other trades and businesses collectively, the "Related Persons"), or (B) to which the Target or any Related Person contributes or is or has been obligated or required to contribute or, to the Target's knowledge, with respect to which the Target or any Related Person may have any liability or obligation (collectively, the "PLANS") which are not disclosed in the Target SEC Reports and (ii) all written contracts and agreements relating to employment and all severance agreements with any of the directors, officers or employees of the Target or the Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Target or any Subsidiary at will without penalty or other adverse consequence) (the "TARGET EMPLOYMENT CONTRACTS") which are not disclosed in the Target SEC Reports. Except as set forth in Section 3.10(a) of the Target Disclosure Schedule and the Target SEC Reports and except for any liabilities arising out of any defects that are or will be the subject of the procedures or submissions described in Section 6.13(a), 6.13(m) and 6.13(n), to the knowledge of the Target and the Related Persons, there are no material liabilities, including fines and penalties of the Target or any Subsidiary, with respect to any plans, arrangements or practices of the type described in the preceding sentence that were terminated or discontinued prior to the date of this Agreement and previously maintained or contributed to by the Target or any Related Person, or to which the Target or any Related Person previously had an obligation to contribute.

    (b) Section 3.10(b) of the Target Disclosure Schedule sets forth the name of each officer or employee of the Target or any of the Subsidiaries with a current annual base compensation greater than $100,000 and the annual base compensation applicable to each such officer or employee.

    (c) The Target previously has delivered to Acquiror complete and correct copies of each of the Plans and Target Employment Contracts, including all amendments thereto, and any other documents or other instruments applying and relating thereto that are reasonably requested by Acquiror, including descriptions of all unwritten Plans; all trust agreements, insurance contracts or other funding arrangements; the three most recent actuarial and trust reports; the three most recently filed Forms 5500 and all schedules thereto; the most recent determination letter from the Internal Revenue Service ("IRS"); any documents submitted to the IRS concerning a pending request for a determination letter; current summary plan descriptions; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation ("PBGC") or the Department of Labor during the three-year period preceding the Effective Time (including a written description of any oral communication) that could reasonably be expected to result in material liability or obligation on the part of the Target or any Subsidiary or disqualification of any Plan intended to be qualified under Section 401(a) of the Code; and all amendments and modifications to any such document.

    (d) Except as set forth in Section 3.10(d) of the Target Disclosure Schedule, (i) each of the Plans and Target Employment Contracts is being, and has been, maintained, operated and administered in all material respects in accordance with its respective terms, (ii) each of the Plans and Target Employment Contracts has been maintained, operated and administered in all material respects in compliance with all applicable laws, including but not limited to the Age Discrimination in Employment Act, as amended, Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, ERISA and the Code, and (iii) no material liability or obligation has been incurred (and is unsatisfied) or is expected to be incurred by the Target or any Subsidiary (either directly or indirectly, including as a result of an indemnification obligation, but excluding the penalties that are or will be payable pursuant to
Section 6.13(a), (m) and (n)) under or pursuant to any applicable law, including Titles I and IV of ERISA and the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans.

    (e) The Target and the Related Persons have not within the past six years had an obligation to contribute to a qualified "defined benefit plan" as defined in Section 3(35) of ERISA and covered by

Part 3 of Title I of ERISA, a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, or a
"multiemployer plan" as  defined in  Section 3(37) of  and covered  by ERISA  or
Section  414(f) of the Code or a  "multiple employer plan" within the meaning of
Section 210(a) of and covered by ERISA or Section 413(c) of the Code. Except as set forth in Section 3.10(e) of Target Disclosure Schedule, no other trade or business is, or, at any time within the past six years, has been treated, together with the Target and the Related Persons, as a single employer under
Section 414 of the Code or Section 4001 of ERISA.

    (f) Except with respect to those defects which are or will be the subject of the procedures and submissions described in Section 6.13(a), each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code or an application for determination under Section 401(a) of the Code has been submitted to the IRS prior to the expiration of the applicable remedial amendment period, all amendments necessary to maintain qualification of each such Plan have been made within the time allowed by the Code and ERISA and, to the knowledge of the Target and all Related Persons, no event has occurred or condition exists that could adversely affect such determination or pending application for determination of qualification or tax-exempt status, including any compliance problems resulting from failures to follow the terms of the plan documents for any Plan, and no such determination has been revoked and no application for determination has been denied, nor has any Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

    (g) Except as set forth in Section 3.10(g) of the Target Disclosure Schedule, to the knowledge of the Target and all Related Persons, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Plans that could result in the Target or any Subsidiary becoming liable directly or indirectly (by indemnification or otherwise) for any material liability for any excise tax, penalty or other liability under ERISA or the Code.

    (h) Except as set forth in Section 3.10(h) of the Target Disclosure Schedule and except with respect to liabilities arising out of any defects that are or will be the subject of the procedures or submissions described in Section 6.13(a), 6.13(m) and 6.13(n), there are no actions, suits, arbitrations or claims (other than routine claims for benefits), pending or, to the knowledge of the Target or any Related Person, threatened, with respect to any Plan or Target Employment Contract, any trust which is a part of any Plan or Target Employment Contract, any trustee, fiduciary, custodian, administrator or other person holding or controlling assets of any Plan or Target Employment Contract, and, to the knowledge of the Target and all Related Persons, no basis to anticipate any such action, suit, arbitration or claim exists (other than routine claims for benefits), and there are no investigations or audits of any Plan or Target Employment Contract by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of the Target or any Related Person that has not been fully discharged. Except with respect to the procedure and submission described in Section 6.13(a) hereof, no closing agreement with the IRS is being, or has been, negotiated with respect to any Plan, and no Plan has been submitted to the IRS pursuant to the Voluntary Compliance Resolution Program as described in Revenue Procedures 92-89 and 93-36.

    (i)  Except as set forth in Section  3.10(i), there are no unpaid or overdue
(i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Plan or Target Employment Contract have been made on or before their due dates. With respect to any insurance policy providing funding for benefits under any Plan or Target Employment Contract (i) there is no material liability of the Target or any Related Person in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof except as set forth in
Section 3.10(i) of the Target Disclosure Schedule, and (ii) to the knowledge of the Target and all Related Persons, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

    (j) With respect to any Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, except as disclosed in Section 3.10(j) of the Target Disclosure Schedule, (i) no such Plan is unfunded or funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code,
(ii) to the knowledge of the Target and all Related Persons, each such Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, is in compliance in all material respects with the applicable requirements of Section 4980B(f) of the Code, and (iii) to the knowledge of the Target and all Related Persons, each such Plan (including any such Plan covering retirees or former employees) may be amended or terminated subject to the provisions of any applicable collective bargaining agreement, without material liability to the Target and the Subsidiaries.

    (k) Section 3.10(k) of the Target Disclosure Schedule contains a separate identification of each Plan and Target Employment Contract other than those set forth in Section 3.10(l) of the Target Disclosure Schedule that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law,
(ii) death or retirement benefits under any qualified Plan, (iii) deferred compensation benefits fully reflected on the 1995 Balance Sheet or (iv) benefits, the full cost of which is borne by the employee (or the employee's beneficiary) (the "POST-EMPLOYMENT BENEFITS"); such balance sheets accurately reflect the liabilities relating to the Post-Employment Benefits and an actuarial study of the Post-Employment Benefits has been delivered to Acquiror.

    (l) Except as set forth in Section 3.10(l) of the Target Disclosure Schedule, the execution, delivery and performance of this Agreement will not, solely in and of itself and without regard to any subsequent events, (i) constitute an event under any Plan or Target Employment Contract that will result in any payment (whether of severance pay or otherwise) becoming due from the Target or any Related Person to any present or former officer, employee, director, stockholder or consultant (or dependents), (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, stockholder or consultant of the Target or any Related Person, or (iii) constitute a "deemed severance" or "deemed termination" under any Plan or Target Employment Contract or under any applicable law.

    (m) Neither the Target nor any Related Person has any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement.

    (n) The Target and all Related Persons have made or will make all contributions required under GAAP to be made by the Target or any Related Person under each Plan and Target Employment Contract for all periods through and including the Effective Time or adequate accruals therefor have been or will be provided.

    (o) Except as otherwise provided in Section 3.10(o) of the Target Disclosure Schedule and except with respect to the submissions and filings contemplated by
Section 6.13(a), 6.13(m) and 6.13(n) hereof, all returns, reports and filings required by any governmental agency or which must be furnished to any person with respect to each of the Plans and Target Employment Contracts have been timely filed or furnished. The Target and all Subsidiaries shall cooperate in full with Acquiror with any reasonably necessary action to ensure compliance with any federal or state law applicable to the Plans and Target Employment Contracts, whether such action occurs prior to, on, or after the Effective Time.

    (p) Except as set forth in Section 3.10(p) of the Target Disclosure Schedule and except as provided in Section 6.13(a), the Target and the Related Persons have not agreed or committed (orally or in writing) to make any amendments to any Plan or Target Employment Contract not already embodied in the documents comprising the Plans and Target Employment Contracts, other than any amendments required by law, or to establish or implement any other employee or retiree benefit or compensation arrangement.

    (q) To the knowledge of Target and all Related Persons, the Target and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and, to the knowledge of Target, no fact or event exists that could give rise to liability under such act, except for such occurrences, noncompliances and liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 3.11.  LABOR MATTERS.   Neither the Target  nor any Subsidiary is  a
party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Target or any Subsidiary.

    SECTION 3.12. INTELLECTUAL PROPERTY. Target and the Subsidiaries own or have valid, binding and enforceable rights to use each patent, invention, industrial model, process, design and all registrations and applications for any of the foregoing used, employed or exploited in the business of the Target or any Subsidiary without any known conflict with the rights of others.

    SECTION 3.13. TAXES. (a) The Target and each of the Subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions) and all of such returns were true and correct in all material respects when filed and in compliance with applicable law, (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or
(iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in
Section 3.13(a) of the Target Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign taxing authority has asserted any claim for taxes, or to the best knowledge of the Target, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect. The Target has open years for federal, state and foreign income tax returns only as set forth in Section 3.13(a) of the Target Disclosure Schedule. The Target and each Subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Target nor any Subsidiary has made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of the Target or any Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect. Target and each Subsidiary have complied with all federal, state, local and foreign tax laws in all material respects. Except as disclosed in Section 3.13(a) of the Target Disclosure Schedule, neither the Target nor any Subsidiary (i) has executed any waiver to extend the time for assessment of any federal, state, local or foreign tax, or (ii) filed, or has pending, any request or application for ruling, whether federal, state, local or foreign.

    (b) Neither the Target nor any Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

    (c) The 1995 Balance Sheet includes appropriate reserves for all federal, state, local and foreign taxes and other liabilities incurred as of such date but not yet payable.

    (d) The net operating losses and other carryovers available to the Target and each Subsidiary as of the date hereof are described in Section 3.13 of the Target Disclosure Schedule and as of the date hereof the ability of Target and each Subsidiary to use such carryovers will not have been affected by Section 382, 383 or 384 of the Code or by the separate return limitation year or consolidated return change of ownership limitations of Treas. Regs. Section 1.1502-21 or 1.1502.22.

    (e) Neither Target or any Subsidiary is a U. S. real property holding company under Section 897 of the Code.

    SECTION 3.14. ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "HAZARDOUS SUBSTANCES" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls; (E) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "ENVIRONMENTAL LAWS" means any federal, state, foreign, or local law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

    (b) Except as described in Section 3.14 of the Target Disclosure Schedule or as would not individually or in the aggregate result in or be likely to result in any fine, tax, assessment, penalty, loss, cost, damage, liability, expense or other payment related thereto in excess of $250,000: (i) the Target and each Subsidiary are and have been in compliance with all applicable Environmental Laws; (ii) the Target and each Subsidiary have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("ENVIRONMENTAL PERMITS") and are and have been in compliance with their requirements; (iii) such Environmental Permits are transferable to the Surviving Corporation pursuant to the Merger without the consent of any Governmental Authority; (iv) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target or any Subsidiary; (v) there is, to the best knowledge of the Target, no asbestos or asbestos-containing material on any owned or leased real property in violation of applicable Environmental Laws; (vi) the Target and the Subsidiaries have not released, discharged or disposed of Hazardous Substances on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target or any Subsidiary in an amount requiring remediation and none of such property is contaminated with any Hazardous Substances in an amount requiring remediation; (vii) other than routine operational matters neither the Target nor any of the Subsidiaries is undertaking, and neither the Target nor any of the Subsidiaries has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; (viii) there are no pending or, to the knowledge of Target, past or threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances ("ENVIRONMENTAL CLAIMS") against the Target or any Subsidiary or any of their property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Target or any Subsidiaries or any of their predecessors; and (ix) the Target and each Subsidiary have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by the U.S. Coast Guard or Minerals Management Service pursuant to the Oil Pollution Act of 1990, as amended, or by any other governmental authority under any other Environmental Law, and the Target and the Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements.

    (c) The Target and the Subsidiaries have provided Acquiror or Acquiror Sub with copies of any environmental reports, studies or analyses in its possession or under its control relating to owned or leased real property or the operations of the Target or the Subsidiaries.

    SECTION 3.15. OPINION OF FINANCIAL ADVISOR. The Target has received the written opinion of Simmons & Company International ("TARGET BANKER") on the date of this Agreement to the effect that the consideration to be paid by Acquiror in the Merger is fair from a financial point of view to the Target's stockholders as of the date thereof. A copy of the Target Banker engagement letter, dated October 17, 1995, has previously been delivered to Acquiror.

    SECTION 3.16. VOTE REQUIRED. The affirmative vote of the holders of a majority of the then outstanding shares of Target Common Stock is the only vote of the holders of any class or series of capital stock of the Target necessary to approve the Merger.

    SECTION 3.17. BROKERS. No broker, finder or investment banker (other than Target Banker) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Target or any Subsidiary. The Target has heretofore furnished to Acquiror a correct copy of all agreements between the Target and Target Banker pursuant to which such firm would be entitled to any payment relating to the
Transactions. The total fee due to Target Banker as a result of the Transactions, including expenses, shall not exceed $3,000,000.

    SECTION 3.18. TANGIBLE PROPERTY. The Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them or shown on the 1995 Balance Sheet or acquired after the date thereof, other than all drilling rigs owned, leased, chartered or managed by the Target or any Subsidiary on the date hereof (the "TARGET DRILLING RIGS"), are free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens,
(b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) liens and encumbrances identified and reflected on the 1995 Balance Sheet, except for properties and assets disposed of in the ordinary course of business.

    SECTION 3.19. BAREBOAT CHARTER. Target has exercised in accordance with the terms of that certain Bareboat Charter dated March 15, 1991 between Balboa Marine Limited Partnership and Dual Offshore, Ltd., as amended, its option for the First Option Term (as defined therein) and the First Option Term shall expire on September 4, 1996. Neither Mosvold Shipping AS nor Dual Invest AS nor any of either of their affiliates (other than Target and the Subsidiaries) has any right, title or interest (including profits interest) in or with respect to such bareboat charter agreement.

    SECTION 3.20. MATERIAL CONTRACTS. Section 3.20 of the Target Disclosure Schedule lists each contract which (i) is required by its terms or is currently expected to result in the payment or receipt by the Target or any Subsidiary of more than $500,000 and which is not terminable by the Target without the payment of any penalty or fine on not more than three months' notice, or (ii) contains any terms or provisions which restrict, or would restrict if terminated, the ability of the Target or any

Subsidiary from the operation, charter, leasing or operation of offshore drilling rigs in any geographic area of the world without the consent or joint participation of, or payment of any kind to, a third party (a "MATERIAL CONTRACT") to which the Target or any Subsidiary is a party, other than contracts which have been filed as an exhibit to or have been incorporated by reference in any Target SEC Report. Each Material Contract is in full force and effect and, to the knowledge of Target, is enforceable against the parties thereto (other than the Target or any such Subsidiary) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by the Target or any Subsidiary or, to the best knowledge of the Target, any third party under such Material Contracts, except for such defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Target. The Target or the applicable Subsidiary has duly complied in all material respects with the provisions of each Material Contract to which it is a party.

    SECTION 3.21. PARACHUTE PAYMENTS. Except as disclosed in Section 3.21 of the Target Disclosure Schedule, neither the Target nor any Subsidiary has entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any person and none of such agreements requires the Target or any Subsidiary to gross-up or otherwise pay the amount of any taxes due in respect of such "parachute payments."

    SECTION 3.22. CERTAIN BUSINESS PRACTICES. As of the date of this Agreement, neither the Target nor any Subsidiary, nor any director, officer, or, to the knowledge of the Target, any agent or employee of the Target or any Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) made any other unlawful payment, or (iv) violated any of the provisions of
Section 999 of the Code or Section 8 of the Export Administration Act, as amended.

    SECTION 3.23  REAL PROPERTY AND LEASES.

    (a) Section 3.23 of the Target Disclosure Schedule lists and describes briefly all real property that any of the Target and each Subsidiary owns. With respect to each such parcel of owned real property and except as noted in
Section 3.23 of the Target Disclosure Schedule: (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any liens or encumbrances, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and (iii) there are no outstanding options or rights of first refusal to purchase, lease or occupy the parcel of real property, or any portion thereof or interest therein.

    (b) Section 3.23 of the Target Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Target and any Subsidiary. With respect to each lease and sublease (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) to the knowledge of Target, no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (iii) to the knowledge of Target, no party to the lease or sublease has repudiated any material provision thereof; (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (v) none of the Target or any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

    SECTION 3.24. INSURANCE. Section 3.24 of the Target Disclosure Schedule sets forth a list of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Target or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years. With respect to each such insurance policy designated as "current": (i) the policy is in full force and effect; (ii) Target has not received notice from any insurance carrier of the intention of such carrier to discontinue any such policy; (iii) neither any of the Target or any Subsidiary nor, to the knowledge of Target, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Section 3.24 of the Target Disclosure Schedule lists any self-insurance arrangements affecting any of the Target and the Subsidiaries. All material assets and risks of the Target and each Subsidiary are covered by valid and currently effective insurance policies in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Target or such Subsidiary.

    SECTION 3.25.  ACCOUNTING AND TAX MATTERS.

    (a) Except as set forth in Section 3.25(a) of the Target Disclosure Schedule, the Target has no knowledge of any plan or intention on the part of the Target's stockholders (a "STOCKHOLDER PLAN") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "SALE") of a number of shares of Acquiror Common Stock to be issued to such stockholders in the Merger, sufficient to reduce the Target's stockholders' ownership of Acquiror Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Target Common Stock. For purposes of this paragraph, shares of Target Common Stock (i) with respect to which a Target stockholder receives consideration in the Merger other than Acquiror Common Stock (including, without limitation, cash received in lieu of fractional shares of Acquiror Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Target Common Stock exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Stockholder Plan.

    (b) Neither the Target nor any Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

    (c) As of the Effective Time, the fair market value of the assets of the Target and the Subsidiaries will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which its assets are subject.

    (d) Neither the Target nor any Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    SECTION 3.26. BOARD RECOMMENDATION. At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of the Target has unanimously adopted a resolution (i) approving the Merger, based on a determination that the Merger offers the best value reasonably available to the stockholders of Target and is in the best interests of such Target stockholders and (ii) approving and adopting this Agreement and the Transactions and recommending approval and adoption of this Agreement and the Transactions by the stockholders of the Target.

    SECTION 3.27. CHANGE IN CONTROL. Except as set forth in Section 3.27 of the Target Disclosure Schedule, neither the Target nor any Subsidiary is a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. Except as set forth in Section 3.27 of the Target Disclosure Schedule, the consummation of the Transactions will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Target or any Subsidiary to any person.

    SECTION 3.28. TARGET DRILLING RIGS. (a) Section 3.28 of the Target Disclosure Schedule sets forth a list of the Target Drilling Rigs and, if applicable, the name of the nation under which each drilling rig is documented and flagged and indicates all drilling rigs that are laid up or being held for sale on the date hereof. With respect to the owned Target Drilling Rigs, the Target or a Subsidiary has good title to each such drilling rig, free and clear of all mortgages, pledges, liens, encumbrances, charges, or other security interests except for such as are disclosed in Section 3.28 of the Target Disclosure Schedule and in the Target SEC Reports.

    (b) With respect to each Target Drilling Rig that is operated by the Target or any Subsidiary under lease or charter, (i) the Target or such Subsidiary has a valid right to charter or a valid leasehold interest in such drilling rig;
(ii) such charter agreement or lease is in full force and effect in accordance with its terms; (iii) all rents, charter payments and other similar monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereof; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) on the part of the Target, or to the knowledge of the Target, any other person under such charter agreement or lease; (vi) the Target or such Subsidiary has not violated any of the terms or conditions under any such charter agreement or lease and to the knowledge of the Target there are no conditions or covenants to be observed or performed by any other party under such charter agreement or lease that have not been observed or performed in all material respects; and
(vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any terms of such charter agreement or lease.

    (c) Section 3.28 of the Target Disclosure Schedule contains a list of all leases or charters providing for the use by the Target or any Subsidiary of a Target Drilling Rig. Complete and correct copies of each lease or charter have been delivered to Acquiror.

    (d) With respect to each Target Drilling Rig: (i) if applicable, such Target Drilling Rig is lawfully documented under the flag of the nation listed on
Section  3.28 of  the Target Disclosure  Schedule for such  Target Drilling Rig;
(ii) if applicable, such Target Drilling Rig is afloat and in satisfactory operating condition for charter hire; (iii) such Target Drilling Rig holds in full force and effect all certificates, licenses, permits and rights required for operation in the manner drilling rigs of its kind are being operated in the geographical area in which such Target Drilling Rig is presently being operated which the failure to hold would reasonably be expected to have a Material Adverse Effect on Target; (iv) no event has occurred and no condition exists that would endanger the maintenance of the classification of such Target Drilling Rig, (v) such Target Drilling Rig which is a jack-up drilling rig is considered by the American Bureau of Shipping to be in class as a Maltese Cross A1 Self-Elevating Drilling Unit and free of any recommendations and average damages affecting class, and (vi) there exists no outstanding requirements or recommendations resulting from any inspections by, or rules or regulations of, the U.S. Coast Guard, the U.S. Minerals Management Service, the U.S. Occupational Safety and Health Administration, or any nation under which any of the Target Drilling Rigs are flagged which would reasonably be expected to have a Material Adverse Effect on Target.

    (e) Section 3.28 of the Target Disclosure Schedule contains a list of the geographical location in which each Target Drilling Rig is being operated as of the date hereof. Each Target Drilling Rig can be removed from such geographical location and transported to the United States without the payment, liability or imposition of any material tax, duty, impost or other payment of any kind to any foreign governmental authority.

    SECTION 3.29. SIME-DUAL SDN BHD. Section 3.29 of the Target Disclosure Schedule lists all agreements in respect of Sime-Dual Drilling Sdn Bhd, a Malaysian company ("SIME-DUAL"). Target represents and warrants that (i) the Shareholders Agreement dated October 24, 1994 by and among SD Holdings Berhad, a Malaysian company ("SD"), Target and Sime-Dual (the "ORIGINAL AGREEMENT"), as amended pursuant to that certain First Amendment to the Shareholders Agreement dated June 5, 1995 by and among SD, Sime Darby Drilling Sdn Bhd, a Malaysian company ("SDD"), Target, DAI and Sime-Dual (the "FIRST AMENDMENT") (the Original Agreement and the First Amendment are collectively referred to as, the "SHAREHOLDERS AGREEMENT") has not been amended (other than the First Amendment) and remains in full force and effect and to the knowledge of the Target there exists no Event of Default (as defined in the Shareholders Agreement), or facts or events which with the passage of time or the giving or notice would constitute an Event of Default, and no waivers of performance have been granted by Target or DAI of any of SD's or SDD's obligations thereunder, (ii) neither a Dual Triggering Event or a SD Triggering Event (as those terms are defined in the Shareholders Agreement) has occurred, (iii) there have been no guaranties given by either Target or, to the knowledge of the Target, SDD as described in Sub-Clause 6.3 of the First Amendment, (iv) there have been no notices provided by SDD or SD to trigger the put option described in Clause 19.5 of the Original Agreement, (v) the Joint Operating Agreement dated June 5, 1995 by and among SDD and DAI (the "JOINT OPERATING AGREEMENT") has not been amended and remains in full force and effect and to the knowledge of the Target there exists no material defaults, or facts or events which with the passage of time or the giving or notice would constitute a material default, and no waivers of performance have been granted by Target or DAI of any of SD's or SDD's obligations thereunder, (vi) no Sale Notice (as defined in the Joint Operating Agreement) has been given by DAI or SDD, and (vii) the Joint Bareboat Charter Agreement dated June 5, 1995 by and among SDD, DAI and Sime-Dual (the "JOINT BAREBOAT CHARTER") has not been amended and remains in full force and effect and to the knowledge of the Target there exists no material defaults, or facts or events which with the passage of time or the giving or notice would constitute a material default, and no waivers of performance have been granted by Sime-Dual of any of SDD's or DAI's obligations thereunder.

    SECTION 3.30. ACCOUNTS RECEIVABLE. All of the accounts receivable reflected in the 1995 Balance Sheet or created thereafter to the best of the Target's knowledge are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the 1995 Balance Sheet as adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of the Target and the Subsidiaries.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB

    Except as set forth in the Disclosure Schedules delivered by Acquiror to the Target and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "ACQUIROR DISCLOSURE SCHEDULES"), which shall identify exceptions by specific section references, Acquiror and Acquiror Sub hereby, jointly and severally, represent and warrant to the Target that:

    SECTION 4.01. CORPORATE ORGANIZATION AND QUALIFICATION. Acquiror and Acquiror Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate their properties and to carry on their respective businesses as they are now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and Acquiror Sub are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their respective businesses makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS. Acquiror has heretofore furnished or made available to the Target a complete and correct copy of the Certificate of Incorporation and Bylaws of Acquiror, and the Certificate of Incorporation and Bylaws of Acquiror Sub, each as amended to date. Neither Acquiror nor Acquiror Sub is in violation of any provision of its Certificate of Incorporation or Bylaws.

    SECTION 4.03. CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Acquiror consists of 125,000,000 shares of Acquiror Common Stock, 5,000,000 shares of First Preferred Stock, $1.00 par value, and 15,000,000 shares of Serial Preferred Stock, $1.00 par value, 1,250,000 of which have been designated as Series A Junior Participating Preferred Stock (collectively, "ACQUIROR PREFERRED STOCK"). As of December 31, 1995, (a) 60,605,772 shares of Acquiror Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 6,285,448 shares of Acquiror Common Stock were held in the treasury of Acquiror, (c) 1,120,850 shares of Acquiror Common Stock were reserved for future issuance pursuant to outstanding stock options granted pursuant to Acquiror's stock option plan, and
(d) no shares of Acquiror Preferred Stock were outstanding. The authorized capital stock of Acquiror Sub consists of 10,000 shares of Acquiror Sub Common Stock, of which, as of the date of this Agreement, 1,000 shares are issued and outstanding and held by Acquiror. Except as contemplated by this Agreement or that certain Rights Agreement (herein so called) dated February 21, 1995 or as set forth in Section 4.03 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or any subsidiary of Acquiror, including Acquiror Sub ("ACQUIROR SUBSIDIARY"), obligating Acquiror or any Acquiror Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Acquiror or any Acquiror Subsidiary. Between December 31, 1995 and the date of this Agreement, no shares of Acquiror Common Stock have been issued by Acquiror, except pursuant to the options, warrants or other rights, agreements, arrangements and commitments described in this Section 4.03 or Section 4.03 of the Acquiror Disclosure Schedule, in each case, in accordance with their respective terms. There are no outstanding contractual obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock, or any capital stock of, or any equity interests in, any Acquiror Subsidiary. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or by which Acquiror is bound and will, when issued, except with respect to shares to be issued to Dual Invest AS, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

    SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Acquiror and Acquiror Sub has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the issuance of Acquiror Common Stock pursuant to the Merger, the applicable rules and regulations of NYSE, and with respect to the Merger, the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of this Agreement by the Target, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub enforceable against each of Acquiror and Acquiror Sub in accordance with its terms.

    SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in Section 4.05(b) and Section 4.05(b) of the Acquiror Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Acquiror or any Acquiror Subsidiary, (ii) conflict with or violate any Law applicable to Acquiror or any Acquiror
Subsidiary or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or any Acquiror Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any Acquiror Subsidiary or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or prevent Acquiror and Acquiror Sub from timely performing their respective obligations under this Agreement and consummating the Transactions.

    (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) pursuant to the Exchange Act, the Securities Act, Blue Sky Laws and the HSR Act and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in
Section 4.05(b) of the Acquiror Disclosure Schedule, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Acquiror and would not prevent or delay consummation of the Transactions, or otherwise prevent Acquiror or Acquiror Sub from performing their respective obligations under this Agreement.

    SECTION 4.06. SEC FILINGS; FINANCIAL STATEMENTS. (a) Acquiror has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1992 (collectively, the "ACQUIROR SEC REPORTS"). The Acquiror SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Acquiror Subsidiary is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with U.S. GAAP throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all U.S. GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of Acquiror and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror).

    SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as contemplated by, or disclosed pursuant to, this Agreement including Section 4.07 of the Acquiror Disclosure Schedule, or disclosed in any Acquiror SEC Report filed since December 31, 1995 and prior to the date of this Agreement, Acquiror and each Acquiror Subsidiary has conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1995, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect on Acquiror, (b) any material change by Acquiror in its accounting methods, principles or practices, (c) any entry by Acquiror or any Acquiror Subsidiary into any commitment or transaction material to Acquiror or any Acquiror Subsidiary, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Acquiror or any redemption, purchase or other acquisition of any of its securities or (e) other than pursuant to Acquiror's benefit plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

    (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquiror Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 4.08. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or any Acquiror Subsidiary.

    SECTION 4.09. TAXES. (a) Acquiror and each Acquiror Subsidiary has (i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions) and all of such returns were true and correct in all material respects when filed and in compliance with applicable law, (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or
(iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in
Section 4.09(a) of the Acquiror Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign taxing authority has asserted any claim for taxes, or to the best knowledge of Acquiror, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect. Acquiror has open years for federal, state and foreign income tax returns only as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule, and neither Acquiror nor any Acquiror Subsidiary (i) has executed any waiver to extend the time for assessment of any federal, state, local or foreign tax, or (ii) filed, or has pending, any request or application for ruling, whether federal, state, local or foreign. Acquiror and each Acquiror Subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts that would not, individually or in the aggregate, have a Material Adverse Effect. Neither Acquiror nor any Acquiror Subsidiary has made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of Acquiror or any Acquiror Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and each Acquiror Subsidiary have complied with all federal, state, local and foreign tax laws except where such failure would not result in a Material Adverse Effect.

    (b) Neither Acquiror nor any Acquiror Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

    (c) The financial statements included in the Acquiror SEC Reports as of December 31, 1995 includes appropriate reserves for all federal, state, local and foreign taxes and other liabilities incurred as of such date but not yet payable.

    (d) The net operating losses and other carryovers available to Acquiror and each Acquiror Subsidiary as of the date hereof are described in Section 4.09 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports and as of the date hereof the ability of Acquiror and each Acquiror Subsidiary to use such carryovers will not have been affected by Section 382, 383, or 384 of the Code or by the separate return limitation year or consolidated return charge of ownership limitations of Treas. Regs. Section 1.1502-21 or 1.1502-22.

    (e) Acquiror is not a U.S. real property holding company under Section 897 of the Code.

    (f) Neither Acquiror nor Acquiror Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

    (g) Neither Acquiror nor any Acquiror Subsidiary is under the jurisdiction of a court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (h) Neither Acquiror or any Acquiror Subsidiary holds stock of the Target and will not hold stock of the Target prior to the Merger.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.01. CONDUCT OF BUSINESS BY THE TARGET PENDING THE MERGER. The Target covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Target Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Acquiror shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (i) the business of the Target and the Subsidiaries shall be conducted only in, and the Target and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and in accordance with all applicable laws, (ii) the Target shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Target and the Subsidiaries and to preserve the current relationships of the Target and the Subsidiaries with customers, suppliers and other persons with which the Target or any Subsidiary has significant business relations, (iii) the Target shall not and shall not permit any Subsidiary to engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.08 above, and (iv) the Target and each Subsidiary shall cause to be maintained in full force and effect, and without modification or amendment, or any lapse of coverage under, all insurance polices described in
Section 3.24 of the Target Disclosure Schedule.

    SECTION 5.02. CONDUCT OF BUSINESS BY ACQUIROR PENDING THE MERGER. Acquiror covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Acquiror Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Target shall otherwise agree in writing (which agreement will not be unreasonably withheld), (i) the businesses of Acquiror and Acquiror Sub shall be conducted only in, and the Acquiror shall not, and shall cause Acquiror Sub not to, take any action except in, the ordinary course of business consistent with past practice and in accordance with all applicable Laws, and (ii) Acquiror will not
(a) amend or otherwise change its Certificate of Incorporation or Bylaws, (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or (c) reclassify, combine, split or divide its capital stock or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities or obligations convertible into or exchangeable for such capital stock.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") including therein a combined proxy statement to be sent to the stockholders of the Target (the "PROXY STATEMENT") and Prospectus, in connection with the registration under the Securities Act of the shares of Acquiror Common Stock to be issued to the stockholders of the Target pursuant to the Merger. Acquiror and the Target each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Acquiror shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger. Each of the Target and Acquiror shall pay its own expenses incurred in connection with the Registration Statement, Proxy Statement and the Target's Stockholders' Meeting, including, without limitation, the fees and disbursements of their respective counsel, accountants and other representatives, except that the Target and Acquiror each shall pay one-half of any printing, filing and other fees and expenses incurred in connection therewith. The Target shall furnish all information concerning the Target as Acquiror may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Target shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Target in favor of the Merger.

    No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Acquiror or the Target without the approval of the other party, which shall not be unreasonably withheld. Acquiror and the Target each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    Acquiror shall promptly prepare and submit to the NYSE a listing application covering the shares of Acquiror Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Acquiror Common Stock, subject to official notice of issuance, and the Target shall cooperate with Acquiror with respect to such listing.

    (b) Acquiror represents, warrants and agrees that the information supplied by Acquiror for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Target, (iii) the time of the Target's Stockholder Meeting (as hereinafter defined), and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or Acquiror Subsidiary, or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Acquiror shall promptly inform the Target. Notwithstanding the foregoing, Acquiror and Acquiror Sub make no representation or warranty with respect to any information supplied by the Target or any of its representatives which is contained in the Registration Statement or Proxy Statement. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

    (c) The Target represents, warrants and agrees that the information supplied by the Target for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Target, (iii) the time of the Target's Stockholder Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to the Target, or its officers or directors, should be discovered by the Target which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Target shall promptly inform Acquiror. Notwithstanding the foregoing, the Target makes no representation or warranty with respect to any information supplied by Acquiror or Acquiror Sub or any of their representatives in the Registration Statement or Proxy Statement. All documents that the Target is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

    (d) The Target, Acquiror and Acquiror Sub each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement and the Proxy Statement; (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Proxy Statement; and (iii) agrees to cooperate, and agrees to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in the Registration Statement or the Proxy Statement.

    SECTION 6.02. TARGET STOCKHOLDER MEETING. The Target shall call and hold a meeting of its stockholders (the "TARGET'S STOCKHOLDER MEETING") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger, and the Target shall use all commercially reasonable efforts to hold the Target's Stockholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Target shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals (including unanimously recommending such approval).

    SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS. (a) The Target, Acquiror and Acquiror Sub shall use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including, without limitation, the Merger, and

(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the rules and regulations of the NYSE, (C) Delaware Law, (D) the HSR Act and any related governmental request thereunder, and (E) any other applicable Law; PROVIDED that Acquiror and the Target shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Target and Acquiror shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

    (b) (i) Each of Acquiror and the Target shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially reasonable efforts to obtain any third party consents (including those set forth in Section 3.05(a)(iii)), (A) necessary to consummate the Transactions, (B) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

        (ii) In the event that Acquiror or the Target shall fail to obtain any third party consent described in subsection (b)(i) above, it shall use its best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Target and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

       (iii) The Target agrees to cooperate with Acquiror prior to the Effective Time to clarify the terms of any agreements which the Target or any Subsidiary is currently a party which might restrict the Target or any Subsidiary from the conduct of the operation, charter or leasing of drilling rigs in any area of the world so that from and after the Effective Time Acquiror and the Target will obtain the benefits of the current practice under such agreements whereby Acquiror and the Target will not be so restricted in their operations.

    (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party of any pending, or to the best knowledge of the first party, threatened, action, proceeding or investigation by or before any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Target Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of such first party, Acquiror Subsidiary to own or operate all or any portion of the businesses or assets of the Target, which in either case is reasonably likely to have a Material Adverse Effect on the Target prior to the Effective Time, or a Material Adverse Effect on Acquiror and the Acquiror Sub (including the Surviving Corporation) after the Effective Time.

    SECTION 6.04. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Confidentiality Agreement (as hereinafter defined), from the date hereof to the Effective Time, Acquiror and the Target will each provide to the other, during normal business hours and upon reasonable notice, access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other party, other than information and documents that in the opinion of such other party's counsel may not be disclosed under applicable Law.

    SECTION 6.05. NO SOLICITATION OF TRANSACTIONS. The Target shall not, directly or indirectly, negotiate with any person other than Acquiror with respect to the acquisition of the Target or the shares of the Target Common Stock owned by Dual Invest AS and it will not, and will not permit any of its officers, directors, employees, agents or representatives (including without limitation, investment bankers, attorneys and accountants) to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals, (iii) enter into, or participate in, any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of the Target or any Subsidiary to or (v) afford any access to any of the Target's or any Subsidiary's properties, books and records to any person in connection with any possible proposal relating to (a) the disposition of their respective businesses or substantially all or their assets,(b) the acquisition of equity or debt securities of the Target including equity or debt securities owned by Dual Invest AS, or (iii) the merger, share exchange or business combination, or similar acquisition transaction of or involving Target or any Subsidiary with any person other than Acquiror; PROVIDED, HOWEVER, that nothing contained in this Section 6.05 shall prohibit the Board of Directors of the Target (the "BOARD") from taking and disclosing to the stockholders of the Target a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or an exchange offer for share of Target Common Stock commenced by a third party. The Target shall notify Acquiror promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Acquiror, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Target agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Target is a party. The Target immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

    SECTION 6.06. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII of the Bylaws of the Target, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers or employees of the Target or any of its Subsidiaries, unless such modification shall be required by Delaware Law.

    (b) From and after the Effective Time and for a period of six (6) years thereafter, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Target or any of the Subsidiaries, or an employee of Target or any of the Subsidiaries who acts as a fiduciary under any employee benefit plans of Target or any of the Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees), claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "CLAIM"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director, officer or such an employee of Target or any of the Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Delaware Law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law. Without limiting the foregoing, in the event any such claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Acquiror and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) the Surviving Corporation shall use all reasonable efforts to assist in the defense of any such Claim, provided that the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. The Indemnified Parties as a group shall retain only one law firm (plus appropriate local counsel) to represent them with respect to each such Claim unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties at the expense of the Surviving Corporation.

    (c) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Target and the Subsidiaries covering all of the individuals currently covered thereby (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, the Surviving Corporation shall not be required to pay premiums for such insurance in excess of $275,000 in the aggregate.

    SECTION 6.07. OBLIGATIONS OF ACQUIROR SUB. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

    SECTION 6.08. PUBLIC ANNOUNCEMENTS. (a) Acquiror and the Target shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation and (b) prior to the Effective Time, the Target will not issue any other press release or otherwise make any public statements regarding its business, except as may be required by Law or any listing agreement with the National Association of Securities Dealers, Inc. (the "NASD") to which the Target is a party.

    SECTION 6.09. DELIVERY OF SEC DOCUMENTS. Each of the Target and Acquiror shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

    SECTION 6.10. ENVIRONMENTAL ASSESSMENT. The Target agrees that Acquiror may perform or have performed on its behalf an environmental assessment of its owned or leased real property. The Target will give Acquiror and the officers, directors, employees, agents, consultants and representatives of Acquiror access to the owned or leased real property, including without limitation, access to enter upon and investigate and collect air, surface water, groundwater and soil samples, in order to conduct the environmental assessment. The Target will cooperate with Acquiror in connection with such assessment, including without limitation scheduling site visits as necessary to complete the assessment prior to the Effective Time. The environmental assessment conducted by Acquiror or on Acquiror's behalf shall be satisfactory to Acquiror in its sole and absolute discretion.

    SECTION 6.11. NOTIFICATION OF CERTAIN MATTERS. The Target shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Target, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Target, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.12. FURTHER ACTION. At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

    SECTION 6.13. EMPLOYEE BENEFITS. (a) On or before March 31, 1996, the Target shall (i) amend the Dual Drilling Company Employees Tax Deferred/Thrift Savings Plan and Trust (the "401(K) PLAN") to (A) provide for the limitation on compensation that may be considered under the

401(k) Plan imposed by Section 401(a)(17) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993, Publ. L. No. 103-66 effective January 1, 1994 and (B) amend the 401(k) Plan to provide clarification that the 401(k) Plan, as amended and restated effective January 1, 1991, also constitutes an amendment and restatement of the separate plan documents governing the 401(k) Plan and the Dual Drilling Company Employees Thrift Plan and Trust that was merged into the 401(k) Plan effective January 1, 1991 (the "PRIOR THRIFT PLAN") to the extent required for both the 401(k) Plan and Prior Thrift Plan to constitute qualified plans within the meaning of Sections 401(a) and 501(a) of the Code for their plan years 1987 through 1990 (collectively the "401(K) PLAN AMENDMENT"), and
(ii) file the 401(k) Plan Amendment with the Dallas Key District of the Internal Revenue Service for the purpose of entering into a closing agreement with the Internal Revenue Service regarding the 401(k) Plan Amendment pursuant to Rev. Proc 94-16, 1994-1 C.B. 576, as modified by the Memorandum from Internal Revenue Service Assistant Commissioner (Employee Plans and Exempt Organizations) James McGovern to Field Offices Outlining Procedures for Processing Employee Plans not Amended Timely Under Tax Reform Act of 1986, Released October 26, 1995 (the "CLOSING AGREEMENT"). Target shall timely pay any monetary sanction assessed by the Internal Revenue Service pursuant to the Closing Agreement. Subject to the Target taking the action required by the two preceding sentences and the Internal Revenue Service entering into the Closing Agreement, Acquiror agrees to
(i) assume sponsorship of the 401(k) Plan as of the Effective Time, (ii) upon entering into the Closing Agreement, file the 401(k) Plan Amendment with the Internal Revenue Service for the purpose of obtaining a determination letter from the Internal Revenue Service that both the 401(k) Plan and the Prior Thrift Plan are qualified within the meaning of Sections 401(a) and 501(a) of the Code retroactive to the 1987 plan year of each plan and (iii) upon issuance by the Internal Revenue Service of a favorable determination letter as described in clause (ii) of this sentence, merge the 401(k) Plan into the ENSCO Savings Plan as soon as administratively practicable thereafter. Amounts payable under the 401(k) Plan to employees whose employment is terminated for any reason prior to December 31, 1996 shall be paid promptly after any such termination and not after the end of the 1996 plan year if requested by the employee and such payment is permitted by the terms of the 401(k) Plan.

    (b) Effective as of the Effective Time, Acquiror agrees to assume or, alternatively, cause the Surviving Corporation to assume, the Dual Drilling Company Employee Health Benefit Plan (the "DUAL MEDICAL PLAN"), the Dual Drilling Company Group Life Insurance Plan, the Dual Drilling Company Long-Term Disability Plan, the Dual Drilling Company Group Travel Accident Insurance Plan, the Voluntary Personal Accident Insurance Plan, the Long-Term Disability Plan for Third Country Nationals, and the Premium Conversion Cafeteria Plan unless any such plan has been terminated by the Target as directed by Acquiror prior to the Effective Time (collectively, the "GROUP INSURANCE PLANS"). Acquiror agrees to provide to former employees of the Target and its Subsidiaries under the plans continued or to be established by Acquiror continuation group health coverage under Section 4980B of the Code and Sections 601 to 608 of ERISA ("COBRA COVERAGE") for any individuals receiving COBRA Coverage under the Dual Medical Plan as of the Effective Time and for any employees of the Target and its Subsidiaries and their dependents who become eligible for and elect COBRA Coverage as a result of the Transactions contemplated by the Agreement; provided, however, nothing contained herein shall obligate Acquiror to extend COBRA Coverage beyond its normal expiration period. As soon as practicable after the Effective Time, the Target shall transfer to Acquiror or, if directed by Acquiror, to the Surviving Corporation, any assets, including any insurance policies, held by the Target or a Subsidiary supporting the payment of benefits under the Group Insurance Plans. Acquiror and the Target agree that Acquiror may direct the Target to take such action as Acquiror deems appropriate to terminate any Group Insurance Plan conditioned upon the occurrence of and as of the Effective Time, liquidate the assets of any trust or funding arrangement for any such plan and settle all claims for benefits under any such plan.

    (c) Effective as of the Effective Time, the Target shall take all such action necessary (i) to amend the terms of the post-retirement medical coverage provided by the Target under the Dual Medical Plan (the "RETIREE MEDICAL PLAN") to provide that no employee of the Target or any Subsidiary, or any beneficiary or dependent of any such employee, may become entitled to post-retirement medical coverage under the Retiree Medical Plan due to a retirement or other termination of employment after the Effective Time and (ii) to terminate the Retiree Medical Plan. Effective as of the Effective Time, Acquiror agrees to provide post-retirement medical coverage under the ENSCO Medical Plan to any former employee of the Target or any Subsidiary who as of the Effective Time is receiving post-retirement medical coverage under the Retiree Medical Plan, provided that such coverage under the ENSCO Medical Plan shall be on the same terms and conditions and shall provide the same benefits as currently available to retired former employees of Acquiror under the ENSCO Medical Plan, but without regard to the age and service provisions of the ENSCO Medical Plan that determine initial eligibility for post-retirement medical coverage and without regard to any preexisting condition limitations contained in the ENSCO Medical Plan. Any employee of the Target or any Subsidiary who is not entitled to post-retirement medical coverage under the Retiree Medical Plan as of the Effective Time will be eligible for post-retirement medical coverage under the ENSCO Medical Plan only if the terms and conditions for such coverage under the ENSCO Medical Plan are satisfied.

    (d) Effective as of the day before the Effective Time, the Target shall take all such action necessary (i) to amend the provisions of the Dual Drilling Company Supplemental Executive Retirement Plan (the "SERP") to freeze all benefits under the SERP as of the day before the Effective Time and to permit Acquiror or the Surviving Corporation, as successor to the Target's rights under the SERP, to distribute the determined benefit under the SERP payable to each participant covered by the SERP in one lump sum payment in the sole discretion of Acquiror at any time from and after January 1, 1997, (ii) to determine the benefits payable thereunder to each participant, and (iii) to terminate the SERP effective as of the day before the Effective Time.

    (e) Effective as of the day before the Effective Time, the Target shall take all such action necessary (i) to amend the provisions of the Dual Drilling Company Benefit Restoration Plan (the "BENEFIT RESTORATION PLAN") to freeze all benefits under the Benefit Restoration Plan, (ii) to determine the benefits payable thereunder to each participant, and (iii) to terminate the Benefit Restoration Plan effective as of the day before the Effective Time.

    (f) To facilitate the payment of benefits from the Benefit Restoration Plan and, if directed by Acquiror to facilitate the payment of benefits under the SERP, the Target shall take all such action necessary (i) to provide a schedule of benefits payable under the Benefit Restoration Plan and, if applicable, the SERP, to the Trust Company of Texas in its capacity as trustee (the "TRUSTEE") of the Umbrella Trust evidenced by that certain Trust Agreement dated October 1, 1994 by and between Dual Drilling Company and Trust Company of Texas (the "TRUST"), (ii) to direct the Trustee to make payment from the assets of the Trust of all benefits payable under the Benefit Restoration Plan or the SERP, and (iii) to cause the Trustee to liquidate the assets of the Trust, except as otherwise determined by Acquiror, provided that such actions are consistent with the terms of the SERP, Benefit Restoration Plan and Trust, each as amended.

    (g) Effective as of the day before the Effective Time, the Target shall take all such action necessary to freeze all benefits under the Discontinued Executive and Manager Team Incentive Program ("TEAM INCENTIVE PROGRAM") maintained by the Target and Acquiror agrees to assume the benefit payment obligations of the Target under the Team Incentive Plan, and after all such benefit payments have been made, the Team Incentive Program shall be deemed terminated and Acquiror shall take such other action as it deems appropriate to accomplish such termination.

    (h) Effective as of the Effective Time, Acquiror shall assume the Dual Drilling Company Severance Pay Plan for Office Employees, the Dual Drilling Company Severance Pay Plan for Key Operating and Support Staff Employees and the Dual Drilling Company Severance Pay Plan for Key Operating and Engineering Managers (collectively, the "EMPLOYEE SEVERANCE PLANS"), provided that Acquiror shall not be obligated to continue the Employee Severance Plans for any specified period of time.

    (i) Effective as of the day before the Effective Time, the Target shall take all such action necessary to freeze all benefits under the Employee Incentive Plan, the Safety Bonus Plan, and the Pro-Performance Bonus Plan for Toolpushers maintained by the Target and Acquiror agrees to assume the benefit payment obligations of the Target under such plans and cause such payments to be made after the Effective Time, and after all such payments have been made, the plans shall be deemed terminated and Acquiror shall take such other action as it deems appropriate to accomplish such termination.

    (j) Acquiror agrees to assume the benefit payment obligations of the Target under the Dual Special Performance Unit Plan, effective August 21, 1995 (as amended, the "DUAL UNIT PLAN"), maintained by the Target and cause such payments to be made, and after all such payments have been made, the Dual Unit Plan shall be deemed terminated and Acquiror shall take such other action as it deems appropriate to accomplish such termination. Target agrees that the aggregate amount of the Performance Bonus Pool (as defined in the Dual Unit Plan) plus the amount payable to David W. Skarke as a performance bonus calculated based on the amount of the Performance Bonus Pool pursuant to that certain letter agreement dated October 2, 1995 (the "Letter Agreement") shall be $2,000,000. The Target shall take all required actions prior to the Effective Time to amend the terms of the Dual Unit Plan and the Letter Agreement so that the aggregate amounts payable thereunder shall be $2,000,000.

    (k) The Target agrees to terminate the Annual Incentive Plan as of the date of the commencement of such plan and accordingly no benefits shall accrue thereunder.

    (l) Nothing in this Section 6.13 is intended or shall be construed to limit Acquiror's right to modify, change, terminate or otherwise alter any of the provisions of, or benefits provided under, any new plans or plans established by Acquiror or the plans described in this Section 6.13 that are assumed by Acquiror or the Surviving Corporation, or to create any vested rights for participants in the benefits provided under such plans.

    (m) Prior to the Effective Time, the Target shall file with the Internal Revenue Service, all Annual Reports, Form 5500, and the applicable Schedule F, required to be filed under Section 6039(d) of the Code, with respect to the Premium Conversion Cafeteria Plan for each plan year since the inception of the Premium Conversion Cafeteria Plan.

    (n) Prior to the Effective Time, the Target shall, pursuant to the requirements of the Delinquent Filer Voluntary Compliance Program described in the Department of Labor ("DOL") Notice published in 59 Fed. Reg. 20873 (April 27, 1995), as a condition of relief from the annual reporting requirements, (i) elect to file the one-time statement required under DOL Reg. 2520-104-23 with respect to (A) the SERP and (B) the Target Employment Contracts applicable to L.H. Dick Robertson, W. Allen Parks and Dudley M. Haralson, (ii) file with the DOL, the first page of the Form 5500, Annual Report, with the applicable items completed, (iii) pay to the DOL the Two Thousand Five Hundred Dollar ($2,500) penalty applicable to such Form 5500 filings, and (iv) file with the DOL the applicable one-time statements required with respect to the SERP and such Target Employment Contracts.

    (o) All of the employment agreements listed on Schedule 6.13(o) of the Target Disclosure Schedule will be terminated by the Target as of the Effective Time. Notwithstanding the foregoing, Acquiror may offer employment prior to the Effective Time to persons who have such employment agreements and the terms of such employment, if accepted by such employee of the Target, may affect the Target's obligations to the affected employee.

    SECTION 6.14. AFFILIATES; ACCOUNTING AND TAX TREATMENT. (a) Section 6.14 of the Target Disclosure Schedule lists the names and addresses of those persons who are, in the Target's reasonable judgment, "affiliates" of the Target within the meaning of Rule 145 under the Securities Act (each, a "TARGET AFFILIATE"). The Target shall use all commercially reasonable efforts to obtain Affiliate Agreements in the form of EXHIBIT B hereto ("AFFILIATE AGREEMENTS") from (i) at least 30 days prior to the Effective Time, each of the officers, directors and stockholders (other than Dual Invest AS) of the

Target specified in Section 6.14 of the Target Disclosure Schedule and (ii) any person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act) after the date of this Agreement and on or prior to the Effective Time as soon as practicable after the date on which such person attains such status. Each party hereto shall use its best efforts to cause the Merger to qualify, and shall not take any actions which would (or fail to take any actions the failure of which would) prevent the Merger from qualifying, as a reorganization qualifying under the provisions of Section 368(a) of the Code, including, without limitation, that Acquiror agrees that it will cause Target, in its new capacity as a subsidiary of Acquiror, to (i) continue the Target's historic business and (ii) use a significant portion of its historic business assets in such business.

    (b) The Target shall provide to Acquiror for inclusion in the Proxy Statement a written opinion from Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated as of the date that the Proxy Statement is first mailed to stockholders of the Target to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) Acquiror, Acquiror Sub and the Target will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) the stockholders of the Target shall not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, other than to the extent such stockholders receive cash in lieu of fractional shares.

    SECTION 6.15. CERTAIN EMPLOYEES. The Target agrees to terminate the employment of any executive officer (as that term is defined in Rule 405 promulgated under the Exchange Act) of the Target identified by Acquiror at least one day prior to the Effective Time. Such termination shall not adversely affect any Long-Term Options, severance or other benefits such executive officers shall be entitled to receive.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Target, Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) this Agreement and the Transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Target in accordance with Delaware Law and the Target's Certificate of Incorporation and Bylaws and the rules of the NASD;

        (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "ORDER") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

        (c) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

        (d) Acquiror and the Target shall have received from the NYSE evidence that the shares of Acquiror Common Stock to be issued to the stockholders of the Target in the Merger shall be listed on the NYSE immediately following the Effective Time; and

        (e) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

    SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB. The obligations of Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

        (a) the Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the

    Effective Time and each of the representations and warranties of the Target contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and Acquiror shall have received a certificate of an executive officer of the Target to that effect;

        (b) Acquiror shall have received from each Target Affiliate and any other person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act) after the date of this Agreement and at or prior to the Effective Time a signed Affiliate Agreement;

        (c) since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of the Target and the Subsidiaries, taken as a whole, shall have occurred, and neither the Target nor any Subsidiary shall have suffered any damage, destruction or loss materially affecting the business or properties of the Target and the Subsidiaries, taken as a whole;

        (d) the Target and each Subsidiary shall have delivered to Acquiror, each dated as of a date not earlier than thirty days prior to the Effective Time, (i) copies of the certificates of incorporation or other organizational documents, including all amendments thereto, certified by the appropriate government official, of the Target and each Subsidiary, (ii) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that Target and each Subsidiary is in good standing in such jurisdiction and listing all organizational documents of Target and each Subsidiary on file, (iii) to the extent issued by such jurisdiction, a certificate from the appropriate governmental official in each jurisdiction in which the Target and each Subsidiary is qualified to do business to the effect that such member is in good standing in such jurisdiction, (iv) to the extent issued by such jurisdiction, certificates indicating all taxes are current for the Target and each Subsidiary in its jurisdiction of organization and each jurisdiction in which such member is qualified to do or conducting business, (v) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that each Target Drilling Rig is documented and flagged in the jurisdiction described in Section 3.28 of the Target Disclosure Schedule, and (vi) Confirmation of Class Certificates from the American Bureau of Shipping indicating that each of the Target Drilling Rigs that is a jack-up drilling rig is in class and free of any recommendations; and

        (e) Acquiror shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., a written opinion dated as of the date of the Closing covering the matters set forth on EXHIBIT C hereto in form and substance reasonably acceptable to counsel for Acquiror.

    SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF THE TARGET. The obligations of the Target to consummate the Merger are subject are subject to the satisfaction of the following further conditions:

        (a) Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time and each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and the Target shall have received a certificate of an executive officer of Acquiror to that effect;

        (b) since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of Acquiror and the Acquiror Subsidiaries, taken as a whole, shall have occurred, and Acquiror and the Acquiror Subsidiaries shall not have suffered any damage, destruction or loss materially affecting the business or properties of Acquiror and the Acquiror Subsidiaries, taken as a whole; and

        (c) the Target shall have received from Baker & McKenzie a written opinion dated as of the date of the Closing covering the matters set forth on EXHIBIT D hereto in form and substance reasonably acceptable to counsel for the Target.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

        (a) by mutual written consent duly authorized by the Boards of Directors of each of Acquiror, Acquiror Sub and the Target;

        (b) by either Acquiror or the Target, if either (i) the Effective Time shall not have occurred on or before July 31, 1996; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03(a);

        (c) by Acquiror, if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Target is commenced, and the Board of Directors of the Target fails to recommend against the stockholders of the Target tendering their shares into such tender offer or exchange offer;

        (d) by Acquiror, if the stockholders of the Target shall have failed to approve and adopt this Agreement, the Merger and other Transactions at a meeting duly convened therefor;

        (e) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Target set forth in this Agreement, or if any representation or warranty of the Target shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) would not be satisfied (a "TERMINATING TARGET BREACH"); PROVIDED, HOWEVER, that, if such Terminating Target Breach is curable by the Target through the exercise of its best efforts and for so long as the Target continues to exercise such best efforts, Acquiror may not terminate this Agreement under this Section 8.01(e); or

        (f) by the Target, upon breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied ("TERMINATING ACQUIROR BREACH"); PROVIDED, HOWEVER, that, if such Terminating Acquiror Breach is curable by Acquiror through best efforts and for so long as Acquiror continues to exercise such best efforts, the Target may not terminate this Agreement under this Section 8.01(f).

    SECTION 8.02.  FEES AND EXPENSES.   (a) The Target shall pay Acquiror a  fee
(an "Alternative Proposal Fee") of $5,000,000, which amount is inclusive of all of Specified Expenses (as hereinafter defined), if:

        (i) this Agreement is terminated pursuant to Section 8.01(c); or

        (ii) this Agreement is terminated pursuant to Section 8.01(d) as a result of the failure of the stockholders of the Target to approve the Merger and a Business Combination Transaction Proposal shall have been made prior to such termination, and any Business Combination Transaction is thereafter consummated within 12 months of such termination.

    As used herein, the term "BUSINESS COMBINATION TRANSACTION" shall mean any of the following involving the Target: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Transactions); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of the Target and the Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of the shares of Target Common Stock, whether by tender offer, exchange offer or otherwise.

    (b) Acquiror shall be entitled to receive its Specified Expenses (but not the Alternative Proposal Fee) in immediately available funds in the event that this Agreement is terminated pursuant to Section 8.01(b) (subject to the proviso thereof) or Section 8.01(e). Target shall be entitled to receive its Specified Expenses in immediately available funds in the event that this Agreement is terminated pursuant to Section 8.01(f).

    (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, all obligations of the parties hereto shall terminate except the obligations of the parties pursuant to this Section 8.02 and Sections 8.03, 8.04, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.10 and 9.11
and pursuant to the Confidentiality Agreement. No termination of this Agreement pursuant to Section 8.01(e) or 8.01(f) shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Notwithstanding the foregoing, if Acquiror is required to file suit to seek the Alternative Proposal Fee or either Acquiror or the Target is required to file suit to seek its Specified Expenses, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including attorneys' fees, which it has incurred in enforcing its rights under this Section 8.02.

    (d) As used herein, "SPECIFIED EXPENSES" means all out-of-pocket expenses and fees actually incurred or accrued by a Person or on its behalf in connection with the Transactions prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, banks or other entities providing financing to such Person (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to such Person and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith.

    (e) The Target agrees that from and after the Effective Time it shall reimburse Acquiror for all out-of-pocket expenses and fees actually incurred or accrued by Acquiror in connection with the Transaction.

    (f) Except as set forth in this Section and Section 6.01, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

    SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval and adoption of this Agreement and the Transactions by the stockholders of the Target, no amendment may be made which would violate Delaware Law. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time, except that the agreements set forth in Articles I and II and Sections 6.06 and 6.07 shall survive the Effective Time indefinitely.

    SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Acquiror or Acquiror Sub:            with a copy to:
ENSCO International Incorporated           Daniel W. Rabun
1445 Ross Avenue, Suite 2700               Baker & McKenzie
Dallas, Texas 75202                        2001 Ross Avenue
Attention: C. Christopher Gaut             4500 Trammell Crow Center
Facsimile: 214/855-0300                    Dallas, Texas 75201
                                           Facsimile: 214/978-3096/99

if to the Target:                          with a copy to:
DUAL DRILLING COMPANY                      David S. Peterman
5956 Sherry Lane, Suite 1500               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Dallas, Texas 75225                        7900 Pennzoil Place -- South Tower
Attention: David W. Skarke                 711 Louisiana Street
Facsimile: 214/373-0533                    Houston, Texas 77002
                                           Facsimile: 713/236-0823

    SECTION  9.03.   CERTAIN DEFINITIONS.   For purposes of  this Agreement, the
term:

        (a) "AFFILIATE" of a specified person means a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

        (b) "BENEFICIAL OWNER" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or
    (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

        (c) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the New York, New York;

        (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "PERSON" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

        (f) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, more than 50% (or 49% in the case of Sime-Dual) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 9.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

    SECTION 9.05. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II and Sections 6.06 (collectively, the "THIRD PARTY PROVISIONS"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 9.06. INCORPORATION OF SCHEDULES. The Target Disclosure Schedule and the Acquiror Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    SECTION 9.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    SECTION 9.08. GOVERNING LAW. EXCEPT TO THE EXTENT THAT DELAWARE LAW IS MANDATORILY APPLICABLE TO THE MERGER AND THE RIGHTS OF THE STOCKHOLDERS OF THE TARGET AND ACQUIROR SUB, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAW THEREOF. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY COURT SITTING IN THE CITY OF DALLAS, TEXAS.

    SECTION 9.09.    HEADINGS.    The descriptive  headings  contained  in  this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.10. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.11. WAIVER OF JURY TRIAL. Each of Acquiror, the Target and Acquiror Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Acquiror, the Target or Acquiror Sub in the negotiation, administration, performance and enforcement thereof.

    SECTION 9.12. ENTIRE AGREEMENT. This Agreement, the Target Disclosure Schedule, the Acquiror Disclosure Schedule, the confidentiality agreement, dated November 2, 1995, (the "Confidentiality Agreement"), between the Target and Acquiror, the confidentiality agreement, dated February 5, 1996, between the Target and Acquiror, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Target have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ENSCO INTERNATIONAL INCORPORATED

                                          By          /s/ CARL F. THORNE

                                             -----------------------------------
                                               Carl F. Thorne, Chairman of the
                                                          Board,
                                                President and Chief Executive
                                                         Officer

                                          DDC ACQUISITION COMPANY

                                          By       /s/ C. CHRISTOPHER GAUT

                                             -----------------------------------
                                               C. Christopher Gaut, President

                                          DUAL DRILLING COMPANY

                                          By         /s/ DAVID W. SKARKE

                                             -----------------------------------
                                                  David W. Skarke, Chairman

                                   EXHIBIT A
                          CERTIFICATE OF INCORPORATION
                                       OF
                            DDC ACQUISITION COMPANY

                                   ARTICLE I

    The name of the corporation is DDC Acquisition Company (the "Corporation").

                                   ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

    The total number of shares of stock which the Corporation shall have the authority to issue is Ten Thousand (10,000) shares of Common Stock, par value $0.10 per share.

                                   ARTICLE V

    The name and mailing address of the incorporator is as follows:

           NAME                  MAILING ADDRESS
- ---------------------------  ------------------------
Albert G. McGrath, Jr.       2700 Fountain Place
                             1445 Ross Avenue
                             Dallas, Texas 75202

                                   ARTICLE VI

    The powers of the incorporator are to terminate upon the filing of this certificate of incorporation, and the name and mailing address of the persons who are to serve as the board of directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

     NAMES OF DIRECTORS            MAILING ADDRESS
- -----------------------------  ------------------------
William S. Chadwick, Jr.       2700 Fountain Place
                               1445 Ross Avenue
                               Dallas, Texas 75202
C. Christopher Gaut            2700 Fountain Place
                               1445 Ross Avenue
                               Dallas, Texas 75202
H. E. Malone                   2700 Fountain Place
                               1445 Ross Avenue
                               Dallas, Texas 75202

                                  ARTICLE VII

    Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

    The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

                                   ARTICLE IX

    No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE X

    The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article X. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

    The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

    As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE XI

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XII

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    The undersigned incorporator under penalties of perjury hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.

                                          --------------------------------------
                                                  Albert G. McGrath, Jr.

                                   EXHIBIT B
                              AFFILIATE AGREEMENT

ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 75202

Ladies and Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Dual Drilling Company, a Delaware corporation ("Dual"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger
dated   March       ,  1996  (the   "Agreement"),  between  ENSCO  International
Incorporated, a  Delaware corporation  ("ENSCO"),                 ,  a  Delaware
corporation and a wholly owned subsidiary of ENSCO ("Acquiror Sub"), and Dual, Acquiror Sub will be merged with and into Dual (the "Merger").

    In connection with the transactions contemplated by the Agreement, I may receive shares of Common Stock, par value $.10 per share, of ENSCO (the "ENSCO Securities").

    I represent, warrant and covenant to ENSCO that in the event I receive any ENSCO Securities as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of the ENSCO Securities in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the ENSCO Securities to the extent I felt necessary with my counsel or counsel for Dual.

        C. I have been advised that the issuance of ENSCO Securities to me in connection with the transactions contemplated by the Agreement has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger and the Agreement were submitted for a vote of the stockholders of Dual, I may be deemed to have been an affiliate of Dual and the distribution by me of the ENSCO Securities has not been registered under the Act, I may be prohibited from selling, transferring or otherwise disposing of the ENSCO Securities issued to me in connection with the transactions contemplated by the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to ENSCO, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. I understand that ENSCO is under no obligation to register the sale, transfer or other disposition of the ENSCO Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    It is understood and agreed that prior to any transfer of any of the ENSCO Securities, I will give written notice to ENSCO of my intention to effect such offer, sale or transfer, describing the proposed transaction in sufficient detail to enable ENSCO and its counsel to determine that the proposed transaction will not violate the Act.

    Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Dual as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,
                                          --------------------------------------
                                          Name:

Accepted this   day of May, 1996 by
ENSCO INTERNATIONAL INCORPORATED
By:
   ----------------------------------------------
   William S. Chadwick, Jr., Secretary

                                   EXHIBIT C
                    LEGAL OPINION FOR COUNSEL FOR THE TARGET
                        [COUNSEL FOR TARGET LETTERHEAD]

            , 1996
ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 57202
To whom it may concern:

    We have acted as counsel to Dual Drilling Company, a Delaware corporation (the "Target"), in connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement"), dated as of March 21, 1996, among ENSCO International Incorporated, a Delaware corporation ("Acquiror"), Dual Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and the Target providing for the merger of Acquiror Sub with and into the Target (the "Merger"). This opinion letter is being furnished to you pursuant to Section 7.02 of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

    We have made such legal and factual examinations and inquiries, including an examination of the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including
(i) the Agreement, (ii) the Certificate of Merger dated as of             , 1996
between the Target and Acquiror Sub, and (iii) the Certificate of Incorporation and Bylaws, or equivalent organizational documents, of Target and each Subsidiary.

    We have relied, to the extent we deem appropriate, upon oral advice of Staff of the Securities and Exchange Commission and, as to matters of fact, upon representations made by the Target in the Agreement, certificates of the Target or its officers and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Target. We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We are members of the State Bar of Texas. We call your attention to the fact that, in rendering our opinion, we are expressing our views only as to the laws of the State of Texas and the federal laws of the United States of America.

    Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

    1. The Target is a corporation, and each U.S. Subsidiary is a corporation or limited partnership, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Target and each U.S. Subsidiary are duly qualified or licensed as a foreign corporation or limited partnership to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

    2. The Target has all necessary corporate power and authority to execute and deliver the Agreement and, with respect to the Merger, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery of the Agreement by the Target and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Target are necessary to authorize the Agreement or to consummate the Transactions (other than the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law).

    3. The Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of the Agreement by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms, except as may be (1) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting enforcement of creditors' rights generally, and (2) subject to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.

    4. The execution and delivery of the Agreement by the Target do not, and the performance of the Agreement by the Target will not (1) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of the Target or any U.S. Subsidiary, (2) conflict with or violate Delaware Law or any Laws of the State of Texas or the United States of America, or to the best of our knowledge, any other Laws applicable to the Target or any, U.S. Subsidiary or by which any property or asset of the Target or any U.S. Subsidiary is bound or affected, or (3) to the best of our knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or give to others any right to invalidate or terminate any purchase or other right to acquire property under, or result in the creation of a lien or other encumbrance on any property or asset of the Target or any Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target or any Subsidiary is a party or by which the Target or any Subsidiary or any property or asset of the Target or any Subsidiary is bound or affected.

    5. The execution and delivery of the Agreement by the Target do not, and the performance of the Agreement by the Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic governmental or regulatory authority, except the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law.

    6. To our knowledge, except as set forth in the Target Disclosure Schedule (as may have been updated), no actions, suits or proceedings are pending or threatened against Target or any Subsidiary seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

    7. The authorized capital stock of the Target and each U.S. Subsidiary is as set forth in Section 3.03 of the Agreement.

    8. Upon the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware, the Merger will become effective in accordance with the Agreement and the Delaware Law, and each issued and outstanding share of Company Common Stock (other than any Cancelable Shares) will be converted into the consideration provided in Section 2.01 of the Agreement.

    We have participated in conferences with officers and other representatives of Acquiror, Acquiror Sub and the Target, and the representatives of the independent auditors of Acquiror, Acquiror Sub and the Target, at which the
contents  of the  Registration Statement  on Form  S-4 (File  No. 333-[       ])
declared effective by  the SEC on  [                ], 1996, (the  "Registration
Statement"),  the Proxy Statement/Prospectus dated [            ], 1996 included
in the Registration Statement (the "Proxy Statement") and related matters were discussed. Although we do not pass upon, and are not assuming any responsibility for and have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement, on the basis of the foregoing (relying as to materiality to a large extent upon statements and representations of officers and other representatives of the Target, Acquiror and Acquiror Sub), no facts have come to our attention which lead us to believe that the Registration Statement (except for (i) the financial statements and related schedules contained therein, including the notes thereto and the independent auditors' reports thereon, (ii) the other financial and statistical data contained therein and (iii) the exhibits thereto, as to which we do not comment), at the time it became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (except for (i) the financial statements and related schedules contained therein, including the notes thereto and the independent auditors' reports thereon, and (ii) the other financial and statistical data contained therein, as to which we do not comment), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading.

    The preceding opinions and "negative assurance" statements are subject to the following qualifications and limitations:

        A. In connection with statements herein qualified by "to our knowledge" or as to matters that have "come to our attention," our examination has been limited to discussions with the officers and other representatives of the Target and each Subsidiary by, and those statements refer only to what is in the actual current consciousness of, attorneys in the Dallas, Houston and Washington D.C. offices of this Firm who have been involved in the representation of the Target and each Subsidiary in connection with the transactions described in the Agreement, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Acquiror or Acquiror Sub to us or to you.

        B. This opinion letter is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of Texas.

        C. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

        D. With respect to the opinion expressed in Paragraph 6, we have not conducted any search of any indexes, dockets or other records of any court or other Governmental Entity.

        E. The opinions and statements expressed herein are rendered as of the time immediately preceding the Effective Time, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or laws which might affect any of those opinions or statements.

        F. This opinion letter is solely for your benefit in connection with the transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.

                                          Very truly yours,

                                          AKIN, GUMP, STRAUSS, HAUER & FELD,
                                          L.L.P.

                                   EXHIBIT D
                     LEGAL OPINION FOR COUNSEL FOR ACQUIROR
                       [COUNSEL FOR ACQUIROR LETTERHEAD]

            , 1996
DUAL DRILLING COMPANY
5956 Sherry Lane, Suite 1500
Dallas, Texas 75225

    We have acted as counsel to ENSCO International Incorporated, a Delaware corporation ("Acquiror"), and Dual Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), in connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement"), dated as of March 21, 1996, among DUAL DRILLING COMPANY, a Delaware corporation (the "Target"), Acquiror and Acquiror Sub, providing for the merger of Acquiror Sub with and into the Target (the "Merger"). This opinion letter is being furnished to you pursuant to Section 7.03 of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

    We have examined and are familiar with originals or copies, certified or otherwise authenticated to our satisfaction, of such documents and records of Acquiror and Acquiror Sub, and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including, without limitation, (i) the Agreement, (ii) the Certificate of Merger
dated as of              ,  1996 between the Target and Acquiror Sub, (iii)  the
Certificate of Incorporation and Bylaws of Acquiror, and (iv) the Certificate of Incorporation and Bylaws of Acquiror Sub.

    As to certain facts material to our opinions herein, we have assumed the accuracy of the representations of Acquiror and Acquiror Sub in the Agreement and of one or more officers of Acquiror or Acquiror Sub. In addition, we have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and complete copies of the originals thereof, that all information submitted to us was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. We have also assumed the due authorization, execution and delivery by the Target of the Agreement and the Certificate of Merger and that the Agreement and the Certificate of Merger constitute legal, valid and binding obligations of the Target enforceable against the Target in accordance with their terms.

    We have also considered applicable provisions of the Code and Department of Treasury regulations promulgated under the Code (whether proposed, temporary or final) now in effect (collectively, "Treasury Regulations"), pertinent judicial authorities regarding applicable provisions of the Code and Treasury Regulations, interpretive rulings of the IRS and such other federal tax-related authorities as we have considered relevant.

    Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

        1. Each of Acquiror and Acquiror Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties as now owned, leased and operated and to carry on its business as is now being conducted.

        2. Each of Acquiror and Acquiror Sub has all necessary corporate power and authority to execute and deliver the Agreement and, with respect to the Merger, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of the Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize the Agreement or to consummate the Transactions (other than the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law).

        3. The Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of the Agreement by the Target, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub enforceable against each of Acquiror and Acquiror Sub in accordance with its terms, except as may be (i) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting enforcement of creditors' rights generally, and (ii) subject to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.

        4. The execution and delivery of the Agreement by Acquiror and Acquiror Sub do not, and the performance of the Agreement by Acquiror and Acquiror Sub will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Acquiror or any Acquiror Subsidiary, (ii) conflict with or violate any Law applicable to Acquiror or any Acquiror Subsidiary or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or any Acquiror Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any Acquiror Subsidiary or any property or asset of any of them is bound or affected and which is identified in the Officer's Certificate attached hereto as Exhibit A (the "Officer's Certificate").

        5. The execution and delivery of the Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except pursuant to the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law.

        6. Upon the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware, the Merger will become effective in accordance with the Agreement and the Delaware Law, and each issued and outstanding share of Company Common Stock (other than any Cancelable Shares) will be converted into the consideration provided in Section 2.01 of the Agreement.

        7. To our knowledge, except as set forth in the Acquiror Disclosure Schedule (as may have been updated), no actions, suits or proceedings are pending or threatened against Acquiror or

    Acquiror Sub seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

        8. The authorized capital stock of Acquiror and Acquiror Sub is as set forth in Section 4.03 of the Agreement.

        9. The shares of Acquiror Common Stock to be issued in the Merger have been duly authorized and, when issued and delivered pursuant to the terms of the Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights.

    We have participated in conferences with officers and other representatives of Acquiror, Acquiror Sub and the Target, and representatives of the independent auditors for the Target and Acquiror, at which the contents of the Registration
Statement  on Form S-4  (File No. 333-       ) declared effective  by the SEC on
            , 1996 (the "Registration Statement"), the Proxy
Statement/Prospectus dated                 , 1996  included in the  Registration
Statement (the "Proxy Statement") and related matters were discussed. We are not passing upon, do not assume any responsibility for and have not, and shall not be deemed to have, independently verified the accuracy, completeness, or fairness of the statements contained in the Registration Statement and the Proxy Statement; however, on the basis of our participation in the preparation of the Proxy Statement and the Registration Statement and our participation in discussions relating to the contents thereof, no facts have come to our attention which lead us to believe that the information with respect to Acquiror and Acquiror Sub contained in the Registration Statement or the Proxy Statement (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein, as to which we express no opinion), on the date such Registration Statement became effective under the Securities Act, on the date such Proxy Statement was first mailed to stockholders of the Target, on the date of the Target Stockholders' Meeting convened to consider the Merger, or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    The preceding opinions and "negative assurance" statements are subject to the following qualifications and limitations:

        A. In connection with statements herein qualified by "to our knowledge" or as to matters that have "come to our attention," our examination has been limited to discussions with the officers and other representatives of Acquiror and Acquiror Sub by, and those statements refer only to what is in the actual current consciousness of, attorneys in the Dallas, Chicago and Washington D.C. offices of this Firm who have been involved in the representation of Acquiror and Acquiror Sub in connection with the transactions described in the Agreement, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Acquiror or Acquiror Sub to us or to you.

        B. This opinion letter is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of Texas.

        C. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

        D. With respect to the opinion expressed in Paragraph 7, we have not conducted any search of any indexes, dockets or other records of any court or other Governmental Entity.

        E. The opinions and statements expressed herein are rendered as of the time immediately preceding the Effective Time, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or law which might affect any of those opinions or statements.

        F. This opinion letter is solely for your benefit in connection with the transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.

                                          Very truly yours,

                                   APPENDIX B
                                FAIRNESS OPINION

March 21, 1996
Board of Directors
DUAL DRILLING COMPANY
5956 Sherry Lane, Suite 1500
Dallas, Texas 75225
Members of the Board:

    You have requested the opinion of Simmons & Company International ("Simmons") as investment bankers as to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.01 per share (the "Company Common Stock"), of DUAL DRILLING COMPANY (the "Company") of the consideration to be received by such stockholders in the proposed merger of the Company with DDC Acquisition Company (the "Sub"), a wholly owned subsidiary of ENSCO International Incorporated ("ENSCO"), pursuant to the Agreement and Plan of Merger (the "Agreement") to be executed by ENSCO, the Sub, and the Company (the "Proposed Merger").

    As more specifically set forth in the Agreement, in the Proposed Merger each issued and outstanding share of the Company Common Stock will be converted into
0.625 of a share of common stock, par value $0.10 per share, of ENSCO (the "ENSCO Common Stock").

    Simmons, as a specialized energy-related investment banking firm, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, the management and underwriting of sales of equity and debt to the public, and private placements of equity and debt. Simmons has previously rendered investment banking services to the Company and ENSCO in connection with a number of transactions for which Simmons received customary compensation and may provide investment banking services to ENSCO in the future. In addition, in the ordinary course of business, Simmons may actively trade the securities of the Company and ENSCO for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    In connection with rendering its opinion, Simmons has reviewed and analyzed, among other things, the following: (i) the Letter of Intent between ENSCO and the Company dated January 25, 1996; (ii) a draft of the Agreement; (iii) the financial statements and other information concerning the Company, including the Annual Reports on Form 10-K of the Company for the three years ended December 31, 1995, the Company's prospectus dated August 5, 1993 relating to the sale of
6.25 million shares of Company Common Stock, the Company's prospectus dated January 20, 1994 relating to the sale of $100 million principal amount of its senior subordinated notes, and the Current Reports on Form 8-K of the Company dated January 25, 1996, August 5, 1995 and June 5, 1995; (iv) certain other internal information, primarily financial in nature, concerning the business and operations of the Company furnished by the Company for purposes of Simmons' analysis; (v) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (vi) certain publicly available information concerning ENSCO, including the Annual Reports on Form 10-K of ENSCO for the three years ended December 31, 1995, and the Current Reports on Form 8-K dated January 25, 1996, September 11, 1995, May 23, 1995 and March 23, 1995; (vii) certain other internal information, primarily financial in nature, concerning the business and operations of ENSCO furnished by ENSCO for purposes of Simmons' analysis; (viii) certain publicly available information concerning the trading of, and the trading market for, ENSCO Common Stock; (ix) certain publicly available information with respect to certain other companies that Simmons believes to be comparable to the Company or ENSCO and the trading markets for certain of such other companies' securities; (x) certain publicly available information concerning the estimates of the future operating and financial performance of the Company, ENSCO and the comparable companies prepared by industry analysts unaffiliated with either the Company or ENSCO; and
(xi) certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry. Simmons has also met with certain officers and employees of the

Company and ENSCO to discuss the foregoing, as well as other matters believed relevant to the inquiry. In addition, Simmons has made such other analyses and examinations as it considered appropriate in expressing its opinion contained herein.

    In arriving at its opinion, Simmons has assumed and relied upon the accuracy and completeness of all of the financial and other information provided by the Company and ENSCO, or publicly available, including, without limitation, information with respect to asset conditions, tax positions, liability reserves and insurance coverages, and has not attempted independently to verify any of such information. Simmons has not conducted a physical inspection of any of the assets, properties or facilities of the Company or ENSCO, nor has Simmons made or obtained any independent evaluations or appraisal of any of such assets, properties or facilities. In addition, Simmons has discussed the prospects of the Company with certain representatives of the Company and has been provided with certain financial projections of the Company. Simmons has also discussed the prospects of ENSCO with certain representatives of ENSCO.

    In conducting its analysis and arriving at its opinion as expressed herein, Simmons has considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and ENSCO; (ii) the business prospects of the Company and ENSCO; (iii) the historical and current market for the Company Common Stock, for ENSCO Common Stock and for the equity securities of certain other companies believed to be comparable to the Company or ENSCO; (iv) the respective contributions in terms of various financial measures of the Company and ENSCO to the combined company, and the relative pro forma ownership of ENSCO after the Proposed Merger by the current holders of the Company Common Stock and ENSCO Common Stock; and (v) the nature and terms of certain other acquisition transactions that Simmons believes to be relevant. Simmons has also taken into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities' valuation generally. Simmons' opinion necessarily is based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof. The opinion rendered by Simmons does not constitute an opinion as to the future value of ENSCO Common Stock upon consummation of the Proposed Merger or the price at which ENSCO Common Stock will trade at any time.

    Simmons is acting as financial advisor to the Company in this transaction and will receive a fee for its services that is contingent upon the consummation of the Proposed Merger.

    It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without Simmons' prior written consent.

    Based upon and subject to the foregoing, Simmons is of the opinion, as investment bankers, that the consideration to be received by the holders of the Company Common Stock in the Proposed Merger is fair to such holders from a financial point of view.

                                                        Sincerely,
                                             SIMMONS & COMPANY INTERNATIONAL
                                                     /s/ BEN A. GUILL
                                          --------------------------------------
                                                       Ben A. Guill
                                                    MANAGING DIRECTOR

                                   APPENDIX C
                       DUAL SPECIAL PERFORMANCE UNIT PLAN

                       DUAL SPECIAL PERFORMANCE UNIT PLAN

    1. PURPOSE. Dual Drilling Company, a Delaware corporation (the "Company"), hereby establishes this DUAL Special Performance Unit Plan (the "Plan") in order to retain and reward key executives of the Company by granting them special cash bonuses in the event of the sale of the Company during the term of the Plan. The Plan is intended to provide the Participants with the incentive to increase the value of the business of the Company by allowing them to participate in a cash bonus pool that is commensurate with the sale price of the Company.

    2. ADMINISTRATION. The Plan shall be administered by a committee which shall be (i) appointed by the Board of Directors of the Company (the "Board"),
(ii) constituted so as to permit the Plan to comply with Rule 16(b)-3 of the Securities Exchange Act of 1934 and (iii) constituted such that all members of such committee are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986 and all rules and regulations promulgated thereunder (the "Code"). Such committee shall be referred to herein as the "Committee." The Committee shall administer the Plan in accordance with its terms and shall settle all disputes arising thereunder. In addition, the Committee shall have all authority and duties prescribed for a "compensation committee" under Section 162(m) of the Code. The Compensation Committee of the Board is hereby appointed as the Committee for purposes of the Plan, to serve until such time as the Board appoints another committee.

    3. PARTICIPATION. The participants int he Plan (the "Participants") shall consist of the following individual officers: L.H. Robertson, President and C.E.O.; W. Allen Parks, Executive Vice President and C.F.O.; Dudley M. Haralson, Senior Vice President; Robert C. McCoy, Senior Vice President; Lewis W. Kreps, Senior Vice President; William R. Dudark, Vice President; and Robert F. Chrone, Controller and Corporate Secretary.

    4. PAYMENT OF PERFORMANCE BONUSES. If a Sale Transaction (as defined below) occurs on or prior to the end of the term of the Plan and if a Participate is employed by the Company on such date, then the Participant shall be paid his respective Applicable Percentage of the Performance Bonus Pool. Such amount shall be paid within thirty (30) days after the effective date of the Sale Transaction and shall be payable in a single cash lump sum amount to each Participant.

    5.  DEFINITIONS.   For purposes of  the Plan, the  following terms have  the
indicated meanings when used herein:

        "Applicable   Percentage"  shall  mean,  as  to  each  Participant,  the percentage shown for such Participant on Schedule A attached hereto and made a part hereof for all purposes.

        "Performance Bonus Pool" shall mean a cash amount based on the Equivalent Share Price, determined as follows:

IF THE EQUIVALENT SHARE PRICE IS:     THEN THE PERFORMANCE BONUS POOL AMOUNT IS:
At least $12.00 but less than       The product of (i) the excess of the
$13.00                               Equivalent Share Price over $10.00 multiplied
                                     by (ii) 100,000.
At least $13.00 but less than       The product of (i) the excess of the
$14.00                               Equivalent Share Price over $10.00 multiplied
                                     by (ii) 200,000.
At least $14.00 but less than       The product of (i) the excess of the
$15.00                               Equivalent Share Price over $10.00 multiplied
                                     by (ii) 300,000.
$15.00 and above                    The   product  of   (i)  the   excess  of  the
                                     Equivalent Share Price over $10.00 multiplied
                                     by (ii) 400,000.

        Each equivalent share price in the above table shall be adjusted and increased or decreased, as the case may be, in an amount that is commensurate with any increases or decreases in the Equivalent Share Number, as provided herein.

        "Equivalent Share Price" shall mean a dollar amount which is the quotient of (A) divided by (B) where "(A)" is the quotient of (i) the value of the consideration (as reasonably determined by the Committee) paid or given for the stock or assets of the Company sold or transferred pursuant to the Sale Transaction divided by (ii) the decimal representing the percentage of the Common Stock or assets of the Company that is sold or transferred pursuant to the Sale Transaction, and "(B)" is the Equivalent Share Number.

        "Equivalent Share Number" shall mean the number of outstanding shares of common stock of the Company on the Effective Date of the Plan increased or decreased in the discretion of the Committee as necessary to reflect any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Effective Date of the Plan.

        "Sale Transaction" shall mean any one of the following events: (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock of the Company is converted into or exchanged for a class of securities of any other issuer (except a direct or indirect subsidiary of the Company), cash or other property; and (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect subsidiary of the Company).

    6. APPROVAL OF COMMITTEE. By executing this Plan below, the Committee thereby approves, ratifies and establishes the Performance Goals and the compensation payable with respect to such goals that are set forth in the Plan for purposes of Code Section 162(m).

    7. NO PROMISE OF EMPLOYMENT. Nothing in this Plan or any other writing executed pursuant to or in connection with the Plan shall be construed to promise or guarantee future employment of any person.

    8. WITHHOLDING. The foregoing provisions of the Plan notwithstanding, the Company shall withhold from any amounts payable under the Plan all amounts that are required to be withheld under federal, state and local law, and all amounts payable hereunder shall be paid net of such withheld amounts, if any.

    9. NO TAX GUARANTY. Nothing in this Plan or in any writing executed pursuant to or in connection with the Plan shall be construed to promise or guarantee any particular federal or state income or excise tax treatment of any amounts payable hereunder.

    10. APPLICABLE LAW. This Plan shall be governed by the law of the State of Texas, exclusive of the conflict of law provisions thereof. Venue for any court action arising out of this Plan or the interpretation of this Plan shall lie exclusively in the courts of the State of Texas.

    11. BINDING EFFECT. This agreement shall be binding upon the parties hereto, and the assigns of, and the successors to, the interest of any party hereto in and to the Company or the business or assets of Company. It is specifically provided that this Plan shall apply to and be binding upon the transferee of any interest in the Company and any interest in the business or assets of the Company.

    12. EFFECTIVE DATE. The effective date of the Plan shall be August 21, 1995 (the "Effective Plan"), subject to shareholder approval. The Plan or, alternatively, its material terms, as per the regulations promulgated under
Section 162(m) of the Code, shall be submitted to the shareholders of the Company for their approval and adoption. The Plan shall not be effective and no amount shall be payable hereunder, unless and until the Plan has been so approved and adopted at a meeting of the Company's shareholders.

    13. TERM. Unless extended in a manner as may be required by all applicable law, the Plan shall terminate on August 20, 1997, and only those bonuses or other compensation shall be payable pursuant to the Plan with respect to a Sale Transaction that is effective, or as to which a definitive binding agreement is in effect, on or before such date.

    14. AMENDMENT. The Plan may be amended by the Board of Directors subject to any shareholder approval as may be required by Code Section 162(m) or other applicable law.

    IN WITNESS WHEREOF, the Company and the Committee have indicated their approval of the Plan as of the Effective Date by signing in the spaces provided below.

COMPANY:                                     DUAL DRILLING COMPANY,
                                             a Delaware corporation

                                             By:        /s/ L.H. Dick Robertson
                                                        ------------------------------------------

                                             Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

COMMITTEE:                                   COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
                                             DUAL DRILLING COMPANY

                                             By:        /s/ Frank Junger
                                                        ------------------------------------------

                                             Title: CHAIRMAN OF THE COMPENSATION COMMITTEE
                                             ---------------------------------------------

                                   SCHEDULE A
                                     TO THE
                       DUAL SPECIAL PERFORMANCE UNIT PLAN

L. H. Robertson.....................................  27.0%
W. A. Parks.........................................  15.6%
D. M. Haralson......................................  15.6%
R. C. McCoy.........................................  13.2%
L. W. Kreps.........................................  12.0%
W. R. Dudark........................................  12.0%
R. F. Chrone........................................  4.5%

                                   APPENDIX D
                        PRINCIPAL STOCKHOLDER AGREEMENT

                                   AGREEMENT

    This Agreement, dated as of March 21, 1996, is between ENSCO International Incorporated, a Delaware corporation ("ENSCO"), and Dual Invest AS, a Norwegian corporation (the "Stockholder").

    WHEREAS, concurrently herewith, ENSCO, ENSCO Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of ENSCO ("Acquiror Sub"), and DUAL DRILLING COMPANY, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

    WHEREAS, the Stockholder is the record and beneficial owner of 9,382,354 shares of Target Common Stock (the "Block Shares");

    WHEREAS, approval of the Merger Agreement and the Merger by the Company's stockholders is a condition to the consummation of the Merger; and

    WHEREAS, as a condition to its entering into the Merger Agreement, ENSCO has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

    Section  1.   VOTING AGREEMENT AND  GRANT OF PROXY.   From the  date of this
Agreement until July 31, 1996:

    (a) The Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and any action by consent of the stockholders of the Company, the Stockholder shall vote the Block Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, which are held of record or beneficially by the Stockholder, (i) in favor of the Merger and the Merger Agreement, (ii) in favor of adoption and approval of the Dual Special Performance Unit Plan, effective August 21, 1995, as amended as contemplated by the Merger Agreement, and (iii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than ENSCO or Acquiror Sub) or any other action or agreement that ENSCO notifies the Stockholder in writing before any vote would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled.

    (b) Except as provided in this Section 1 and except for transfers to the Stockholder from an affiliate, the Stockholder hereby agrees that it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any pledge, lien, security interest, mortgage, charge, claim, option, proxy, voting restriction, right of first refusal, limitation on disposition, or encumbrance of any kind on or with respect to the Block Shares or other voting securities of the Company, whether issued heretofore or hereafter, which are held of record or beneficially by the Stockholder.

    (c) The Stockholder, by this Agreement, with respect to the Block Shares and any other voting securities of the Company, whether issued heretofore or hereafter, which are held of record by the Stockholder, does hereby constitute and appoint ENSCO and Acquiror Sub, or any nominee of ENSCO and Acquiror Sub, with full power of substitution, from the date hereof to the earlier to occur of July 31, 1996 or the Effective Time, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any actions related to the Merger Agreement and to vote each of the Block Shares and any other voting securities of the Company, whether issued heretofore or hereafter, which are held of record by the Stockholder, at every annual, special or adjourned meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require:

        (i) in favor of the Merger and the Merger Agreement;

        (ii) in favor of adoption and approval of the Dual Special Performance Unit Plan, effective August 21, 1995, as amended as contemplated by the Merger Agreement; and

       (iii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than ENSCO or Acquiror Sub) or any other action or agreement that ENSCO notifies the Stockholder in writing before any vote would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or could result in any of the conditions to the Merger Agreement not being fulfilled.

THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. The Stockholder hereby revokes all proxies heretofore made by it that are inconsistent with this Section 1.

    (d) The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in ENSCO and Acquiror Sub the power to carry out and give effect to the provisions of this Agreement.

    (e) The Company will cause each certificate of the Stockholder evidencing the Block Shares outstanding during the period that this Section 1 is in effect to bear a legend in the following form:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF AN AGREEMENT DATED MARCH 21, 1996, AS IT MAY BE AMENDED, AMONG DUAL DRILLING COMPANY, ENSCO INTERNATIONAL INCORPORATED AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

Upon the expiration of the period during which this Section 1 is in effect or in the event that the Block Shares otherwise cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the Stockholder, issue to the Stockholder a new certificate evidencing such shares without the legend required by this Section 1(e).

    (f) The Stockholder agrees that until July 31, 1996 it will not vote any of the Block Shares at any annual, special or adjourned meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require, (i) to approve of the adoption and approval of the Dual Special Performance Unit Plan, effective August 21, 1995 in any manner except as contemplated by the Merger Agreement, or (ii) in any manner that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement.

    Section  2.    SECURITIES ACT  COVENANTS  AND REPRESENTATIONS.    Subject to
ENSCO's obligations under Section 3.1, the Stockholder hereby agrees and represents to ENSCO as follows:

    (a) The Stockholder has been advised that the offer, sale and delivery of the Acquiror Common Stock to the Stockholder pursuant to the Merger may not be registered under the Securities Act, despite ENSCO's obligations to use commercially reasonable efforts to effect such registration. The Stockholder has been advised that if the offer, sale and delivery of the Acquiror Common Stock to the Stockholder pursuant to the Merger has not been registered under the Securities Act, then such shares (the "Merger Shares") may not be offered, sold, pledged, hypothecated or otherwise transferred unless subsequently registered under the Securities Act or an exemption from such registration is available. The Stockholder has also been advised that even if the sale and delivery to the stockholder of the Merger Shares is registered under the Securities Act, to the extent the Stockholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by the Stockholder of the Merger Shares will, under current law, require either (i) the further registration under the Securities Act of the Merger Shares, which ENSCO is obligated under Section 3.1 to use commercially reasonable efforts to effect, (ii) compliance with Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.

    (b) The Stockholder has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of the Merger Shares, to the extent the Stockholder believed necessary, with its counsel or counsel for the Company.

    (c) The Stockholder also understands that stop transfer instructions will be given to ENSCO's transfer agents with respect to the Merger Shares and that a legend will be placed on the certificates for the Merger Shares issued to the Stockholder, to the extent the Stockholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company.

    Section 3.  REGISTRATION OF MERGER SHARES.

    (a) ENSCO shall use all commercially reasonable efforts on or before the Effective Time to effect the registration under the Securities Act, on an appropriate form, of the transfer of the Merger Shares to the Stockholder and the Stockholder's subsequent transfer of such Merger Shares to the security holders of the Stockholder in the manner contemplated on Exhibit A and the resale of the Merger Shares by the Stockholder or by B. Skaugen Shipping AS and its affiliates (collectively, "Skaugen")(all persons who receive Merger Shares and whose resales are covered by this Section 3(a) shall be referred to herein as the "Selling Stockholders") unless ENSCO shall have provided to Skaugen a no-action letter, or opinion of counsel reasonably acceptable to Skaugen, concluding that Skaugen will not be restricted in any way in its ability absent such registration to resell Merger Shares received by Skaugen from the Stockholder. ENSCO shall be required to file only one such registration statement and shall keep such registration continuously effective until such time as the Merger Shares have been disposed of by the Selling Stockholders but in no event for a period of longer than twelve months after the date of the Effective Time. For purposes of this Section 3, "Registration Statement" means the registration statement covering the Merger Shares filed pursuant hereto, including, to the extent applicable, the prospectus (the "Prospectus") included in any such registration statement, all amendments and supplements to any such registration statement (including post-effective amendments), all exhibits to any such registration statement and all material incorporated by reference in any such registration statement.

    (b) In connection with ENSCO's registration obligations pursuant to Section 3(a) and, except as provided in Section 3(b)(i), ENSCO shall keep continuously effective the Registration Statement for the period of time provided in Section 3(a), to permit the sale of the Merger Shares pursuant to the Registration Statement in accordance with the intended method or methods of distribution thereof specified by the Stockholder in Section 3(a) above and in Exhibit A, and shall:

        (i) notify the Selling Stockholders, promptly (A) when a new Registration Statement, Prospectus or supplement thereto or post-effective amendment has been filed, and, with respect to a new Registration Statement or post-effective amendment when it has become effective, (B) of any request by the Commission for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission of any comments with respect to any filing and of any stop order suspending the effectiveness of any Registration

    Statement or the initiation of any proceedings for that purpose, (D) of the receipt by ENSCO of any notification with respect to the suspension of the qualification of the Merger Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, and (F) of ENSCO's determination that a post-effective amendment to a Registration Statement would be appropriate;

        (ii) furnish to the Selling Stockholders, without charge, as many conformed copies of the Registration Statement and any amendments thereto as may reasonably be requested by the Selling Stockholders;

       (iii) deliver to the Selling Stockholders, without charge, as many copies of the Prospectus covering the Merger Shares and any amendments or supplements thereto as the Stockholder or the Selling Stockholders may reasonably request;

       (iv) register, qualify, or obtain an exemption therefrom, in connection with the registration or qualification or exemption therefrom of the Merger Shares for offer and sale under the securities or blue sky laws of New York and, as the Stockholder reasonably requests, any other jurisdictions within the United States and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Merger Shares covered by the Registration Statement; PROVIDED, HOWEVER, that ENSCO shall not be required to qualify as a dealer in securities or as a foreign corporation, or otherwise subject itself to taxation in connection with such activities, or to execute a general consent to service of process in any jurisdiction;

        (v) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered, and make generally available to its securities holders earning statements satisfying the provisions of
    Section 11(a) of the Securities Act no later than 90 days after the end of any 12-month period (or 120 days if such period is a fiscal year) beginning with the first month of the first fiscal quarter commencing after the effective date of such Registration Statement, which earning statements shall cover such 12-month periods;

       (vi) in no event later than ten business days before filing any Registration Statement or Prospectus, or any amendment or supplement (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to any thereof (or, in the case of any Prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down," three Business Days before the filing thereof), furnish to the Stockholder copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review of the Stockholder;

       (vii)  promptly  after  the  filing  of  any  document  that  is  to   be
    incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Stockholder; and

      (viii)  use  all  commercially  reasonable  efforts  to  take  all  action
    necessary   or  advisable  to   effect  such  registration   in  the  manner
    contemplated by this Agreement.

    (c) The Stockholder and each Selling Stockholder shall furnish to ENSCO such information regarding the Stockholder and each Selling Stockholder and the plan of distribution of the Merger Shares as ENSCO may from time to time reasonably request.

    (d) The Stockholder and each Selling Stockholder agrees that upon receipt of any notice from ENSCO of the happening of any event of the kind described in Sections 3(b)(i)(B), 3(b)(i)(C), 3(b)(i)(D), 3(b)(i)(E) or 3(b)(i)(F), it shall forthwith discontinue disposition of the Merger Shares pursuant to the Prospectus until (A) it is advised in writing by ENSCO that a new Registration Statement covering the offer of the Merger Shares has become effective under the Securities Act or

(B) it receives copies of a supplemented or amended Prospectus, or (C) until it is advised in writing by ENSCO that the use of the Prospectus may be resumed. ENSCO shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of a new Registration Statement or an amendment to the then current Registration Statement and/or the filing of an amended Prospectus, to limit the duration of any discontinuance with respect to the disposition of the Merger Shares pursuant to this Section 3(d).

    (e) The Stockholder and each Selling Stockholder shall cooperate with ENSCO in all reasonable respects in connection with the preparation and filing of the Registration Statement; provided, however, that the Stockholder and each Selling Stockholder shall not be required to incur any material out-of-pocket cost or expense when providing such cooperation.

    (f) The Stockholder and any Selling Stockholder agrees at any time beginning not earlier than six (6) months after the Effective Time not to effect any public sale or distribution of any of ENSCO's securities during the period beginning 10 days prior to and ending 90 days after, the closing of an underwritten offering of securities by ENSCO if the managing underwriter in such offering determines the sale of the Merger Shares would have an adverse effect on an orderly public distribution of securities in the underwritten offering or would have an adverse effect on the price of the securities offered in the underwritten offering; provided that if the Stockholder or any Selling Stockholder is prevented from selling or distributing ENSCO's securities during any period pursuant to this Section 3(f), then the registration provided for in
Section 3(a) shall be kept continuously effective for at least 90 days after the end of any such period notwithstanding the limitation provided in Section 3(a) that such registration shall in no event be required to be kept effective for a period of longer than 12 months after the date of the Effective Time;

    (g) All expenses incident to ENSCO's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses for compliance with securities or blue sky laws (including fees and disbursements of ENSCO's counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Merger Shares), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, fees and expenses of any special experts retained by ENSCO in connection with any registration hereunder, and fees and expenses of other persons retained by ENSCO, but excluding fees and disbursements of counsel retained by the Stockholder, any fees and expenses of any underwriters and transfer taxes, if any, relating to the Merger Shares, shall be borne by ENSCO.

    (h) ENSCO shall indemnify and hold harmless, to the full extent permitted by law, the Stockholder, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Stockholder, and each other Selling Stockholder against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to ENSCO by a Selling Stockholder expressly for use therein.

    (i) The Stockholder and each Selling Stockholder each with respect only to written information furnished by it to ENSCO expressly for use in any Registration Statement, any Prospectus, or any amendment or supplement thereto shall indemnify and hold harmless, to the full extent permitted by law, ENSCO, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) ENSCO, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in such Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with such written information.

    (j) Each party entitled to indemnification under this Section 3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

    (k) If for any reason the indemnification provided for in this Section 3 from an Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold it harmless as contemplated by this Section 3, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of an Indemnifying Party and Indemnified Party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, an Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3(j), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(k) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    Section 4. TAX REPRESENTATION. The Stockholder represents and warrants to ENSCO that, except as set forth on Exhibit A hereto, it has no present plan or intention to sell, exchange, transfer by gift, or otherwise dispose of the Merger Shares.

    Section 5.    HART-SCOTT-RODINO ANTITRUST  IMPROVEMENTS  ACT OF  1976.    In
connection with the Merger, to the extent required by applicable law, the Stockholder agrees promptly and timely to file, or cause to be filed, all notifications, including responses to requests for information, required to be filed by it by the HSR Act. The Stockholder agrees to cooperate with ENSCO, Acquiror Sub and the Company to the extent necessary to permit them to prepare their separate filings and to supply any additional information that may be submitted to the Federal Trade Commission or the Department of Justice relating to the transactions contemplated by the Merger Agreement under the antitrust laws.

    Section 6. DISCLOSURE. The Stockholder will consult with ENSCO and allow ENSCO a reasonable time to consider and comment on any press release or public disclosure by the Stockholder of matters related to this Agreement, the Merger Agreement or the Merger, except to the extent required by applicable law and based on the advice of counsel. ENSCO agrees to provide the Stockholder a copy of any press release or public disclosure of any matters relating to this Agreement, the Merger Agreement or the Merger. ENSCO will consult with the Stockholder and allow it a reasonable time to consider and comment on any press release or public disclosure by ENSCO of matters related to this Agreement, the Merger Agreement or the Merger, except to the extent required by applicable law and based on the advice of counsel.

    Section 7. NO SOLICITATION. The Stockholder agrees that until July 31, 1996, it will not negotiate with any person other than ENSCO with respect to the acquisition of the Company or the Target Common Stock owned by the Stockholder and it will not, and will not permit any of its officers, directors, employees, agents or representatives (including without limitation, investment bankers, attorneys and accountants) to (a) initiate contact with, (b) make, solicit or encourage any inquiries or proposals, (c) enter into or participate in any discussions or negotiations with, (d) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of the Company or Stockholder's interest in the Company under the control of Stockholder to or (e) afford any access to the Company's properties, books and records in its possession or under its control to any person in connection with any possible proposal relating to (i) the disposition of the Company's or the Stockholder's businesses or substantially all of their respective assets, (ii) the acquisition of equity or debt securities of the Company or the Stockholder, including equity or debt securities in the Company owned by the Stockholder, or
(iii) the merger, share exchange or business combination, or similar acquisition transaction of or involving the Company or the Stockholder with any person other than ENSCO. Until July 31, 1996, the Stockholder will immediately notify ENSCO orally, and subsequently confirm in writing, all the relevant details relating to all inquiries and proposals which it may receive relating to any such matters. Until July 31, 1996, the Stockholder will not, and will not permit any of its representatives, at any time, to enter into or participate in any discussions or negotiations regarding, or accept, any proposal for such a transaction received by them from a third party or that a third party expresses a desire to communicate to it.

    Section 8. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement. If requested by ENSCO, the Stockholder and each Selling Stockholder agrees to execute a letter to ENSCO representing that the Stockholder and/or Selling Stockholder executing such letter has complied with its obligations hereunder as of the date of such letter.

    Section 9. REPRESENTATIONS AND WARRANTIES OF ENSCO. ENSCO represents and warrants to the Stockholder as follows: Each of this Agreement and the Merger Agreement has been approved by the

Board of Directors of ENSCO, and the Merger Agreement has been approved by the Board of Directors of Acquiror Sub and by ENSCO as the sole stockholder of Acquiror Sub, in each case representing all necessary corporate action on the part of ENSCO and Acquiror Sub (no action by the stockholders of ENSCO being required). Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of ENSCO and, in the case of the Merger Agreement, Acquiror Sub. Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of ENSCO and, in the case of the Merger Agreement, Acquiror Sub, enforceable against ENSCO and, in the case of the Merger Agreement, Acquiror Sub in accordance with its terms.

    Section 10. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to ENSCO as follows: This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. The Block Shares are the only voting securities of the Company owned (beneficially or of record) by the Stockholder, and, except as provided in this Agreement, the Block Shares are not subject to any voting trust, voting agreement or similar arrangement whatsoever.

    Section 11. EFFECTIVENESS AND TERMINATION. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

    Section 12.  MISCELLANEOUS.

    (a) NOTICES, ETC. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid, in each case to the applicable addresses set forth below:

If to ENSCO:                               with a copy to:
ENSCO International Incorporated           Daniel W. Rabun, Esq.
2700 Fountain Place                        Baker & McKenzie
1445 Ross Avenue                           2001 Ross Avenue, Suite 4500
Dallas, TX 75202-2792                      Dallas, TX 75201
Attn: C. Christopher Gaut                  Telecopy: (214) 978-3099
Telecopy: (214) 855-0300

If to the Stockholder:                     with a copy to:
Dual Invest AS                             Martin B. McNamara
P. O. Box 1611                             Gibson, Dunn & Crutcher
Vika 0119                                  1717 Main Street, Suite 5400
Oslo, Norway                               Dallas, TX 75201-4605

or to such other address as such party shall have designated by notice so given to each other party.

    (b) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by ENSCO and the Stockholder.

    (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise.

    (d) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement. Notwithstanding the foregoing, in no event shall this Agreement or the execution and delivery of the Merger Agreement affect the Stockholder's obligations under Section 2 of that certain letter agreement between ENSCO and the Stockholder dated January 25, 1996.

    (e) SEVERABILITY. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

    (f) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    (g) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (h) THIRD PARTY BENEFICIARIES. Except for the Selling Stockholders and those persons for whom indemnification is provided, this Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity which is not a party hereto. The Selling Stockholders and those persons for whom indemnification is provided, however, may enforce this Agreement.

    (i)   GOVERNING  LAW.   This  Agreement  is  governed by  and  construed  in
accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

    (j)  ARBITRATION.

        (i) Any dispute arising out of or related to this Agreement shall be finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration ("LCIA"), which rules are deemed to be incorporated by reference into this clause. Unless the parties otherwise agree, the arbitration shall take place in London, England. The parties hereby agree to exclude any right of application or appeal to the courts of said jurisdiction in connection with any question of law arising in the course of reference out of the award, in particular the right of appeal under Section 1 of the Arbitration Act 1979 in relation to any award made by the arbitrators and the right to apply to the High Court under Section 2 of the Arbitration Act 1979 for the determination of any question of law arising in the course of any arbitration proceedings hereunder. Each of the parties shall appoint one arbitrator and the two so nominated shall in turn choose a third arbitrator. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of fourteen (14) days after their nomination, then the third arbitrator shall be appointed by the Court of the LCIA.

        (ii) The arbitration shall be conducted in the English language. Relevant documents in other languages shall be translated into English if the arbitrators so direct. In arriving at their award, the arbitrators shall give effect insofar as possible to the desire of the parties that the dispute or controversy be resolved in accordance with good commercial practice and principles of fairness and equity, and shall make every effort to find a solution to the dispute in the provisions of this Agreement and shall give full effect to all parts hereof. In particular, the parties acknowledge that money damages are not an adequate remedy for violations of
    Section 1 of this Agreement and ENSCO may, in its sole discretion, apply to the arbitral tribunal for specific performance in order to enforce Section 1 of this Agreement and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

       (iii) To the extent a solution cannot be found in the provisions of this Agreement, the arbitrators shall apply the law of Delaware.

       (iv) The parties agree that after either has filed a Request for Arbitration, they shall, upon request, make discovery and disclosure of all written materials relevant to the subject of the dispute. The arbitrators shall make the final determination as to any discovery disputes between the parties. Examination of witnesses at the hearings by the parties, their legal counsel and by the arbitrators shall be permitted. A written transcript of the hearing may be ordered by either of the parties at its own expense.

        (v) The award of a majority of the arbitrators shall be final and binding upon the parties, and shall be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pled to the arbitrators. Any award (other than specific performance) shall be granted and paid in U.S. Dollars exclusive of any deduction or offset and shall include interest from the date of breach or other violations of this Agreement until the award is fully paid, computed at the prime commercial lending rate announced from time to time by Citibank, N.A., adjusted daily. The arbitrators shall have the authority to order that all or a part of the legal or other costs, fees and expenses of a party, including fees paid to the LCIA and the arbitrators and the reasonable attorneys' fees, be paid by another party. Judgment upon the award may be entered in any court having jurisdiction. An application may be made to any such court for a judicial acceptance of the award and an order for enforcement.

       (vi) Nothing in this section shall be construed to preclude any party from seeking provisional remedies at any stage of the negotiation, conciliation or arbitration proceedings, including but not limited to temporary restraining orders or preliminary injunctions from any court of competent jurisdiction which such party in good faith deems reasonably necessary for the protection of its rights. Such preliminary relief shall not be sought as a means of avoiding conciliation or arbitration.

    (l) NAME, CAPTIONS, GENDER. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

    (m) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute an instrument. Each counterpart may consist of a number of copies each signed by less that all, but together signed by all, the parties hereto.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          ENSCO INTERNATIONAL INCORPORATED

                                          By:       /s/ C. CHRISTOPHER GAUT

                                             -----------------------------------
                                             C. Christopher Gaut, Vice President
                                                             and
                                                   Chief Financial Officer

                                          DUAL INVEST AS

                                          By:        /s/ MAGNE KRISTIANSEN
                                             -----------------------------------
                                                 Magne Kristiansen, Managing
                                                           Director

The Company by execution of this Agreement acknowledges that the execution, delivery and performance of this Agreement, as it may be amended from time to time, has been approved by its Board of Directors, and agrees to perform all of its obligations under Section 1(e) of this Agreement.

                                          DUAL DRILLING COMPANY

                                          By:         /s/ DAVID W. SKARKE

                                             -----------------------------------
                                               David W. Skarke, Chairman

B. Skaugen Shipping AS by execution of this Agreement agrees to perform all of its obligations as a Selling Stockholder under this Agreement.

                                          B. SKAUGEN SHIPPING AS

                                          By:         /s/ RICHARD ARNESEN

                                             -----------------------------------
                                                   Richard Arnesen, Managing
                                              Director

                                   EXHIBIT A

    (1) The Stockholder may dispose of the Block Shares in the following manner:

        (a) Sale of the Block Shares, from time to time, directly or through broker-dealers or underwriters who may act solely as agents or may acquire shares of Common Stock as principals, in all cases as designated by the Stockholder.

        (b) Distributions of the Block Shares to the stockholders of the Stockholder, including Skaugen.

        (2) Skaugen may dispose of the Block Shares acquired from the Stockholder, from time to time, directly or through broker-dealers or underwriters who may act solely as agents or may acquire shares of Common Stock as principals, in all cases as designated by Skaugen.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issues, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Court of Chancery or the court in which such action or suit to brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

    Article Fifteen of the ENSCO Certificate provides, in general, that the Registrant must indemnify its directors and officers under certain of the circumstances defined in Section 145, and that no director of ENSCO will be personally liable to ENSCO or its stockholders for monetary damages for any breach of such director's fiduciary duty, with certain exceptions. This Article further allows ENSCO to purchase and maintain insurance on behalf of its directors, officers, employees, or agents and to provide for such indemnification by means of a trust fund, security interest, letter of credit, surety bond, contract, and/or similar arrangement. The directors and officers of ENSCO and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by ENSCO. ENSCO has also entered into agreements with its officers and directors which essentially provide that ENSCO will indemnify the officers and directors to the extent set forth in the ENSCO Certificate and ENSCO Bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT
  NUMBER                                                DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------------
        .21 Agreement and Plan of Merger dated as of March 21, 1996 by and among ENSCO International
             Incorporated, DDC Acquisition Company and DUAL DRILLING COMPANY (attached as Appendix A to the
             Prospectus/Proxy Statement) (incorporated by reference to Exhibit 99.7 to Registrant's Form 8-K of
             March 21, 1996)
       2.2  Amendment No. 1 to Agreement and Plan of Merger, dated as of May 7, 1996, by and among ENSCO
             International Incorporated, DDC Acquisition Company and DUAL DRILLING COMPANY*
       4.1  Restated Certificate of Incorporation of ENSCO (incorporated by reference to Exhibit 3.1 to
             Registrant's Annual Report on Form 10-K for the year ended December 31, 1994)
       4.2  Certificate of Amendment to Certificate of Incorporation of ENSCO (incorporated by reference to
             Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995)

 EXHIBIT
  NUMBER                                                DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------------
       4.3  Certificate of Amendment to Restated Certificate of Incorporation of ENSCO (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K/A for the year ended December
             31, 1995)
       4.4  Certificate of Designations of Series A Junior Participating Preferred Stock of ENSCO (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K/A for the year ended
             December 31, 1995)
       4.5  Bylaws of ENSCO (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form
             10-K for the year ended December 31, 1992)
       5.1  Opinion of Baker & McKenzie, counsel to ENSCO, as to the legality of the shares of Common Stock registered hereunder*
       8.1  Tax opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to DUAL*
      10.1  Form of Termination Agreement with Executive Officers of DUAL*
      10.2  Form of Amendment to Termination Agreement with Executive Officers of DUAL*
      23.1  Consent of Price Waterhouse LLP
      23.2  Consent of Price Waterhouse LLP*
      23.3  Consent of Simmons & Company International*
      23.4  Consent of Krygier, Montilla & Asociados*
      23.5  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 8.1)
      23.6  Consent of Baker & McKenzie (included in Exhibit 5.1)
      24.1  Power of Attorney*
      99.1  Proxy Card*
      99.2  Fairness Opinion*
      99.3  Principal Stockholder Agreement (attached as Appendix C to the Prospectus/Proxy Statement)
             (incorporated by reference to Exhibit 99.8 to Registrant's Form 8-K of March 21, 1996)


- ------------------------

* Previously filed.


ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (iii) To remove from registration by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

       (iv) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (v) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (vi) That every prospectus (a) that is filed pursuant to paragraph (v) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (vii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       (vii) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

       (ix) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 10, 1996.


                                          ENSCO INTERNATIONAL INCORPORATED

                                          By:         /s/ CARL F. THORNE
                                             -----------------------------------
                                                       CARL F. THORNE
                                                    CHAIRMAN OF THE BOARD

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. In addition, each of the undersigned hereby constitutes and appoints Carl F. Thorne, Richard A. Wilson and C. Christopher Gaut, jointly and severally, his attorneys-in-fact, each with power of substitution, in his name and in the capacity indicated below, to sign any and all amendments (including post-effective amendments) and supplements to the Registration Statement and to file the same, with Appendices thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                        /s/ CARL F. THORNE
     -------------------------------------------        Chairman, President, Chief Executive       May 10, 1996
                    CARL F. THORNE                       Officer and Director

                     /s/ RICHARD A. WILSON*
     -------------------------------------------        Senior Vice President, Chief Operating     May 10, 1996
                  RICHARD A. WILSON                      Officer and Director

                   /s/ C. CHRISTOPHER GAUT*
     -------------------------------------------        Vice President, Chief Financial Officer    May 10, 1996
                 C. CHRISTOPHER GAUT

                         /s/ H.E. MALONE*
     -------------------------------------------        Vice President, Chief Accounting           May 10, 1996
                     H.E. MALONE                         Officer and Controller

                       /s/ CRAIG I. FIELDS*
     -------------------------------------------        Director                                   May 10, 1996
                   CRAIG I. FIELDS

                 /s/ ORVILLE D. GAITHER, SR.*
     -------------------------------------------        Director                                   May 10, 1996
               ORVILLE D. GAITHER, SR.

                    /s/ GERALD W. HADDOCK*
     -------------------------------------------        Director                                   May 10, 1996
                  GERALD W. HADDOCK

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                    /s/ DILLARD S. HAMMETT*
     -------------------------------------------        Director                                   May 10, 1996
                  DILLARD S. HAMMETT

                    /s/ THOMAS L. KELLY, II*
     -------------------------------------------        Director                                   May 10, 1996
                 THOMAS L. KELLY, II

                    /s/ MORTON H. MEYERSON*
     -------------------------------------------        Director                                   May 10, 1996
                  MORTON H. MEYERSON


- ------------------------

* Pursuant to Power of Attorney granted to Carl F. Thorne.

                               INDEX TO EXHIBITS


                                                                                                           SEQUENTIAL
 EXHIBITS                                            DESCRIPTION                                            PAGE NO.
- -----------  --------------------------------------------------------------------------------------------  -----------
      23.1   Consent of Price Waterhouse LLP